                     Reg. No. 33-57192    Reg No. 33-46033
                       Exhibit No.          Exhibit No.
                       -----------          -----------

                     Exhibit 4(n)(3)      Exhibit 4(b)(44)

                                                                               *

                                 Doc. No. 1.01
                                Aircraft N767UA

--------------------------------------------------------------------------------

                            PARTICIPATION AGREEMENT

                                  (1995 777 C)

                            Dated as of May 1, 1995

                                     Among

                            UNITED AIR LINES, INC.,
                                    Lessee,

                      ___________________________________,
                               Owner Participant,

                 THE MITSUBISHI TRUST AND BANKING CORPORATION,
                      acting through its New York Branch,
                           Original Loan Participant,

                      STATE STREET BANK AND TRUST COMPANY,
                        Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,

                                      and

                          FIRST SECURITY BANK OF UTAH,
                             NATIONAL ASSOCIATION,
              In its Individual Capacity and as Indenture Trustee

                          ---------------------------

                             United Air Lines, Inc.
                           1995 777 C Equipment Trust
                          One Boeing 777-222 Aircraft

                          ---------------------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               ------------------

                                                                            Page
                                                                            ----

SECTION 1.  Certain Definitions; Participations in
               Lessor's Cost of the Aircraft................................   2

SECTION 2.  Lessee's Notice of Delivery Date................................   3

SECTION 3.  Instructions to the Owner Trustee and
               Indenture Trustee............................................   6

SECTION 4.  Conditions......................................................   7
               (a)  Conditions Precedent to the
                    Participations in the Aircraft..........................   7
               (b)  Conditions Precedent to the
                    Obligations of Lessee...................................  17

SECTION 5.  Confidentiality of Appraisal, Purchase
               Agreement, Participation Agreement
               and Tax Indemnity Agreement..................................  19

SECTION 6.  Extent of Interest of Holders...................................  20

SECTION 7.  Lessee's Representations, Warranties
               and Indemnities
               (a)  In General..............................................  20
               (b)  General Tax Indemnity...................................  25
               (c)  General Indemnity.......................................  36
               (d)  Withholding.............................................  42

SECTION 8.  Representations, Warranties and Covenants.......................  42

SECTION 9.  [INTENTIONALLY OMITTED].........................................  62

SECTION 10.  Other Documents; Amendment.....................................  62

SECTION 11.  Certain Covenants of Lessee....................................  63

SECTION 12.  Owner for Income Tax Purposes..................................  64

SECTION 13.  Notices; Consent to Jurisdiction...............................  64

SECTION 14.  Change of Situs of Owner Trust.................................  65

SECTION 15.  Miscellaneous..................................................  66

SECTION 16.  Invoices and Payment of Expenses...............................  68

SECTION 17.  Optional Redemption of Loan Certificates.......................  69

SECTION 18.  Optimization...................................................  74

SECTION 19.  [Intentionally Omitted]........................................  75

SECTION 20.  Refinancing....................................................  75


                                   SCHEDULES

SCHEDULE I - Names and Addresses

SCHEDULE II - Commitments

SCHEDULE III-1 to III-6 - Legal Opinions

EXHIBIT A -  Form of Lease Agreement

EXHIBIT B -  Form of Trust Agreement

EXHIBIT C -  Form of Trust Indenture and Security Agreement

                            PARTICIPATION AGREEMENT
                                  (1995 777 C)



          THIS PARTICIPATION AGREEMENT (1995 777 C) dated as of May 1, 1995 (this "Agreement"), among (i) UNITED AIR LINES, INC., a Delaware corporation (the "Lessee"), (ii) __________________________, a Delaware corporation (the
"Owner Participant"), (iii) THE MITSUBISHI TRUST AND BANKING CORPORATION (the "Original Loan Participant"), acting through its New York Branch, (iv) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), and (v) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee").

                                  WITNESSETH:

          WHEREAS, pursuant to the Purchase Agreement between Lessee and the Manufacturer, the Manufacturer has agreed to sell to Lessee, among other things, certain Boeing 777-222 aircraft, one of which has been recently purchased from the Manufacturer by Lessee and is the subject of this Agreement;

          WHEREAS, concurrently with the execution and delivery of this Agreement, Lessee and the Owner Trustee are entering into the Owner Trustee's Purchase Agreement (1995 777 C) dated May 31, 1995, whereby Lessee agrees to sell the Aircraft to the Owner Trustee and assigns to the Owner Trustee certain rights and interests of Lessee under the Purchase Agreement with respect thereto;

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Manufacturer has executed the Consent and Agreement (1995 777 C) dated as of May 1, 1995, substantially in the form attached to the Owner Trustee's Purchase Agreement, with respect to the Owner Trustee's Purchase Agreement;

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into the Trust Agreement (1995 777
C) dated as of May 1, 1995, pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 thereof (the "Trust Estate") for the use and benefit of the Owner Participant;

          WHEREAS, the Indenture Trustee and the Owner Trustee concurrently with the execution and delivery of this Agreement are entering into the Trust Indenture and Security Agreement

                                          [Participation Agreement (1995 777 C)]

(1995 777 C) dated as of May 1, 1995 (the "Trust Indenture") pursuant to which the Owner Trustee agrees, among other things, to issue to the Original Loan Participant one or more Loan Certificates as evidence of the Owner Trustee's indebtedness to the Certificate Holders, which Loan Certificates are to be secured by the mortgage and security interest in the Aircraft created pursuant to the Trust Indenture by the Owner Trustee in favor of the Indenture Trustee, and the Owner Trustee shall execute and deliver the Trust Supplement covering the Aircraft, supplementing the Trust Indenture;

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and Lessee are entering into the Lease Agreement (1995 777 C) dated as of May 1, 1995, whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date;

          WHEREAS, the aforementioned acquisition of the Aircraft by Lessee from the Manufacturer and the aforementioned sale and leaseback transaction are integrally related and constitute a series of events designed to provide financing for such Aircraft and a means of providing the Aircraft to Lessee for use in its business; and

          WHEREAS, certain terms are used herein as defined in Section 1(a) hereof.

          NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1.  Certain Definitions; Participations in Lessor's Cost of
          ---------   -------------------------------------------------------
the Aircraft.  (a)  The terms "Lessee," "Owner Participant," "Original Loan
------------
Participant," "Owner Trustee" and "Indenture Trustee" shall have the further meanings attributed thereto in the Lease Agreement (1995 777 C) referred to above and, except as otherwise defined in this Agreement, terms used herein in capitalized form but not otherwise defined shall have the meanings attributed thereto in the Lease Agreement referred to above. The term "Loan Certificate" shall have the meaning set forth in the Trust Indenture. The term "Owner Participant Guarantor" shall mean USL Capital Corporation, a Delaware corporation, in its capacity as "Guarantor" under the Owner Participant Guaranty. Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

                                          [Participation Agreement (1995 777 C)]

          (b) Subject to the terms and conditions of this Agreement, (i) the Original Loan Participant agrees to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by making a secured loan to the Owner Trustee (herein called the "Loan") on a date to be designated pursuant to
Section 2 hereof but in no event later than June 30, 1995, in the amount in Dollars equal to the percentage of Lessor's Cost set forth opposite such Original Loan Participant's name on Schedule II hereto and to receive as evidence of such Loan, Loan Certificates in an original amount equal to the amount so financed and (ii) the Owner Participant hereby agrees, in connection with its equity investment in the beneficial ownership of the Aircraft and the sale of the Aircraft by Lessee to the Owner Trustee pursuant to the Owner Trustee's Bill of Sale, as contemplated hereby and by the Owner Trustee's Purchase Agreement, to make its investment in the beneficial ownership of the Aircraft on a date to be designated pursuant to Section 2 hereof, but in no event later than June 30, 1995, in an amount in Dollars equal to the percentage of Lessor's Cost set forth opposite such Owner Participant's name on Schedule II hereto. In the case of the Owner Participant, the amount of its participation to be made as provided above in the payment of Lessor's Cost and, in the case of the Original Loan Participant, the Original Amount of the Loan Certificates to be simultaneously issued to it, is hereinafter called such Participant's "Commitment" for the Aircraft. In case either Participant shall default in its obligation to make the amount of its Commitment available pursuant to Section 2 hereof in respect of the Aircraft, the other Participant shall have no obligation to make any portion of such amount available or to increase the amount of its Commitment and the obligation of the defaulting Participant shall remain subject to the terms and conditions set forth in this Agreement.

          SECTION 2.  Lessee's Notice of Delivery Date.  (a)  Lessee agrees to
          ---------   --------------------------------
give the Owner Participant, the Owner Trustee, the Original Loan Participant and the Indenture Trustee at least three (3) Business Days' written notice of the Delivery Date for the Aircraft, which Delivery Date shall be a Business Day not later than June 30, 1995 and which notice shall specify the amount of Lessor's Cost for the Aircraft and the amount of each Participant's Commitment for the Aircraft. As to each Participant, the making of its Commitment for such Aircraft available in the manner required by this Section 2 shall constitute a waiver of such notice. The Owner Trustee and the Indenture Trustee shall be deemed to have waived such notice if the Owner Trustee shall have received from the Owner Participant funds in the full amount of the Owner Participant's Commitment and the proceeds of the sale of the Loan Certificates in the full amount of the Original Loan Participant's Commitment. The closing of the transactions referred to in this Section 2 shall

                                          [Participation Agreement (1995 777 C)]

take place commencing at 9:00 a.m., local time, on the Delivery Date, at the offices of Vedder, Price, Kaufman & Kammholz in Chicago, Illinois.

          Subject to the terms and conditions of this Agreement, and simultaneously with receipt by Lessee of an amount equal to Lessor's Cost on the Delivery Date pursuant to this Section 2, Lessee shall transfer title to and deliver the Aircraft to the Owner Trustee, and the Owner Trustee shall purchase and take title to, and accept delivery of, the Aircraft, and Lessee shall lease the Aircraft from the Owner Trustee pursuant to the Lease, it being understood that the transactions described in this Section 2 are simultaneous and mutually dependent. The Owner Trustee shall issue and the Indenture Trustee shall authenticate the Loan Certificates which shall be delivered simultaneously to the Original Loan Participant. On the Delivery Date, subject to the terms and conditions of this Agreement, and in consideration for the transfer of title to the Aircraft to the Owner Trustee, the following payments shall be made, in each case in Dollars and in funds immediately available to the recipient: (A) by the Owner Participant to the Owner Trustee an amount in Dollars equal to the Owner Participant's Commitment, (B) by the Original Loan Participant to the Owner Trustee an amount in Dollars equal to such Original Loan Participant's Commitment and (C) by the Owner Trustee to Lessee the funds made available to it pursuant to clauses (A) and (B) above, which funds shall aggregate an amount equal to Lessor's Cost. The payments in clauses (A) and (B) shall be made to the Owner Trustee's account no. 32198 at First Security Bank of Utah, National Association and the payments in (C) shall be made to the Lessee's account no. 32187 at First Security Bank of Utah, National Association. In addition, the Owner Trustee shall, on the Delivery Date, issue to the Original Loan Participant the Loan Certificates described in Section 1(b) hereof.

          Each Participant agrees to make its Commitment available to the Owner Trustee at or before 11:00 a.m., Chicago time, on the Delivery Date specified in Lessee's notice referred to in the first paragraph of this Section 2 (such specified Delivery Date being herein called the "Scheduled Delivery Date").

          (b) If for any reason whatsoever the closing of the transactions contemplated hereby is not consummated on the Scheduled Delivery Date, the Lessee may by telephonic notice given by 5:00 p.m., Chicago time, on the Scheduled Delivery Date to each Participant and the Indenture Trustee, designate a delayed date for such closing (the "Delayed Delivery Date"), not later than the fifth Business Day after the Scheduled Delivery Date and in no event later than June 30, 1995, in which event each Participant will make its Commitment available to the Owner

                                          [Participation Agreement (1995 777 C)]

Trustee on such Delayed Delivery Date in the same manner as set forth in Clause
(a) above with respect to the Scheduled Delivery Date. In the event that such closing does not occur on the Scheduled Delivery Date, such funds of each Participant shall be returned to it by the Owner Trustee prior to 12:00 noon, New York time on the next succeeding Business Day.

          If the closing of the transactions contemplated hereby is not consummated on the Scheduled Delivery Date, Lessee will reimburse each Participant which has made its funds available pursuant to this Section 2 for the loss of the use of its funds by paying to such Participant (i) a sum equal to interest on such funds at the Applicable Rate (as defined below) (computed on the basis of the actual number of days elapsed and a 360 day year) on the amount of such funds for each calendar day from and including the Scheduled Delivery Date to but excluding the day such Participant's funds shall be returned to such Participant in accordance with the preceding paragraph and provided that if such funds are returned to such Participant after 12:00 noon, New York time, such period shall end on such next succeeding Business Day and (ii) in the case of the Original Loan Participant, an amount equal to the Break Amount, if any, applicable to the Loan Certificates in respect of which such Original Loan Participant's Commitment is made available, provided that, in the case of this clause (ii), the failure to consummate the closing does not result from the Original Loan Participant's gross negligence, wilful misconduct or failure to negotiate in good faith.

          "Applicable Rate" shall mean with respect to the Owner Participant a rate equal to the rate of interest announced publicly by The First National Bank of Chicago from time to time as its base rate less any interest earned on the Owner Participant's funds pursuant to their investment in accordance with the provisions of the immediately succeeding paragraph, and with respect to the Original Loan Participant the rate per annum borne by the Loan Certificates in respect of which such Original Loan Participant's Commitment is made available.

          First Security Bank of Utah, National Association, agrees that in the event it has received telephonic notice (to be confirmed promptly in writing) from the Lessee on the Scheduled Delivery Date that the closing of the transactions contemplated hereby will not be consummated on the Scheduled Delivery Date, it will, if instructed in the notice from the Lessee, use reasonable efforts to invest, at the risk of the Lessee, the funds received by it from the Participants in obligations of the United States Government or obligations guaranteed as to principal and interest by the United States Government, in either case having a stated maturity not later than one year from the date of acquisition. Any such investment may be made through a repurchase agreement in

                                          [Participation Agreement (1995 777 C)]

commercially reasonable form with the Owner Trustee, or a bank or other financial institution having capital, surplus and undivided profits of at least $100,000,000, provided that title to the underlying obligations shall pass to the Indenture Trustee, and that such underlying securities shall be segregated in a custodial or trust account of or for the benefit of the Indenture Trustee. Any such obligations purchased by First Security Bank of Utah, National Association, whether directly or through a repurchase agreement, shall be held in trust by First Security Bank of Utah, National Association, for the benefit of the respective Participant. The Lessee shall, on the Delayed Delivery Date or the date the funds furnished by the Participants are required to be returned to the Participants, as the case may be, reimburse First Security Bank of Utah, National Association for the benefit of the respective Participant, for any losses incurred on such investments. All income and profits on the investment of such funds on behalf of the Owner Participant not in excess of the Applicable Rate shall be for the account of the Owner Participant and funds for the account of the Original Loan Participant not in excess of the Applicable Rate shall be for the account of the Original Loan Participant (such income and profits to be credited against the Lessee's obligation to reimburse the Participants for the loss of use of funds made available to First Security Bank of Utah, National Association) and all other income and profits and all losses on the investment of such funds shall be for the account of the Lessee; and First Security Bank of Utah, National Association, shall not be liable for failure to invest such funds or for any losses incurred on such investments except for its own willful misconduct or negligence.

          The Owner Participant hereby agrees with and for the benefit of the Lessee and the Original Loan Participant that, subject to receipt of the notice as provided in the next succeeding sentence, prior to 12:00 noon (New York City time) on the Commencement Date, the Owner Participant on behalf of the Owner Trustee shall pay to the Indenture Trustee in immediately available funds an amount equal to the Excess Amount due on such date unless a Section 14(a), (b),
(h) or (i) Default or an Event of Default under the Lease shall have occurred and be continuing. The Lessee shall notify the Owner Participant in writing three (3) Business Days prior to the Commencement Date of the amount of such Excess Amount (provided, however, that Lessee's failure to provide such notice shall not increase Lessee's obligations hereunder or under the Lease or otherwise constitute a Default or an Event of Default under the Lease).

          SECTION 3.  Instructions to the Owner Trustee and Indenture Trustee.
          ---------   -------------------------------------------------------
Subject to the terms and conditions of this Agreement, the Owner Trustee, upon its receipt in full of each Participant's Commitment for the Aircraft, as provided in Section

                                          [Participation Agreement (1995 777 C)]

2 hereof, together with instructions from such Participant or its special counsel to release such funds to Lessee, shall transfer such funds to the Lessee and the Owner Trustee shall purchase the Aircraft from the Lessee and lease the Aircraft to Lessee and such action shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee:

          (a) to pay to Lessee the Lessor's Cost in the manner set forth in
     Section 2;

          (b) to the extent not previously accomplished by a prior authorization, to authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date pursuant to the Owner Trustee's Bill of Sale;

          (c) to accept from the Lessee the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

          (d) to execute an aircraft registration application, a Lease Supplement and a Trust Supplement, in each case covering the Aircraft;

          (e) to borrow from the Indenture Trustee the Loan on behalf of the Original Loan Participant to finance a portion of Lessor's Cost and to issue to the Original Loan Participant Loan Certificates in an aggregate principal amount equal to the amount borrowed pursuant to the Trust Indenture; and

          (f) to take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Document.

          SECTION 4.  Conditions.  (a)  Conditions Precedent to the
          ---------   ----------        ---------------------------
Participations in the Aircraft.  It is agreed that the respective obligations of
------------------------------
the Participants to make available the amount of its Commitment is subject to the satisfaction prior to or on the Delivery Date of the following conditions precedent except that paragraphs (iii), (xx), (xxiv) (insofar as it relates to the Original Loan Participant), (xxv) and (xxvi) shall not be a condition precedent to the obligation of the Original Loan Participant, and paragraphs
(iv), (vii) (5) (insofar as it relates to the Owner Participant or the Owner Participant Guarantor), (x) (insofar as it relates to the Owner Participant or the Owner Participant Guarantor), (xiv), (xix) (insofar as it relates to the Owner Participant) and (xxviii) shall not be a condition precedent to the obligation of the Owner Participant,

                                          [Participation Agreement (1995 777 C)]

and by its execution and delivery hereof, each party hereto instructs its counsel to deliver its legal opinion as described below:

          (i) Each Participant shall have received due notice with respect to such participation pursuant to Section 2 hereof (or shall have waived such notice either in writing or as provided in Section 2).

          (ii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of the Owner Participant or the Original Loan Participant, as the case may be, would make it a violation of law or regulations for (x) the Lessee, the Indenture Trustee, any Participant or the Owner Trustee to execute, deliver and perform the Operative Documents to which any of them is a party or (y) the Original Loan Participant or the Owner Participant to make its respective Commitment available or, in the case of the Original Loan Participant, to acquire the Loan Certificates or to realize the benefits of the security afforded by the Trust Indenture.

          (iii) In the case of the Owner Participant, the Original Loan Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

          (iv) In the case of the Original Loan Participant, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

          (v) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Participants and shall be in full force and effect, and executed counterparts shall have been delivered to each Participant and its respective counsel, provided that only the Original Loan Participant shall receive an executed original of its Loan Certificates, only the Indenture Trustee, acting on behalf of the Certificate Holders, shall receive the original counterpart of the Lease and the Lease Supplement, only the Owner Trustee shall receive a copy of the Purchase Agreement which shall be delivered to and retained by the Owner Trustee (the Owner Participant and the Original Loan Participant and their respective counsel may inspect the Purchase Agreement prior to the Delivery Date, but after the Delivery Date, such copy

                                          [Participation Agreement (1995 777 C)]

     shall be retained by the Owner Trustee and may be inspected and reviewed by the Owner Trustee, the Owner Participant, the Original Loan Participant, or their respective counsel if and only if there shall occur and be continuing an Event of Default under the Lease) and provided further that only the Lessee and the Owner Participant shall receive copies of the Tax Indemnity
     Agreement:

               (1)  the Lease;

               (2) a Lease Supplement covering the Aircraft and dated the Delivery Date;

               (3)  the Tax Indemnity Agreement;

               (4)  the Trust Agreement;

               (5) the Trust Indenture and Trust Supplement covering the Aircraft and dated the Delivery Date;

               (6) the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

               (7) the Owner Trustee's Purchase Agreement;

               (8) an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (herein called the "Acceptance Certificate") duly completed and executed by the Owner Trustee or its agent, which shall be a representative of Lessee, and by such representative on behalf of Lessee;

               (9)  the Loan Certificates;

               (10)  the Consent and Agreement;

               (11)  the Purchase Agreement;

               (12) the Manufacturer's FAA Bill of Sale and the Manufacturer's Bill of Sale; and

               (13) the Owner Participant Guaranty.

     All of the foregoing documents, together with this Agreement, are sometimes referred to herein, collectively, as the "Operative Documents" and, individually, as an "Operative Document."

                                          [Participation Agreement (1995 777 C)]

          (vi) A Uniform Commercial Code financing statement or statements covering all of the security interests created by or pursuant to the Granting Clause of the Trust Indenture shall have been executed and delivered by the Owner Trustee and the Indenture Trustee, and such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Original Loan Participant shall have been executed and delivered by Lessee, the Indenture Trustee or the Owner Trustee and duly filed.

          (vii) Each Participant, the Indenture Trustee and the Owner Trustee shall have received the following, in each case in form and substance satisfactory to it, provided that only the Owner Trustee shall receive a copy of the Purchase Agreement which shall be retained by the Owner Trustee (the Owner Participant and the Original Loan Participant and their respective counsel may inspect the Purchase Agreement prior to the Delivery Date, but after the Delivery Date, such copy shall be retained by the Owner Trustee and may be inspected and reviewed by the Owner Trustee, the Owner Participant, the Original Loan Participant or their respective counsel if and only if there shall occur and be continuing an Event of Default under the Lease) and only the Owner Trustee shall receive a copy of the detailed specifications for the Aircraft which shall be delivered to and retained by the Owner Trustee (the Owner Participant may inspect such detailed specifications prior to the Delivery Date, but after the Delivery Date, such copy shall be retained by the Owner Trustee and may be inspected and reviewed by the Owner Participant only at the office of the Owner Trustee unless an Event of Default shall have occurred and be continuing under the Lease, in which case a copy thereof may be provided to the Owner Participant; provided that from and after the fifth anniversary of the Commencement Date, the Owner Trustee shall, upon request from the Owner Participant, deliver a copy of such detailed specifications to the Owner Participant):

               (1) a certified copy of the Restated Certificate of Incorporation and By-Laws of Lessee and a copy of resolutions of the board of directors of Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of this Agreement, the other Lessee Documents and each other document required to be executed and delivered by Lessee on the Delivery Date in accordance with the provisions hereof and thereof;

                                          [Participation Agreement (1995 777 C)]

               (2) such other documents and evidence with respect to Lessee, the Manufacturer, the Owner Trustee, the Indenture Trustee, and the Participants as the Original Loan Participant or the Owner Participant, or their respective counsel, may reasonably request in order to establish the authority of such parties to consummate the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith and the compliance with the conditions herein set forth;

               (3) a certificate of Lessee as to the Person or Persons authorized to execute and deliver this Agreement, the other Lessee Documents, and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and as to the signature of such Person or Persons;

               (4) a copy of the Purchase Agreement certified by the Secretary or an Assistant Secretary of Lessee as being a true and accurate copy of the same with all amendments attached thereto that relate to the Manufacturer's warranties or related obligations or any right in such Agreement assigned by the Lessee to the Owner Trustee pursuant to the Owner Trustee's Purchase Agreement;

               (5) a copy of the detailed specifications for the Aircraft; and

               (6) a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee, the Owner Trustee, the Owner Participant Guarantor and the Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee, the Owner Trustee, the Owner Participant Guarantor and the Owner Participant, respectively, which authorize the execution, delivery and performance by the Indenture Trustee, the Owner Trustee, the Owner Participant Guarantor and the Owner Participant, of all of the Operative Documents to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Trustee, the Owner Participant Guarantor and the Owner Participant as either the Original Loan Participant (or its counsel) or the Owner Participant (or its counsel) may reasonably request in order to establish the consummation of the transactions contemplated by this

                                          [Participation Agreement (1995 777 C)]

          Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; provided, this clause shall not be a condition precedent as to any Participant as to documents to be provided by that Participant.

          (viii) All appropriate action required to have been taken prior to the Delivery Date by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

          (ix) On the Delivery Date the following statements shall be true, and the Participants and the Indenture Trustee shall have received evidence satisfactory to each of them to the effect that:

               (1) the Owner Trustee has good and marketable title (subject to filing and recording of the Owner Trustee's FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft, free and clear of Liens other than the rights of Lessee under the Lease and Lease Supplement covering the Aircraft, the mortgage and security interest created by the Trust Indenture, the rights of the Owner Participant under the Trust Agreement and Liens permitted by clause (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

               (2) the Aircraft has been duly certified by the FAA as to type and airworthiness in accordance with the terms of the Lease and has a current, valid U.S. certificate of airworthiness issued by the FAA;

               (3) the application for registration of the Aircraft in the name of the Owner Trustee (together with any required affidavits) has been duly filed with the FAA;

               (4) upon registration of the Aircraft in the name of the Owner Trustee with the FAA, Lessee shall have

                                          [Participation Agreement (1995 777 C)]

          temporary or permanent authority to operate such Aircraft;

               (5) the Manufacturer's FAA Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Trust Agreement, the Trust Indenture, the Trust Supplement, the Lease and the Lease Supplement have been duly filed with the FAA for recordation; and

               (6) the Owner Trustee, as lessor under the Lease Agreement, and the Indenture Trustee, as assignee thereof, is entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the United States Bankruptcy Code in which the Lessee is a debtor; and

               (7) the Airframe and Engines were manufactured in the United States by persons or entities that were not Foreign Sales Corporations as defined in Section 922 of the Code, and less than 50% of the fair market value of the Airframe and each Engine is attributable to articles that were imported into the United States. For purposes of the preceding sentence, the fair market value of any article imported into the United States shall be the full dutiable value of that article at the time such article was imported into the United States, determined pursuant to Section 1401a of Title 19 of the United States Code.

          (x) On the Delivery Date, (A) the respective representations and warranties of Lessee, the Owner Participant and the Owner Trustee contained in Sections 7 and 8 of this Agreement and in the Tax Indemnity Agreement and of the Owner Participant Guarantor in the Owner Participant Guaranty shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), (B) no event shall have occurred and be continuing, or would result from the purchase, sale, lease or mortgage of the Aircraft, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Lease or the Trust Indenture, and (C) no event shall have occurred that might have the effect of materially and adversely affecting the ability of Lessee to carry on its business as conducted on March 31,

                                          [Participation Agreement (1995 777 C)]

     1995 or to perform its obligations under the Operative Documents.

          (xi) Each Participant shall have received an opinion addressed to the Participants, the Indenture Trustee and the Owner Trustee from (a) Francesca M. Maher, Vice President -Law, Deputy General Counsel and Corporate Secretary for Lessee, in substantially the form of Schedule III-1(a) hereto, and (b) Vedder, Price, Kaufman & Kammholz, special counsel to Lessee, in substantially the form of Schedule III-1(b) hereto.

          (xii) Each Participant shall have received an opinion addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee from counsel to the Manufacturer, in substantially the form of Schedule III-2 hereto.

          (xiii) Each Participant shall have received an opinion addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Bingham, Dana & Gould, special counsel for the Owner Trustee, in substantially the form of Schedule III-3 hereto.

          (xiv) The Original Loan Participant shall have received an opinion addressed to the Indenture Trustee, the Original Loan Participant, the Owner Trustee and Lessee from (a) White & Case, special counsel to the Owner Participant and the Owner Participant Guarantor, in substantially the form of Schedule III-4(a) hereto and (b) a senior attorney of the Owner Participant Guarantor, in substantially the form of Schedule III-4(b) hereto.

          (xv) Each Participant shall have received an opinion addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, in substantially the form of Schedule III-5 hereto.

          (xvi) Each Participant shall have received an opinion addressed to the Participants, the Owner Trustee and Lessee from Ray, Quinney & Nebeker, special counsel for the Indenture Trustee, in substantially the form of
     Schedule III-6 hereto.

          (xvii)  [Intentionally Omitted].

          (xviii) Each Participant, the Owner Trustee and the Indenture Trustee shall have received a certificate signed by the President or any Vice President of Lessee, dated the Delivery Date, addressed to the Participants, the Indenture

                                          [Participation Agreement (1995 777 C)]

     Trustee and the Owner Trustee and certifying as to the fulfillment of all conditions in this Section 4(a) insofar as they relate to Lessee and as to the matters stated in paragraphs (viii), (x) (insofar as it relates to Lessee), (xxii) and (xxiii) (to the knowledge of Lessee, except in regard to matters relating to the Participants, Indenture Trustee or the Owner Trustee, in which event such representation shall be to the knowledge of Lessee without any investigation whatsoever) of this Section 4(a).

          (xix) (a) The Owner Participant shall, by making its Commitment available as provided in Section 1(b)(ii) of this Agreement, (b) the Indenture Trustee shall, by paying over to Lessee the funds made available to it by the Loan Participants and (c) the Owner Trustee shall, by accepting the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale, be respectively deemed to have reaffirmed as of the Delivery Date the representations and warranties made by it in Section 8 of this Agreement.

          (xx) The Owner Participant shall have received an appraisal dated the Delivery Date, in form and substance satisfactory to the Owner Participant, from B.K. Associates, independent aircraft appraisers, or such other recognized aircraft appraiser selected by the Owner Participant.

          (xxi) Each Participant, the Owner Trustee and the Indenture Trustee shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to the Participants, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

          (xxii) On the Delivery Date there has not occurred any event which constitutes a Default or Event of Default under the Lease which is continuing and no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine shall have occurred.

          (xxiii) No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                                          [Participation Agreement (1995 777 C)]

          (xxiv) The respective representations and warranties of the Indenture Trustee and the Original Loan Participant contained in Section 8 hereof shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and the Lessee and each Participant shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President of the Indenture Trustee certifying as to the foregoing matters with respect to the Indenture Trustee; by making available its Commitment, the Original Loan Participant shall be deemed to have reaffirmed the representations and warranties made by it in such
     Section 8.

          (xxv) The Owner Participant shall have received from White & Case, special counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain federal income tax aspects of the transactions contemplated by the Operative Documents.

          (xxvi) In the opinion of the Owner Participant and its special counsel, there shall have been, since May 1, 1995, no amendment, modification, addition, or change in or to the provisions of the Internal Revenue Code of 1986, as amended (including for this purpose, any non-Internal Revenue Code of 1986, as amended, provisions of legislation affecting the Internal Revenue Code of 1986, as amended, such as transition rules or effective date provisions) and the regulations promulgated under the Internal Revenue Code of 1986, as amended (including temporary or proposed regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, the effect of which might preclude the Owner Participant from obtaining any of the income tax benefits and consequences assumed to be available to the Owner Participant as set forth in Section 2 of the Tax Indemnity Agreement.

          (xxvii) All approvals and consents of any trustee or holders of any indebtedness or obligations of Lessee which are required in connection with any of the transactions contemplated by this Agreement shall have been duly obtained, and copies thereof, in form and substance satisfactory to the Participants, certified by the secretary

                                          [Participation Agreement (1995 777 C)]

     or assistant secretary of Lessee, shall have been delivered to the Participants.

          (xxviii) The Original Loan Participant shall have received a copy of the appraisal referred to in paragraph (xx) above (without regard to the form and substance thereof) to the effect that the fair market value of the Aircraft on the Delivery Date is at least equal to Lessor's Cost.

          (xxix) If the Original Loan Participant is required to execute any form or document in order for payments to it to qualify for exemption from, or reduction of, withholding tax imposed by the United States Government in respect to such payments, such Original Loan Participant shall have executed such form or document (including, without limitation, United States Internal Revenue Forms 1001, W-8 and/or 4224) and delivered it to the Indenture Trustee in accordance with applicable regulations to qualify for such exemption or reduction.

          Promptly upon the registration of the Aircraft and the recording of the Manufacturer's FAA Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Lease, the Trust Indenture, the Trust Agreement, the Lease Supplement and the Trust Supplement covering the Aircraft pursuant to the Federal Aviation Act, Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to each Participant, the Owner Trustee, the Indenture Trustee, and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the Manufacturer's FAA Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Lease Supplement, the Trust Indenture, the Trust Supplement, the Lease and the Trust Agreement, and the lack of filing of any intervening documents with respect to the Aircraft.

          (b) Conditions Precedent to the Obligations of Lessee.  It is agreed
              -------------------------------------------------
that the obligations of Lessee (A) to sell the Aircraft to the Owner Trustee,
(B) to accept delivery of the Aircraft under the Lease and (C) to enter into its other Lessee Documents, are all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the following conditions precedent:

          (i) The conditions specified in Sections 4(a)(iii), 4(a)(iv), 4(a)(viii), 4(a)(xxii), 4(a)(xxiii) and 4(a)(xxix) hereof shall have been satisfied, unless such nonsatisfaction is the result of action or inaction by Lessee.

                                          [Participation Agreement (1995 777 C)]

          (ii) Those documents described in Section 4(a)(v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in Section 4(a)(v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than the Purchase Agreement and the Loan Certificates) shall have been delivered to Lessee or its counsel.

          (iii) Lessee shall have received a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee, the Owner Trustee, the Owner Participant Guarantor and the Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee, the Owner Trustee, the Owner Participant Guarantor and the Owner Participant, respectively, which authorize the execution, delivery and performance by the Indenture Trustee, the Owner Trustee, the Owner Participant Guarantor and the Owner Participant of all the Operative Documents to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Trustee, the Owner Participant Guarantor and the Owner Participant as Lessee or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

          (iv) The respective representations and warranties of each Participant, the Indenture Trustee and the Owner Trustee contained in
     Section 8 hereof and of the Owner Participant Guarantor in the Owner Participant Guaranty shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and Lessee shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or other authorized representative of the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively, certifying as to the foregoing matters with respect to the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively.

                                          [Participation Agreement (1995 777 C)]

          (v) Lessee shall have received the opinions set forth in Sections 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv) and 4(a)(xvi), in each case addressed to Lessee and dated the Delivery Date.

          (vi) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Lessee, would make it a violation of law or regulations for Lessee to enter into any transaction contemplated by the Operative Documents.

          (vii) In the opinion of Lessee and its counsel, there shall have been, since May 1, 1995, no amendment, modification, addition or change in or to the Internal Revenue Code of 1986, as amended (including for this purpose, any non-Internal Revenue Code of 1986, as amended, provisions of legislation affecting the Internal Revenue Code of 1986, as amended, such as transition rules or effective date provisions) and the regulations promulgated under the Internal Revenue Code of 1986, as amended (including temporary or proposed regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States which might give rise to an indemnity obligation under any of the Operative Documents.

          (viii) Each Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

          (ix) The Aircraft shall have been ready for delivery by the Manufacturer on or before June 30, 1995.

          (x)  Lessee shall have received a copy of the appraisal set forth in
     Section 4(a)(xx).

          SECTION 5.  Confidentiality of Appraisal, Purchase Agreement,
          ---------   -------------------------------------------------
Participation Agreement and Tax Indemnity Agreement.  The Owner Trustee, the
---------------------------------------------------
Participants, the Indenture Trustee and the Lessee, shall keep the appraisal referred to in Section 4(a)(xx) hereof, the Purchase Agreement and Participation Agreement and the Owner Trustee and the Owner Participant shall keep the Tax Indemnity Agreement and the detailed specifications for the Aircraft, confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Owner Trustee's, such Participant's, the Indenture Trustee's or the Lessee's interest

                                          [Participation Agreement (1995 777 C)]

who agree to hold such information confidential, (B) to the Owner Trustee's, such Participant's, the Indenture Trustee's or the Lessee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, including insurance regulatory bodies or Federal or state banking examiners or Internal Revenue Service auditors or (D) such other Persons as reasonably deemed necessary by the Owner Trustee, such Participant, the Indenture Trustee and the Lessee in order to protect the interests of any of such parties or for the purposes of enforcing such documents; provided, however, that any and all disclosures of all or any part of the appraisal referred to in Section 4(a)(xx) hereof, the Purchase Agreement, Participation Agreement, the detailed specifications for the Aircraft and Tax Indemnity Agreement which are permitted by (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted; and provided further that this Section 5 shall not apply to the Owner Participant with respect to the appraisal referred to in Section 4(a)(xx) hereof.

          SECTION 6.  Extent of Interest of Holders.  No Certificate Holder
          ---------   -----------------------------
shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the Original Amount of, Break Amount, if any, and interest on all Loan Certificates held by such Certificate Holder and all other sums payable to such Holder hereunder, under the Trust Indenture and under such Loan Certificates shall have been paid in full. Each Certificate Holder by its acceptance of a Loan Certificate, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Section 2.03 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Certificate Holder for any amounts payable under the Loan Certificates, the Trust Indenture, hereunder, or under any other Operative Documents (including, without limitation, amounts payable as Break Amount, if any), except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture.

          SECTION 7.  Lessee's Representations, Warranties and Indemnities.  (a)
          ---------   ----------------------------------------------------
In General.  Lessee represents and warrants to the Participants, the Indenture
----------
Trustee and the Owner Trustee that as of the Delivery Date:

          (i) Lessee is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly qualified to do business as a foreign

                                          [Participation Agreement (1995 777 C)]

     corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on Lessee or its business; is a Citizen of the United States and a Certificated Air Carrier; holds all material licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction, necessary to authorize Lessee to engage in air transport and to carry on scheduled passenger service in each case as presently conducted; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) in Elk Grove Township, Illinois; and has the corporate power and authority to hold under lease the Aircraft and to enter into and perform its obligations under the Lessee Documents;

          (ii) the execution, delivery and performance by Lessee of the Lessee Documents have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained or by the Delivery Date will have been duly obtained, and the Lessee Documents have been duly executed and delivered by Lessee, and neither the execution and delivery thereof by Lessee nor the consummation by Lessee of the transactions contemplated thereby nor compliance by Lessee with any of the terms and provisions thereof contravenes any United States federal or state law, judgment, governmental rule, regulation or order binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or any of its properties may be bound or affected;

          (iii) neither the execution and delivery by Lessee of the Lessee Documents nor the performance by Lessee of its obligations thereunder require the consent, approval or authorization of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state or foreign government authority or agency, except for
     (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained or will on or prior to the Delivery Date be

                                          [Participation Agreement (1995 777 C)]

     duly obtained, and will on the Delivery Date be in full force and effect,
     (B) the registration of the Aircraft referred to in Section 4(a)(ix)(4),
     (C) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Delivery Date, (D) the recordings with the FAA described in the opinion referred to in Section 4(a)(xv), and (E) such federal and state securities law approvals that will be required in connection with the public offering, if any, of any Loan Certificates;

          (iv) each of the Lessee Documents will, upon execution thereof, constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof;

          (v) there are no pending or threatened actions or proceedings before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of Lessee or the ability of Lessee to perform its obligations under the Lessee Documents;

          (vi) except for (A) the registration of the Aircraft pursuant to the Federal Aviation Act, (B) the filing for recording pursuant to said Act of the Trust Agreement, Trust Indenture and the Trust Supplement attached thereto and made a part thereof, the Lease with the Lease Supplement covering the Aircraft, the Manufacturer's FAA Bill of Sale and the Owner Trustee's FAA Bill of Sale and (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of Illinois (which financing statement Lessee has caused to be presented in due form for filing with the appropriate filing office in the State of Illinois) and such other states as may be specified in the opinions furnished pursuant to Section 4(a)(xi) hereof, (D) the taking of possession by the Indenture Trustee of the original counterparts of the Lease and the Lease Supplement covering the Aircraft, no further action, including the giving of any notice or any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against the Lessee and the Indenture Trustee's security interest in the Aircraft as against the Owner Trustee, and in each case, as against any

                                          [Participation Agreement (1995 777 C)]

     third parties in any applicable jurisdictions in the United States;

          (vii) there has not occurred any event which constitutes a Default or an Event of Default under the Lease which is presently continuing and there has not occurred any Event of Loss (or event which, with the passage of time or the giving of notice, or both, would constitute an Event of Loss) with respect to the Airframe or any Engine;

          (viii) the statements of financial position of Lessee as of December 31, 1994 and March 31, 1995 and the related statements of earnings and cash flow of Lessee for the year and three months then ended, copies of which have been furnished to the Participants, fairly present the financial condition of Lessee as at such dates and the results of operations and cash flow of Lessee for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied (except as may be stated in the notes thereto) and subject in the case of the March 31, 1995 statements to normal year-end audit adjustments, and since March 31, 1995, there has been no material adverse change in such condition or operations, except for such matters timely disclosed in press releases issued by UAL Corporation or Lessee, to the extent that copies have been provided to the Participants, or in public filings, effective as of the date hereof, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, by UAL Corporation or Lessee, to the extent that copies have been provided to the Participants;

          (ix) the Owner Trustee will receive good and marketable title to the Aircraft from Lessee free and clear of all Liens, except the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and the Liens permitted by clause (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

          (x) none of the proceeds from the issuance of the Loan Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin stock" as such term is defined in Regulation G, T, U or X of the Board of Governors of the Federal Reserve System;

          (xi) neither Lessee nor anyone acting on behalf of Lessee has (A) directly or indirectly offered any interest

                                          [Participation Agreement (1995 777 C)]

     in the Trust Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant, and not more than 35 other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, (B) directly or indirectly offered any Loan Certificates or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone other than the Original Loan Participant and not more than 25 other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, (C) taken any action which would require the Loan Certificates to be registered pursuant to the Securities Act of 1933, as amended or (D) filed or published, or caused to be filed or published, any financing statement or similar statement or notice under the Uniform Commercial Code in effect in any jurisdiction or any state or local fraudulent conveyance or analogous statute or ordinance describing any portion of the Trust Estate, other than filings referred to in Section 4(a)(vi) hereof and such other filings, notices or publications as shall have been approved by counsel to the Owner Participant and the Certificate Holders prior to the filing or publication thereof;

          (xii) Lessee is not in default in the performance of any term or condition of the Owner Trustee's Purchase Agreement, and is not in default in the performance of any term or condition of the Purchase Agreement which materially adversely impairs the transactions contemplated hereby;

          (xiii) no governmental approval of any kind is required of the Owner Participant, the Original Loan Participant, the Indenture Trustee or Owner Trustee for their respective execution of or performance under this Agreement or any agreement contemplated hereby solely by reason of any fact or circumstance peculiar to: (a) Lessee, (b) the nature of the Aircraft, or (c) Lessee's proposed operation or use of the Aircraft;

          (xiv) all sales or use tax then due and for which Lessee is responsible pursuant to Section 7(b)(i) hereof shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings (and for which Lessee shall have established adequate reserves) so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft;

          (xv) Lessee is solvent and will not be rendered insolvent by the sale of the Aircraft to the Owner Trustee;

                                          [Participation Agreement (1995 777 C)]

     after such sale of the Aircraft the capital of Lessee will not be unreasonably small for the conduct of the business in which Lessee is engaged or is about to engage; Lessee has no intention or belief that it is about to incur debts beyond its ability to pay as they mature; and Lessee's sale of the Aircraft to the Owner Trustee is made without any intent to hinder, delay or defraud either present or future creditors of the Lessee;

          (xvi) Lessee is in compliance with all laws, ordinances or governmental rules and regulations to which Lessee is subject, including without limitation, the Federal Aviation Act, the Occupation Safety and Health Act of 1970, the Employee Retirement Income Security Act of 1974 and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Lessee; and

          (xvii) Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee thereof, are entitled to the protection of Section 1110 of the Bankruptcy Code in connection with its right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

          (b) General Tax Indemnity.  (i)  Indemnity.  Except as provided in
              ---------------------        ---------
Section 7(b)(ii) hereof, Lessee shall pay, protect, save and on written demand shall indemnify and hold harmless each Indemnitee (except that for purposes of this Section 7(b)(i) an Indemnitee shall not include any Certificate Holder other than (A) the Original Loan Participant and (B) any Person who has purchased a participation in the Loan Certificates from the Original Loan Participant) (whether or not the transactions contemplated herein or any of the other Operative Documents are consummated) from and against (x) any and all Taxes howsoever imposed upon or against any Indemnitee, Lessee or all or any part of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or interest therein or otherwise by any federal, state or local government or other taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority upon or in connection with, relating to, or measured by (A) the assembly, construction, importation, improvement, manufacture, location, conditioning, installation, financing, refinancing, purchase, acquisition, acceptance, delivery, rejection, non-delivery, transport, ownership, registration, reregistration, possession, repossession, operation, use, maintenance, repair, sale, return,

                                          [Participation Agreement (1995 777 C)]

abandonment, storage, preparation, redelivery, leasing, subleasing, modification, rebuilding of, transfer of title to, transfer of registration of, exportation or other application or disposition of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as the result of any Lien) on, the Aircraft, the Airframe, the Engines, the Parts or any part thereof or interest therein, (B) the rentals, receipts or earnings from the Aircraft, the Airframe, the Engines, the Parts or any part thereof or interest therein, (C) any amount paid or payable pursuant to any Operative Documents or any document related thereto or the property or the income or other proceeds with respect to any of the property held in the Trust Estate or the Trust Indenture Estate, (D) the Aircraft, the Airframe, the Engines, the Parts or any part thereof or interest therein, (E) any or all of the Operative Documents, or the issuance of the Loan Certificates (or the refinancing thereof) and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto or the execution, delivery or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof,
(F) the payment of the Original Amount of, or interest, Break Amount on, or other amounts payable with respect to the Loan Certificates, (G) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents, or (H) any change in the Owner Trustee or the situs of the Trust Estate made pursuant to Sections 8(e) or 14 hereof; and (y) any reasonable out-of-pocket costs and expenses fairly attributed to any of the foregoing incurred by any Indemnitee.

          (ii)  Exclusions from General Tax Indemnity.  The provisions of
                -------------------------------------
     Section 7(b)(i) shall not apply:

               (1) in the case of an Indemnitee which is the Owner Participant, the Owner Trustee, the Trust Estate, or a successor, assign, or Affiliate of any thereof, to any Income Tax (as defined in Section 7(b)(xii) hereof) imposed by (A) the United States Federal government,
          (B) any state or local taxing jurisdictions or authorities in the United States or (C) any foreign government or any political subdivision or taxing authority thereof or any territory or possession of the United States or by any international authority, (a "Foreign Jurisdiction") except to the extent such Income Tax exceeds the Income Taxes that are imposed by such Foreign Jurisdiction by reason of, or that would not have been imposed but for the nexus created by, (x) the registration, location, operation or use to or in such Foreign Jurisdiction of the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (y) the operations of the Lessee to or in such Foreign

                                          [Participation Agreement (1995 777 C)]

          Jurisdiction, or (z) the making of any payments from such Foreign Jurisdiction by the Lessee pursuant to the Operative Documents;

               (2) in the case of an Indemnitee which is a Certificate Holder or any successor, assign or Affiliate thereof, to Income Taxes or transfer taxes relating to any payments of principal, interest or Break Amount, if any, on the Loan Certificates, or to a Certificate Holder, imposed by any government or taxing authority;

               (3) to any Tax imposed on an Indemnitee which is the Owner Participant, the Owner Trustee, or the Trust Estate, or any successor, assign or Affiliate of any thereof, as a result of a voluntary transfer or disposition by such Indemnitee including, without limitation, the revocation of the trust created by the Trust Agreement or an involuntary transfer or disposition of all or any portion of its respective equitable or legal ownership interest in the Aircraft, the Airframe, the Engines, the Parts or any part thereof, the Trust Estate or the Operative Documents, unless such transfer or disposition shall occur, (A) upon 15 days prior notice during a period when an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition provided, however, that the notice requirement shall not apply unless the Owner Participant shall have actual knowledge of such disposition, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 7(b)(i), (ii), (v), or (vi), 8 (but only to the extent of such disposition), 9, 10 or 19 thereof;

               (4) to any Tax imposed on any Indemnitee which is a Certificate Holder, the Indenture Trustee or the Trust Indenture Estate or any successor, assign or Affiliate of any thereof, as a result of a voluntary or involuntary transfer or other disposition of all or any portion of its respective equitable or legal interests in the Trust Estate or the Trust Indenture Estate or the Operative Documents unless, in each case, such transfer or disposition shall occur (A) during a period when a Default or an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition and such transfer or disposition is as a result of such Default or Event of Default, or (B) in connection with the termination of the Lease or action

                                          [Participation Agreement (1995 777 C)]

          or direction of the Lessee pursuant to Section 7, 8, 9, 10 or 19 thereof;

               (5) to any Tax imposed on the Owner Participant, Trust Estate or Owner Trustee which results from the willful misconduct or gross negligence of the Owner Participant or Owner Trustee;

               (6) to any Tax imposed on an Indemnitee which is a Certificate Holder, the Indenture Trustee or the Trust Indenture Estate which results from the willful misconduct or gross negligence of such Indemnitee;

               (7) to any Tax based on or measured by any fees received by the Owner Trustee or the Indenture Trustee in connection with any transaction contemplated by the Operative Documents;

               (8) so long as no Event of Default or event which, with the passage of time or the giving of notice or both, would become an Event of Default, shall be continuing, to any Tax imposed with respect to any period after (A) the expiration of the Term and return of possession of the Aircraft to the Owner Trustee or its designee pursuant to the terms of the Lease, (B) the earlier discharge in full of Lessee's obligation to pay the Stipulated Loss Value or the Termination Value and all other amounts due under the Lease and transfer of title to the Aircraft or (C) placement in storage of the Aircraft pursuant to Section 5(d) of the Lease; provided, however, that this Section 7(b)(ii)(8) shall not apply to any Tax (x) relating to events occurring or matters arising upon or prior to such expiration, discharge, storage or parking, or (y) imposed on or with respect to any payments indemnified hereunder which are due after such expiration, discharge, storage or parking until after such payments have been made;

               (9) in the case of an Indemnitee which is the Trust Indenture Estate or any Certificate Holder, or any successor, assign or Affiliate of either thereof, to any Tax in the nature of an intangible or similar tax upon or with respect to the value of the interest of the Trust Indenture Estate or such Certificate Holder, as the case may be, in any of the Loan Certificates imposed by any government or taxing authority;

                                          [Participation Agreement (1995 777 C)]

               (10) to any Tax imposed on or with respect to a transferee (or subsequent transferee) of an original Indemnitee to the extent such Tax would not have been required to be withheld or imposed on or with respect to such original Indemnitee; provided, that the exception in this Section 7(b)(ii)(10) shall not apply to any transferee (or subsequent transferee) where such transfer shall have occurred at any time after a declaration of Default in accordance with Section 15 of the Lease and while an Event of Default shall be continuing under the Lease at the time of transfer;

               (11) to any Tax imposed on the Owner Trustee or an Owner Participant resulting from, or which would not have occurred but for, a Lessor Lien attributable to it (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens);

               (12) to any Tax which has been included in the Lessor's Cost; and

               (13) to any Tax for which Lessee is obligated to pay the Owner Participant under the Tax Indemnity Agreement.

               The provisions of this Section 7(b)(ii) shall not apply to any Tax imposed in respect of the receipt or accrual of any indemnity payment made by Lessee pursuant to this Section 7(b) or Section 7(c) hereof; provided, however, that this clause shall not result in any duplication of any amounts of any gross-up payable under Section 7(b)(iii) or Section 7(c) hereof.

          (iii)  Calculation of General Tax Indemnity Payments.  Any payment
                 ---------------------------------------------
     which Lessee shall be required to make to or for the account of any Indemnitee with respect to any Tax which is subject to indemnification under this Section 7(b) shall be in an amount which, after reduction by the amount of all Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amount and after consideration of any current savings of such Indemnitee resulting by way of any deduction, credit or other tax benefit attributable to such indemnified Tax that actually reduces any taxes for which Lessee is not actually required to indemnify such Indemnitee pursuant to Section 7(b) hereof or the Tax Indemnity Agreement shall be equal to the payment otherwise required hereunder.

                                          [Participation Agreement (1995 777 C)]

               If, by reason of any Tax payment made by Lessee pursuant to this
     Section 7(b) to or for the account of an Indemnitee which is not the Original Loan Participant or a Person who has purchased a participation in the Loan Certificate from the Original Loan Participant, such Indemnitee subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee but only if Lessee shall have made all payments then due and owing to such Indemnitee under the Operative Documents and, provided an Event of Default shall not have occurred and be continuing, an amount equal to the sum of
     (I) the actual reduction in Taxes, if any, realized by such Indemnitee which is attributable to such deduction or credit and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that such Indemnitee shall not be obligated to make any payment pursuant to this
     Section 7(b)(iii) to the extent that the amount calculated pursuant to (I) above would exceed (x) the amount of all prior payments net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amounts received by such Indemnitee from Lessee pursuant to this Section 7(b), less (y) the portion of all prior payments computed pursuant to (I) above by such Indemnitee to Lessee hereunder.

               In determining the order in which any Indemnitee utilizes any foreign taxes as a credit against such Indemnitee's United States income taxes, such Indemnitee shall be deemed to utilize (A) first, all foreign taxes other than those described in clause (B) below; and (B) then, on a pro rata basis, all foreign taxes with respect to which such Indemnitee is entitled to obtain indemnification pursuant to an indemnification provision contained in any lease, loan agreement, financing document, participation agreement, or indemnification agreement (including this Agreement) (except for any such agreement entered into prior to the date hereof in which a specific priority has been granted for the ordering of foreign tax credits).

               Any Taxes that are imposed on any Indemnitee which is not the Original Loan Participant or a Person who has purchased a participation in the Loan Certificate from the Original Loan Participant as a result of the disallowance or reduction of any tax benefit referred to in this subsection as to which such Indemnitee has made a payment to Lessee as required hereby (or as to which such Indemnitee would have made a payment but for Section 7(b)(vii) hereof), in a

                                          [Participation Agreement (1995 777 C)]

     taxable year subsequent to the utilization by such Indemnitee (including subsequent recharacterization of the utilization of foreign taxes as a result of a foreign tax liability arising in a subsequent year or the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b) determined without regard to the exclusions contained in Section 7(b)(ii)(1) or (8) hereof.

          (iv)  General Tax Indemnity -- Contests.  If a written claim shall be
                ---------------------------------
     made against any Indemnitee for any Tax for which Lessee is obligated pursuant to this Section 7(b), such Indemnitee shall notify Lessee in writing promptly of such claim and shall provide Lessee such information regarding such claim as Lessee may reasonably request other than information deemed privileged or confidential in the reasonable judgment of the Indemnitee, but the failure to give such notice or to provide such information shall not diminish Lessee's obligation hereunder unless such failure materially and adversely affects Lessee's ability to (A) require such Indemnitee to contest the Tax or (B) contest the Tax itself.

               If a written claim shall be made for any Tax, other than a Tax the contest of which or the return on which such Tax is reported involves Taxes for which Lessee does not indemnify under this Section 7(b), for which Lessee is obligated pursuant to this Section 7(b), and under applicable law of the taxing jurisdiction Lessee is allowed to directly contest such Tax in its own name, then the Lessee shall be permitted, at its expense and in its own name, to contest the imposition of such Tax.

               If requested by Lessee (A) in writing within 30 days of Lessee's receipt of notice from an Indemnitee under the first paragraph of this
     Section 7(b)(iv) and (B) with respect to a Tax not described in the preceding paragraph, such Indemnitee shall in good faith at Lessee's expense contest the imposition of any such Tax. Indemnitee shall consult in good faith with Lessee concerning the method of any contest controlled by Indemnitee including the forum in which the adjustment is most likely to be favorably resolved, provided, however, that such Indemnitee shall, in its sole discretion, select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Tax, (B) paying such Tax under protest or (C) paying such Tax and seeking a refund or other repayment thereof.

                                          [Participation Agreement (1995 777 C)]

          In no event shall such Indemnitee be requested to contest, and in the case of items (II) and (VII) below shall Lessee be permitted to contest, the imposition of any Tax for which Lessee is liable under this Section 7(b) unless (I) in Lessee's request to the Indemnitee to contest such Tax, Lessee shall have agreed to pay such Indemnitee on demand all reasonable costs, expenses, losses and liabilities that such Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all reasonable costs, expenses, losses, legal and accounting fees, disbursements, penalties, interest and additions to tax), (II) such action to be taken will not result in the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft, or the creation of any Lien other than Liens for Taxes of Lessee
     (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft and (y) for the payment of which such reserves, if any, as are required to be provided under generally accepted accounting principles have been provided by Lessee, (III) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have paid the amount required directly to the appropriate authority or made an advance of the amount thereof to such Indemnitee on an interest-free basis and agreed to indemnify the Indemnitee against any additional net after-tax cost to such Indemnitee with respect to such advance or payment, (IV) with regard to any Tax of an Indemnitee which is the Owner Participant or the Owner Trustee or the Original Loan Participant, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee or the Original Loan Participant, independent tax counsel selected by the Lessee and reasonably satisfactory to such Indemnitee shall furnish an opinion, prepared at the Lessee's expense, to the effect that there is a "realistic possibility of success" (as set forth in American Bar Association Formal Opinion 85-352) to contest such claim and (V) in the case of an Indemnitee which is the Owner Participant or the Owner Trustee or the Original Loan Participant, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee or the Original Loan Participant, prior to the commencement of an administrative appeal Lessee shall have delivered to such Indemnitee a written acknowledgment of Lessee's obligation to indemnify fully such Indemnitee to the extent that the contest is not successful; provided, however, that Lessee will not be bound by its acknowledgment of liability if and to the extent that the contest is ultimately resolved on an articulated basis

                                          [Participation Agreement (1995 777 C)]

     which clearly demonstrates that Lessee is not otherwise liable under this
     Section 7(b) with respect to such Tax, (VI) if the contest of which or the return on which such Tax is reported involves Taxes for which the Lessee has not indemnified such Indemnitee under this Section 7(b), then the amount of indemnified Tax in issue must exceed $25,000, and (VII) if an Event of Default shall have occurred and be continuing, the Lessee shall have provided security for its obligations hereunder to the Owner Participant by placing in escrow in a manner reasonably satisfactory to the Owner Participant sufficient funds to cover any such contested Tax or shall have paid such Tax.

               Anything herein to the contrary notwithstanding, if the contest of any Tax also involves other Taxes which are not required to be indemnified by Lessee pursuant to this Section 7(b), then such contest shall be controlled solely by such Indemnitee, without the participation of Lessee.

               If any Indemnitee shall obtain a refund of all or any part of any Tax paid by Lessee such Indemnitee shall pay Lessee but not before Lessee shall have made all payments theretofore due to such Indemnitee pursuant to this Section 7(b) and any other payments theretofore due under any of the Operative Documents and, provided no Event of Default shall have occurred and be continuing, an amount equal to the sum of (I) the amount of such refund, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any refund received and (II) any tax benefit realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that such amount attributable to (I) above shall not be in excess of the amount of such Tax payment net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee plus interest received, if any, from the relevant taxing authority with respect to any such Tax payment, it being intended that such Indemnitee shall realize a net benefit pursuant to this Section 7(b) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this Section 7(b).

               Nothing contained in this Section 7(b)(iv) shall require any Indemnitee to contest, or permit Lessee to contest, a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 7 with respect to such claim.

                                          [Participation Agreement (1995 777 C)]

     (v)  General Tax Indemnity -- Reports.  Lessee will provide such
          --------------------------------
     information as may be reasonably requested by an Indemnitee or required to enable an Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Documents. In the event any return, statement or report is required to be made or filed with respect to any Tax imposed on or indemnified against by Lessee under this Section 7(b) (other than with respect to Income Taxes), Lessee shall notify the Indemnitee of such requirement and (i) to the extent permitted by law or required by law, Lessee shall make and file in its own name, and pay the tax shown due on such return, statement or report in such manner as will show the ownership of the Aircraft in the Owner Trustee and furnish the Indemnitee with a copy of such return, statement or report; provided, however, that Lessee shall have no obligation under this clause (i) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to file such returns, statements or reports, (ii) in the case of a return, statement or report required to be in the name of or filed by such Indemnitee, Lessee shall prepare and furnish such return, statement or report for filing by such Indemnitee in such manner as shall be reasonably satisfactory to such Indemnitee and send the same to such Indemnitee for filing no later than 20 Business Days prior to the due date; provided, however, that Lessee shall have no obligation under this clause (ii) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to prepare and file such return, statement or report, and (iii) in the case of a return, statement or report required to reflect items in addition to Taxes imposed on or indemnified against by the Lessee under this Section 7(b), Lessee shall, upon the written request of such Indemnitee, provide such Indemnitee with such information as is within Lessee's reasonable control. Lessee shall hold each Indemnitee harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such return, statement, report or information if such insufficiency or inaccuracy is attributable to Lessee.

          (vi)  General Tax Indemnity -- Payment.  Except as provided in Section
                --------------------------------
     7(b)(iv) hereof regarding the Lessee's right to contest, Lessee shall pay any Tax directly to the appropriate taxing authority if legally permissible and upon demand of an Indemnitee shall pay such Tax and any other

                                          [Participation Agreement (1995 777 C)]

     amounts due hereunder to such Indemnitee within 20 Business Days of such demand, but in no event shall any such payments be made more than 10 Business Days prior to the date the Tax to which any such payment hereunder relates is due (unless Lessee has not received such demand at least 15 Business Days prior to such date in which case within five Business Days after receipt of such demand), in immediately available funds. Any such demand for payment from an Indemnitee shall specify in reasonable detail, the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to Lessee any notice, bill or advice in the nature of a notice or bill received by it concerning any Tax indemnified against hereunder. As soon as practicable after each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is acceptable to such Indemnitee. Lessee shall also furnish promptly upon request such data as any Indemnitee may reasonably require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction.

          (vii)  Application of Payments During Existence of Event of Default or
                 ---------------------------------------------------------------
     Default.  Any amount payable to Lessee pursuant to the terms of this
     -------
     Section 7(b) shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing under the Lease or if any amounts required to be paid by the Lessee hereunder are due and have not been paid in full. At such time as there shall not be continuing any such Default or Event of Default and any amounts which are due hereunder have been paid in full, such amount shall be paid to the Lessee to the extent not previously applied against Lessee's obligations hereunder as and when due.

          (viii)  Reimbursements by Indemnitees Generally.  If, for any reason,
                  ---------------------------------------
     Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Documents or on the Aircraft, the Airframe, the Engines, the Parts or any part thereof, which Taxes are not the responsibility of Lessee under this
     Section 7(b), then such Indemnitee shall pay to Lessee an amount which equals the amount paid by Lessee with respect to such Taxes plus interest thereon computed at an annual interest rate equal to the Base Rate plus one percent.

          (ix)  Forms, etc.  Each Indemnitee agrees to furnish to Lessee from
                -----------
     time to time, at the Lessee's request and

                                          [Participation Agreement (1995 777 C)]

     expense, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding tax imposed by any taxing authority in respect of any payments otherwise required to be made by Lessee pursuant to the Operative Documents, which reduction or exemption may be available to such Indemnitee.

          (x)  Non-Parties.  If an Indemnitee is not a party to this Agreement,
               -----------
     Lessee may require the Indemnitee to agree to the terms of this Section 7(b) prior to making any payment to such Indemnitee under this Section 7(b).

          (xi)  Owner Participant.  For the purposes of this Section 7(b), the
                -----------------
     term "Owner Participant" shall mean and include __________________________ (and its permitted successors and assigns) and where appropriate the affiliated group of corporations (and each member thereof) making a consolidated or combined return of which _____________________ (and its permitted successors and assigns) is a member.

          (xii)  Income Tax.  For purposes of this Section 7, the term Income
                 ----------
     Tax means any Tax based on or measured by or with respect to gross or net income (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding and taxes on tax preference items) or receipts (including in each case other than sales, use, rental, license, value added, ad valorem or property Taxes) and Taxes which are capital, doing business, franchise, excess profits, net worth taxes and interest, additions to tax, penalties, or other charges in respect thereof.

          (xiii)  Withholdings.  All payments by the Lessee to Lessor in
                  ------------
     connection with the Operative Documents shall be free of withholdings attributable to any Foreign Jurisdiction (as defined in Section 7(b)(ii)(1)) of any nature whatsoever (and at the time that the Lessee is required to make any payment upon which any withholding is required the Lessee shall pay an additional amount such that the net amount actually received by the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) or the Trust Estate will, after such withholding, equal the full amount of the payment then due) and shall be free of expense for collection or other charges.

          (c) General Indemnity.  Lessee hereby agrees to indemnify each
              -----------------
Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the

                                          [Participation Agreement (1995 777 C)]

transactions contemplated herein or in any of the other Operative Documents are consummated), any and all Expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of or which would not have occurred but for (A) the Operative Documents or any sublease of the Aircraft or the enforcement of any of the terms thereof; (B) the manufacture, purchase, acceptance or rejection of the Airframe or any Engine or Parts; (C) the Aircraft (or any portion thereof) or any engine installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the manufacture, purchase, registration, financing, ownership, delivery, nondelivery, lease, sublease, possession, use or non-use, operation, maintenance, modification, alteration, condition, replacement, repair, substitution, sale, return or other disposition of the Aircraft including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement; (D) the offer or sale of any interest in the Trust Estate or the Trust Agreement or any similar interest on or prior to the Delivery Date; or (E) the offer or sale of any interest in the Loan Certificate (or other evidence of the debt relating to the Aircraft); provided, that the foregoing indemnity shall not extend to an Indemnitee with respect to any Expense resulting from or arising out of or which would not have occurred but for one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents being incorrect in any material respect, or (2) the failure by such Indemnitee to perform or observe in any material respect any agreement, covenant or condition in any of the Operative Documents including, without limitation, the creation or existence of a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), or (3) the willful misconduct or the gross negligence of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft), or (4) (A) in the case of any Indemnitee, a disposition (voluntary or involuntary) by such Indemnitee of all or any part of its interest in the Airframe or any Engine (other than as contemplated by the Lease), (B) in the case of a Certificate Holder a disposition (voluntary or involuntary) by such Certificate Holder of all or any part of its interest in any Loan Certificate or
(C) in the case of any Indemnitee a disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents, other than, in each of (A), (B) and (C), during the continuance of a Default or an Event of Default under the Lease, or (5) any Tax whether or not Lessee is required to indemnify for such Tax pursuant to Section 7(b) hereof (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement exclusively provide for Lessee's liability with respect to Taxes), or (6) the offer or sale by the Owner Participant

                                          [Participation Agreement (1995 777 C)]

after the Delivery Date of any interest in the Trust Estate or the Trust Agreement or any similar interest other than during the continuance of a Default or an Event of Default under the Lease, or (7) in the case of the Owner Trustee in its individual and trust capacities, and the Affiliates, successors and assigns thereof, a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder or in the case of the Indenture Trustee, failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder, or (8) other than during the continuation of a Section 14(a), (b), (h) or (i) Default or an Event of Default under the Lease, the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents which amendments, supplements, waivers or consents (a) do not require or receive the approval of Lessee and (b) are not occasioned by a specific requirement of the Operative Documents, or (9) any loss of tax benefits or increase in tax liability under any tax law whether or not Lessee is required to indemnify therefor pursuant to this Agreement or the Tax Indemnity Agreement (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement exclusively provide for Lessee's liability with respect to Taxes), or (10) except to the extent fairly attributable to acts or events occurring prior thereto, acts or events which occur after the earlier of: (I) the commencement of storage of the Aircraft pursuant to Section 5(d) of the Lease, other than storage in connection with the exercise of remedies pursuant to Section 15 of the Lease, (II) the return of possession of the Aircraft to the Owner Trustee or its designee pursuant to the terms of the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 7(c) shall survive for so long as Lessor shall be entitled to exercise remedies under such
Section 15), (III) the termination of the Term in accordance with Section 9 of the Lease, (IV) the 30th day beyond the end of the Term if Lessor shall have furnished the notice referred to in Section 10(d) of the Lease and Lessee shall have failed to return possession to Lessor on such day, (V) the payment by Lessee of all amounts required to be paid under the Lease following an Event of Loss or (VI) termination of the Lease and payment by Lessee of all amounts required to be paid by Lessee pursuant to the terms of the Operative Documents.

          Lessee further agrees that any payment or indemnity pursuant to this
Section 7(c) in respect of any "Expenses" shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the

                                          [Participation Agreement (1995 777 C)]

laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the current net reduction in Taxes required to be paid by such recipient resulting from the accrual or payment of such Expense.

          If, by reason of any Expense payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 7(c), such Indemnitee subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee, but only if Lessee shall have made all payments then due and owing to such Indemnitee under the Operative Documents, an amount equal to the sum of (I) the actual reduction in Taxes, if any, realized by such Indemnitee which is attributable to such deduction or credit and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that such Indemnitee shall not be obligated to make any payment pursuant to this Section 7(c) to the extent that the amount calculated pursuant to (I) above would exceed (x) the amount of all prior Expense payments net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amounts received by such Indemnitee from Lessee pursuant to this Section 7(c), less (y) the portion of all prior payments computed pursuant to (I) above by such Indemnitee to Lessee hereunder.

          Nothing in this Section 7(c) shall be construed as a guaranty by Lessee of payments due pursuant to the Loan Certificates or of the residual value of the Aircraft.

          If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Lessee; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder, and no payment by Lessee to an Indemnitee pursuant to this Section 7(c) shall be deemed to constitute a waiver or release of any right or remedy which the Lessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Lessee such notice. Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the

                                          [Participation Agreement (1995 777 C)]

transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Lessee's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of, or participate in or be consulted with respect to any such judicial or administrative proceedings if (i) a Section 14(a), (b), (h) or (i) Default or an Event of Default shall have occurred and be continuing or (ii) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Trust Estate, the Trust Indenture Estate or any part thereof unless in such an event Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (iii) if such proceedings could, in the good faith opinion of the Indemnitee, either have a material adverse effect on the business of the Indemnitee other than the ownership, leasing or financing of the Aircraft or entail any risk of criminal liability. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions.

          The Indemnitee shall supply Lessee with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 7(c). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee (except during the continuance of an Event of Default when such consent shall not be required if the Indemnitee has given the Lessee at least 60 days prior written notice of the nature and scope of the proposed settlement or compromise), which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this
Section 7(c).

          The Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 7(c).

          Upon payment of any Expense pursuant to this Section 7(c), Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto other than

                                          [Participation Agreement (1995 777 C)]

claims under Section 5.03 or 7.01 of the Trust Indenture or Section 5.03 or 7.01 of the Trust Agreement. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee.

          In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 7(c), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other person, such Indemnitee shall promptly pay Lessee, but not before Lessee shall have made all payments then due to such Indemnitee pursuant to this Section 7(c) and any other payments then due under any of the Operative Documents, an amount equal to the sum of (I) the amount of such reimbursement, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any refund received and (II) any tax benefit realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that in the case of any Indemnitee which is the Owner Participant or the Original Loan Participant or any successor, assign or Affiliate of the Owner Participant or the Original Loan Participant or any Person who purchases a participation in the Loan Certificates from the Original Loan Participant such amount attributable to (I) above shall not be in excess of the amount of such Expense payment net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee plus interest received, if any, from the relevant taxing authority with respect to any such Expense payment, it being intended that such Indemnitee shall realize a net benefit pursuant to this Section 7(c) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this Section 7(c).

          Lessee agrees to pay the reasonable and continuing fees and expenses of the Indenture Trustee (including the reasonable fees and expenses of its counsel) and, as provided in Section 6.07 of the Trust Agreement, the Owner Trustee (including but not limited to, the reasonable fees and expenses of its counsel), for acting as such, other than such fees and expenses which constitute Transaction Expenses. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 7 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

          Any amount which is payable to Lessee by any Person pursuant to this
Section 7 shall not be paid to Lessee if an Event of Default or a Section 14(a),
(b), (h) or (i) Default

                                          [Participation Agreement (1995 777 C)]

under the Lease shall have occurred and be continuing or if any payment is due and owing by Lessee to such Person under the Lease or any other Operative Document. Any such amount shall be held by such Person (the Lessee hereby granting a security interest in such amount to such Person) and, if such Default or an Event of Default under the Lease shall have occurred and be continuing, shall be applied against Lessee's obligations hereunder to such Person as and when due (and, to the extent that Lessee has no obligations hereunder to such Person, such amount shall be paid to Lessee). At such time as there shall not be continuing any such Event of Default or Default or there shall not be due and owing any such payment, such amount shall be paid to Lessee to the extent not previously applied in accordance with the immediately preceding sentence.


          (d) Withholding.  If Lessee advises the Owner Trustee, the Indenture
              -----------
Trustee and the relevant Certificate Holder in writing that interest on the Loan Certificates held by such Certificate Holder is subject to United States withholding tax, then the Owner Trustee shall instruct the Indenture Trustee to, and Indenture Trustee shall, withhold as provided in Section 2.04(b) of the Trust Indenture.

          SECTION 8.  Representations, Warranties and Covenants.  (a)  The Owner
          ---------   -----------------------------------------
Participant represents to the other parties to this Agreement that it is acquiring its interest in the Trust Estate for investment purposes only and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone it has authorized to act on its behalf (it being understood that Capstar Partners, Inc. is not acting on behalf of the Owner Participant) has directly or indirectly offered any interest in the Trust Estate or any Loan Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended. The Owner Participant agrees not to take any action to cause the Owner Trustee to take any action which the Owner Trustee is not permitted to take pursuant to the terms of the Operative Documents.

          (b) Each of the Owner Participant and State Street Bank and Trust Company, in its individual capacity, represents and warrants to the other parties to this Agreement that it is on the date hereof, and on the Delivery Date will be, a Citizen of the United States. The Owner Participant agrees, solely for the benefit of Lessee, that if during such time as the Aircraft is registered in the United States (or if Lessee desires to register

                                          [Participation Agreement (1995 777 C)]

the Aircraft in the United States) (i) it shall not be a Citizen of the United States and (ii) the Aircraft shall be, or would therefore become, ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as is reasonably practicable but in any event within 60 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship
(A) effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or to maintain the United States registration of the Aircraft, or (B) transfer its beneficial interest in the Trust Estate in accordance with Section 8(l) hereof. It is understood that:
(1) the Owner Participant shall be liable to any of the other parties hereto for any damages suffered by any such other party as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(b) proving to be untrue as of the Delivery Date; and (2) the Owner Participant shall be liable to Lessee and any Certificate Holder for any damages which may be incurred by Lessee or such Certificate Holder as a result of the Owner Participant's failure to comply with its obligations pursuant to the second sentence of this Section 8(b). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations (such cooperation shall not include any restriction on the use of the Aircraft) under the provisions of the second sentence of this Section 8(b) and such request shall not be subject to the indemnity contained in Section 7(c) hereof. State Street Bank and Trust Company, in its individual capacity, agrees that if at any time a responsible officer of State Street Bank and Trust Company shall obtain actual knowledge that State Street Bank and Trust Company has ceased to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on a Certificate Holder, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or State Street Bank and Trust Company, in its individual capacity, does not comply with the requirements of this Section 8(b), the Owner Trustee, the Indenture Trustee, the Owner Participant and the Certificate Holders hereby agree that a Default or an Event of Default shall not have occurred and be continuing under the Lease due to noncompliance by Lessee with the registration requirements in the Lease.

                                          [Participation Agreement (1995 777 C)]

          (c) State Street Bank and Trust Company, in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are or will be kept is Boston, Massachusetts (other than such as may be maintained or held by the Indenture Trustee pursuant to the Trust Indenture) and has its chief executive office (as such term is used in Article 9 of the Uniform Commercial
Code) in the Commonwealth of Massachusetts. State Street Bank and Trust Company in its individual capacity agrees that it will not change the location of such office to a location outside of the Commonwealth of Massachusetts, without prior written notice to Lessee, Indenture Trustee and the Owner Participant.

          (d) The Owner Trustee and Lessee agree (but neither covenanting as to the other) that neither the Owner Trustee nor the Lessee nor anyone acting on behalf of either or both of the Owner Trustee and Lessee will offer the Owner Participant's interest in the Trust Estate or any part thereof for issue or sale to, or solicit any offer to acquire any thereof from anyone so as to bring the issuance and sale of the Owner Participant's interest within the provisions of
Section 5 of the Securities Act of 1933, as amended.

          (e) Each of the Owner Participant and so long as the Original Loan Participant is a Certificate Holder, the Original Loan Participant, agree that, if, at any time after the Tax Attribute Period, Lessee has requested its consent to the registration of the Aircraft, in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), at Lessee's expense, (i) in a country listed in Exhibit G to the Lease with which the United States maintains normal diplomatic relations or (ii) in any other country with which the United States maintains normal diplomatic relations and the Owner Participant and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) have not determined, acting reasonably, that such other country would not provide substantially equivalent protection (including the right to take possession of the Aircraft in the event of the bankruptcy of any such Sublessee) for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law, the Owner Participant and the Original Loan Participant (but in regard to the Original Loan Participant only so long as the Original Loan Participant is a Certificate Holder) will not, in the case of either (i) or (ii), unreasonably withhold its consent to such change of registration (it being agreed that the inability to deliver an opinion (reasonably satisfactory in form and substance to the Owner

                                          [Participation Agreement (1995 777 C)]

Participant and, so long as the Original Loan Participant is a Certificate Holder, the Original Loan Participant) of counsel reasonably acceptable to the Owner Participant and, so long as the Original Loan Participant is a Certificate Holder, the Original Loan Participant in such proposed country of registry to the effect that the courts of such country would give effect to the Owner Trustee's interests in the Aircraft, to the registry of the Aircraft in the name of the Owner Trustee and to the priority of the Lien under the Trust Indenture substantially to the same extent as aforesaid, shall constitute the sole reasonable grounds to withhold such consent), and if said opinion is delivered, the Owner Participant and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) will instruct the Owner Trustee and the Indenture Trustee, respectively, to make such change of registration; provided, however, that prior to any such change in the country of registry of the Aircraft, the Owner Participant, the Owner Trustee in its individual capacity and, so long as the Original Loan Participant is a Certificate Holder, the Original Loan Participant shall have received:

          (i) assurances reasonably satisfactory to them (A) to the effect that the insurance or self-insurance provisions of the Lease have been complied with after giving effect to such change of registry, (B) of the payment by Lessee of any expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) in connection with such change of registry, (C) to the effect that the original indemnities (and any additional indemnities for which Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder), under this Agreement, the Trust Indenture and the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry, (D) that such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan

                                          [Participation Agreement (1995 777 C)]

     Participant is a Certificate Holder), or the Trust Estate pursuant to
     Section 7(b) hereof and (E) that such new country of registry imposes aircraft maintenance standards not materially less stringent than those of the FAA; and

          (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, in its individual capacity and, so long as the Original Loan Participant is a Certificate Holder the Indenture Trustee, and to the Owner Participant) to the Owner Participant and the Indenture Trustee in the new jurisdiction of registry to the effect (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction,
     (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Indenture Trustee or the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant and the Owner Trustee, in its individual capacity, is available to cover such risk), (D) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (E) to such further effect with respect to such other matters as the Owner Trustee in its individual capacity or the Owner Participant or so long as the Original Loan Participant is a Certificate Holder, the Indenture Trustee may reasonably request.

          Upon receipt of the foregoing opinion of counsel by the Owner Participant, Exhibit G to the Lease shall be amended to add such country.

                                          [Participation Agreement (1995 777 C)]

          Notwithstanding the foregoing, in the event that any such change of registry is to a country listed on Exhibit G to the Lease, only clauses (i)(B),
(i)(C) and (i)(D) of this Section 8(e) shall be conditions to the obligations of the Owner Participant, the Original Loan Participant, the Indenture Trustee and the Owner Trustee under this Section 8(e).

          (f) The Owner Participant represents and warrants to Lessee, the Original Loan Participant, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity, that as of the Delivery Date:

          (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization and is in good standing in the state in which its principal business operations are located, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Documents;

          (ii) the Owner Participant Documents have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and neither the execution and delivery thereof by the Owner Participant, nor the consummation of the transactions contemplated thereby by the Owner Participant, nor compliance by the Owner Participant with any of the terms and provisions thereof will contravene any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for or otherwise permitted in the Operative Documents) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or

                                          [Participation Agreement (1995 777 C)]

     instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected;

          (iii) each of the Owner Participant Documents constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof;

          (iv) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which, if determined adversely to the Owner Participant, would materially adversely affect the financial condition of the Owner Participant or the ability of the Owner Participant to perform its obligations under the Owner Participant Documents;

          (v) on the Delivery Date, there will be no Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to the Owner Participant; and

          (vi) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Owner Participant of the Owner Participant Documents, other than approval by the FAA of the Owner Participant's affidavit of United States citizenship.

          (g) Each of State Street Bank and Trust Company in its individual capacity and the Owner Participant severally covenants and agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge any Lessor Lien attributable to or caused by it with respect to the Aircraft or any other portion of the Trust Estate.

          (h) So long as the Aircraft shall be leased to Lessee under the Lease, the Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any Person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below), (ii) the Owner Participant shall have delivered to the Owner Trustee, the Lessee and the Indenture Trustee an opinion (in form, scope and substance reasonably satisfactory to the Indenture Trustee and Lessee) of counsel reasonably satisfactory to the Indenture Trustee and Lessee (which may be the Owner Participant's General Counsel, provided such counsel need not be reasonably satisfactory to Lessee during the continuance of an Event of

                                          [Participation Agreement (1995 777 C)]

Default under the Lease) to the effect that the agreement referred to in clause
(O) below and any guaranty required by clause (C) below, if any, are the legal, valid, binding and enforceable obligation of the Transferee and the guarantor, if any, as the case may be (subject to the normal bankruptcy and equitable remedies exceptions contained in an opinion on such matters), and (iii) Lessee shall have (1) received an opinion (in form and substance reasonably satisfactory to Lessee) of counsel to the Owner Participant (who shall be reasonably satisfactory to Lessee, provided such counsel need not be reasonably satisfactory to Lessee during the continuance of an Event of Default under the Lease) to the effect that such transfer will not result in an increase in the tax liability of Lessee or (2) received from the Owner Participant so seeking to transfer such right, title or interest, indemnification, pursuant to an agreement reasonably satisfactory to Lessee, for any increase in the tax liability of Lessee. A "Transferee" shall mean either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $75,000,000 or a corporation whose net worth is at least $75,000,000,
(B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, Indenture Trustee and Lessee a guaranty satisfactory to them (except that such guaranty need not be satisfactory to Lessee during the continuance of an Event of Default under the Lease) with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, (C) any other entity, provided such obligations are guaranteed by the transferor Owner Participant and, if the obligations of such Owner Participant are guaranteed as provided in the foregoing provisions of this Section 8(h), the related guarantor, or (D) any other entity approved by the Lessee, Owner Trustee and Indenture Trustee provided that the approval of the Lessee shall not be required so long as a
Section 14(a), (b), (h) or (i) Default or an Event of Default under the Lease shall have occurred and be continuing; provided, however, that any Transferee shall not be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a Citizen of the United States, (N) the Transferee has the requisite power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement or agreements, in form and

                                          [Participation Agreement (1995 777 C)]

substance reasonably satisfactory to the Owner Trustee, the Indenture Trustee and Lessee whereby Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in the Owner Participant's Documents and makes representations of the scope provided for as to the Owner Participant in each of the Operative Documents, (P) such transfer does not violate any applicable law including, without limitation, the Federal Aviation Act, or any rules or regulations promulgated thereunder, or the Securities Act of 1933, as amended,
(Q) the transferor Owner Participant assumes the risk of any loss of FSC Benefits, Amortization Deductions, Interest Deductions, State Tax Deductions and MACRS Deductions or any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting from such transfer, (R) after giving effect to such transfer, there shall be no more than two Owner Participants at that time (it being understood that the original Owner Participant and any Affiliate (as defined in the Lease) of the original Owner Participant shall, for the purpose of counting Owner Participants, be deemed to be one Owner Participant) and (S) such transfer will not give rise to a Default or Event of Default under the Trust Indenture; and Lessee may request such Transferee to provide an opinion of counsel (who shall be reasonably satisfactory to Lessee, provided such counsel need not be reasonably satisfactory to Lessee during the continuance of an Event of Default under the Lease) in form and substance reasonably satisfactory to Lessee as to any matter set forth in clauses (N) or (P) and as to such other matters as Lessee may reasonably request (it being understood that counsel may rely on an opinion of Lessee's counsel as to matters relating to Lessee). Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferring Owner Participant under the Owner Participant Documents arising after the date of such transfer except to the extent fairly attributable to acts or events occurring prior thereto and not assumed by the transferee Owner Participant (in each case, to the extent of the participation so transferred). If the Owner Participant intends to transfer any of its interests hereunder, it shall give 10 Business Days (2 Business Days during the continuance of an Event of Default under the Lease) prior written notice thereof to the Owner Trustee, the Indenture Trustee and Lessee, specifying the name and address of the proposed Transferee and providing financial statements of the proposed Transferee. The Owner Participant shall pay all of its costs of any such transfer and shall reimburse Lessee, Indenture

                                          [Participation Agreement (1995 777 C)]

Trustee, any Certificate Holder and the Owner Trustee for all reasonable costs and Expenses of any such transfer, except that Lessee shall be responsible for its own costs and Expenses and shall reimburse the Owner Participant for all other costs and Expenses if such transfer shall occur during the continuation of an Event of Default under the Lease. For purposes of this paragraph, "Net Worth" shall mean the excess of total assets over total liabilities, each to be determined in accordance with generally accepted accounting principles (applicable to such Transferee) consistently applied.

          (i) The Owner Participant represents and warrants that no part of the funds used by it to acquire its interest in the Trust Estate constitutes assets of any "employee benefit plan" as defined in Section 3(3) of ERISA (an "ERISA Plan"). The Original Loan Participant represents and warrants that no part of the funds used by it to acquire the Loan Certificates or any interest therein (including any participation in such certificates) constitutes assets of an ERISA Plan. Lessee represents and warrants that the execution and delivery of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code (such representation being made solely in reliance upon and subject to the accuracy of the representations contained in the preceding sentences of this subsection).

          (j) State Street Bank and Trust Company both in its individual capacity (except with respect to subsection (vii) below) and as Owner Trustee represents and warrants that:

          (i) the Trust Agreement and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the other Owner Trustee Documents has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee;

          (ii) the Trust Estate is free and clear of Lessor Liens attributable to State Street Bank and Trust Company in its individual capacity, and there are no Liens attributable to State Street Bank and Trust Company in its individual capacity affecting the title of the Owner Trustee to the Aircraft or resulting from any act or claim against State Street Bank and Trust Company in its individual capacity arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by this Agreement or any of the other Operative Documents, including any Lien

                                          [Participation Agreement (1995 777 C)]

     resulting from the nonpayment by State Street Bank and Trust Company in its individual capacity of any Taxes imposed or measured by its net income;

          (iii) it is a banking corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement, and has full right, power and authority to enter into and perform its obligations as Owner Trustee pursuant to the Trust Agreement under each of the other Owner Trustee Documents;

          (iv) each of the Owner Trustee Documents has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of or compliance with any of the terms and provisions thereof will violate any federal or Massachusetts law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

          (v) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Documents has been duly executed and delivered by it, and the Trust Agreement is a legal, valid and binding obligation of State Street Bank and Trust Company in its individual capacity and as Owner Trustee, as the case may be, enforceable against such party in accordance with the terms thereof;

          (vi) assuming due authorization, execution and delivery of each of the Owner Trustee Documents by each of the parties thereto (other than the Owner Trustee), each of the Owner Trustee Documents is a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms;

          (vii) on the Delivery Date, the Owner Trustee shall have received whatever title to the Aircraft was conveyed to it by Lessee;

          (viii) it has not offered any interest in the Trust Estate or any Loan Certificates or any similar securities for sale to, or solicited any offer to acquire the same

                                          [Participation Agreement (1995 777 C)]

     from, anyone, and no responsible officer or responsible employee of State Street Bank and Trust Company has knowledge of any such offer or solicitation, except as set forth in Section 7(a)(xi);

          (ix) there are no proceedings pending, or to the knowledge of State Street Bank and Trust Company threatened, against State Street Bank and Trust Company in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would materially and adversely affect the right, power and authority of State Street Bank and Trust Company to enter into or perform its obligations under the Owner Trustee Documents;

          (x) neither the due execution and delivery of the Owner Trustee Documents by State Street Bank and Trust Company, in its individual capacity or as Owner Trustee under the Trust Agreement, as the case may be, nor the consummation by it of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, or the registration with, any federal or Massachusetts governmental authority or agency pursuant to any federal or Massachusetts law governing the banking or trust powers of State Street Bank and Trust Company; and

          (xi) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to State Street Bank and Trust Company in its individual capacity and which is presently continuing.

          (k) The Owner Participant agrees, solely for the benefit of Lessee, that it will comply with any undertaking delivered by it as contemplated in
Section 9(c) of the Lease and shall indemnify Lessee for any losses, damages, costs or expenses of any kind (including any additional rents paid by Lessee and the reasonable fees and expenses of lawyers, appraisers, brokers or accountants) incurred as a consequence of such failure to comply with such undertaking. The Owner Participant further covenants and agrees to pay or cause the Owner Trustee to pay those costs and expenses specified to be paid by the Owner Participant pursuant to Exhibit E to the Lease and all costs and expenses that are for the account of the Owner Trustee pursuant to Sections 3(f), 5(d) and 5(e) of the Lease.

          (l) Subject to compliance by Lessee with all of its obligations under the Lessee Documents, each of the Owner Participant, the Owner Trustee and the Indenture Trustee

                                          [Participation Agreement (1995 777 C)]

covenants and agrees that (i) if Lessee elects to terminate the Lease pursuant to Section 9(a)(1) of the Lease and to purchase the Aircraft pursuant to Section 9(b) or 19(b)(1) of the Lease, then each of the parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (without recourse or warranty except as to Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the Definition of Lessor Liens) with respect to the Owner Participant) (including without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee) and (ii) Lessee, in connection with such purchase, may, provided no Section 14(a), (b), (h) or (i) Default or Event of Default shall have occurred and be continuing (unless such Section 14(a), (b), (h) or (i) Default or Event of Default is waived by the Indenture Trustee), assume (and receive a credit in an amount equal to the principal amount of the debt assumed, against the purchase price payable by Lessee pursuant to Section 9(b) or 19(b)(1) of the Lease, as applicable) the obligations of the Owner Trustee pursuant to Section 2.15 of the Trust Indenture and the Loan Certificates (and the Lease, to the extent that the Owner Trustee's obligations thereunder are incorporated into the Trust Indenture or the Loan Certificates), and Lessee shall confirm that its obligations under the Lease shall be direct obligations to the Indenture Trustee as if set forth in the Trust Indenture, and that each of the parties shall execute and deliver appropriate documentation in form and substance reasonably satisfactory to such parties under which Lessee will assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Loan Certificates, the Trust Indenture and all other Operative Documents and all such other actions (including the furnishing of legal opinions reasonably requested by any party) as are reasonably necessary to permit such assumption by Lessee.

          (m) Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

          (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a Citizen of the United States and shall be a Certificated Air Carrier;

                                          [Participation Agreement (1995 777 C)]

          (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee and the Owner Participant a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Owner Participant containing an assumption by such successor corporation or Person of the due and punctual payment of the Rent due and to become due under the Lease and the due and punctual performance and observance of each covenant and condition of the Operative Documents to be performed or observed by Lessee;

          (iii) immediately after giving effect to such transaction, no Event of Default under the Lease shall have occurred and be continuing;

          (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee and the Owner Participant a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel) reasonably satisfactory to the Owner Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 8(m) and that all conditions precedent herein provided for relating to such transaction have been complied with;

          (v) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee, shall make such filings and recordings with the FAA pursuant to the Federal Aviation Act, as shall be necessary or desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to such entity.

          Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(m), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement with the same effect as if such successor corporation or Person had been named as Lessee herein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor

                                          [Participation Agreement (1995 777 C)]

corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(m) from its liability in respect of any Operative Document to which it is a party.

          (n) Lessee, at its expense, will, at the request of any party hereto, take or cause to be taken such action with respect to the recording, filing, rerecording and refiling of the Manufacturer's FAA Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Trust Agreement, the Lease, the Lease Supplement, the Trust Indenture, the Trust Supplement, and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft.

          (o) Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, Stipulated Loss Value percentages and Termination Value percentages, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3 of the Lease.

          (p) The Owner Participant shall pay an amount which on an after-tax basis shall be equal to all of the Expenses of all parties to any adjustment of Basic Rent pursuant to Section 3(c)(ii) of the Lease, including without limitation the reasonable fees and expenses of such parties' counsel and advisors, it being agreed by the parties hereto that such expenses shall not constitute "Transaction Expenses" pursuant to Section 16 hereof, shall not be taken into consideration in any adjustment to Basic Rent, Stipulated Loss Value percentages or Termination Value percentages pursuant to the Lease and shall not be subject to the indemnity contained in Section 7(c) hereof.

          (q) The Original Loan Participant represents and warrants and, by acceptance of its Loan Certificate, each other Certificate Holder shall be deemed to have represented and warranted, that neither it nor anyone acting on its behalf has offered any Loan Certificates or any similar securities relating to the Aircraft for sale to, or solicited any offer to buy any Loan Certificates or any similar securities relating to the Aircraft from, any person or entity other than in a manner permitted by the Securities Act of 1933, as amended, and the

                                          [Participation Agreement (1995 777 C)]

rules and regulations promulgated thereunder and the securities laws, rules and regulations of any state.

          (r) First Security Bank of Utah, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (i) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Indenture Estate pursuant to the Trust Indenture, (ii) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (iii) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 hereof pursuant to said
Section 7, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than (A) a transfer of the Aircraft pursuant to Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or (B) a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

          (s) The Original Loan Participant represents, warrants and covenants that:

          (i) it is a bank duly organized and validly existing in good standing under the laws of its jurisdiction of organization and has full power, authority and legal right to execute, deliver and carry out the terms of this Agreement;

          (ii) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of the Original Loan Participant enforceable against it in accordance with its terms; and

          (iii) the Loan Certificates to be issued to it pursuant to the Trust Indenture are being acquired by it with no present intent to make any resale or distribution thereof which would require registration under the Securities Act of 1933, as amended, and it will not offer or sell any Loan Certificates in violation of the Securities Act of 1933, provided that the disposition of its property shall at all times be and remain within its control.

                                          [Participation Agreement (1995 777 C)]

          (t) The Indenture Trustee, and by its acceptance of the Loan Certificates, each Certificate Holder hereby waives to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of Title 11 of the United States Code with respect to recourse against the Owner Trustee (in its individual capacity) and the Owner Participant on account of any amount payable as principal of, Break Amount, if any, and interest on the Loan Certificates. If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to any Certificate Holder or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal, Break Amount, if any, or interest on the Loan Certificates and
(iii) a Certificate Holder or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Certificate Holder or the Indenture Trustee shall (except in the case of the Indenture Trustee, to the extent that such Excess Payment has theretofore been distributed) promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(t), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such Certificate Holder or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 8(t) shall prevent any Certificate Holder or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Trust Indenture (and any exhibits or annexes thereto).

          (u) The Indenture Trustee represents, in its individual capacity, as follows:

          (i) it is a Citizen of the United States, that it will notify promptly all parties to this agreement if in its reasonable opinion its status as a Citizen of the United States is likely to change and that it will resign as Indenture Trustee as provided in Section 8.02 of the Trust

                                          [Participation Agreement (1995 777 C)]

     Indenture if it should cease to be a Citizen of the United States;

          (ii) it is a national banking association under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Trust Indenture and this Agreement and to authenticate the Loan Certificates;

          (iii) the Indenture Trustee Documents and the authentication of the Loan Certificates have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Utah law or regulation relating to its trust powers or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

          (iv) each of the Indenture Trustee Documents has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against it in accordance with its terms.

          (v) First Security Bank of Utah, National Association and State Street Bank and Trust Company, each in its individual capacity, agrees for the benefit of Lessee and the Owner Participant to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

          (w) The Original Loan Participant and each subsequent Certificate Holder represents, warrants and covenants that it will not sell, assign, grant participations in or otherwise transfer its Loan Certificate or Loan Certificates to any other Person unless such Person represents and warrants, in writing, to the Original Loan Participant or such Certificate Holder, for the benefit of the Original Loan Participant or said Certificate Holder, Owner Participant and Lessee that at least one of the following statements is an accurate representation as to such Person and/or the source of funds to be used by such Person to acquire the Loan Certificate or Loan Certificates or participation therein:

          (i) no part of such funds directly or indirectly constitutes or may be deemed under the Code, ERISA or any

                                          [Participation Agreement (1995 777 C)]

     applicable state law or any rulings or regulations thereunder to be assets of an ERISA Plan, and the Loan Certificate (or participations therein) shall neither directly or indirectly constitute, nor be deemed to constitute, the assets of any ERISA Plan; or

          (ii) such Person is an insurance company and such funds constitute assets allocated to a separate account maintained by it which is a "pooled separate account" (within the meaning of Section 3(17) of ERISA and Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor ("PTE 90-1")) in which an ERISA Plan has an interest and the acquisition is, and the subsequent holding of Loan Certificates shall at all times thereafter be, entitled to full relief under the prohibited transaction exemption granted by PTE 90-1; or

          (iii) such Person is a bank and such funds constitute assets allocated to a bank collective investment vehicle maintained by it as a "collective investment fund" (as defined in Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor ("PTE 91-38")) in which an ERISA Plan has an interest and the acquisition is, and the subsequent holding of Loan Certificates shall at all times thereafter be, entitled to full relief under the prohibited transaction exemption granted by PTE 91-38; or

          (iv) such funds constitute assets of an "investment fund" in which an ERISA Plan has an interest and which is managed by a "qualified professional asset manager" or "QPAM" (as such terms are defined in Part V of Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor ("PTE 84-14") and the acquisition is, and the subsequent holding of the Loan Certificates shall at all times thereafter be, entitled to full relief under the prohibited transaction exemption granted by PTE 84-14; or

          (v) such funds constitute assets of one or more ERISA Plans, each of which is a "governmental plan" (as such term is defined in Section 3(32) of ERISA and in Section 414(d) of the Code) or a "church plan" (as such term is defined in Section 3(33) of ERISA and in Section 414(e) of the Code) and the acquisition and subsequent holding of the Loan Certificates will not result in, arise from, constitute or involve a transaction that is prohibited transaction under ERISA, the Code or any applicable state law; provided, that the Original Loan Participant and any subsequent Certificate Holder may grant participations in any Loan Certificates held by it only in accordance with

                                          [Participation Agreement (1995 777 C)]

     Section 8(y) hereof. Any such Person shall also represent and warrant that it will require any transferee of its interest in any Loan Certificates to make the representations and warranties set forth in the preceding sentence of this Section 8(w) and this sentence in writing, to such Person for the benefit of such Person, the Owner Participant and Lessee.

          In the event that there is a change of law that, in the reasonable judgment of Lessee, establishes a clear standard under which a prohibited transaction in connection with, arising out of, or resulting from the use of assets of an insurance company general account ("General Account Assets") would be exempt from excise tax under Section 4975 of the Code, and the restrictions imposed by Section 406 and 407 of ERISA and any penalty under Section 502(i) of ERISA ("ERISA Change of Law"), the Lessee and the Original Loan Participant and/or the Certificate Holders shall negotiate in good faith in order to agree upon a representation, reasonably satisfactory to the Lessee and a Majority in Interest of Certificate Holders (as defined in the Trust Indenture), which may be made by Persons pursuant to this Section 8(w) with respect to use of General Account Assets to acquire the Loan Certificate or participation therein, in lieu of making one or more of the representations set forth in paragraphs (i) through
(v) above. Such representation shall, to the extent consistent with the ERISA Change of Law, (A) permit such Person to represent that the General Account Assets are the type of assets covered by the ERISA Change of Law and that such Person and assets comply with the requirements necessary to afford the parties hereto the protection of the ERISA Change of Law, and (B) be drafted in a manner analogous to the representations set forth in Section 8(w)(ii) so that each of the Lessee and Owner Participant shall not have to engage in any diligence to ensure the applicability of the ERISA Change of Law.

          (x) The Original Loan Participant represents and each subsequent Certificate Holder by its acceptance of such Loan Certificate shall be deemed to represent that it is exempt from United States withholding taxes, and each Certificate Holder covenants that, if required to obtain or renew such exemption, it will, upon request and to the extent it remains lawfully able to do so, properly prepare and promptly furnish to each of the Owner Trustee, the Indenture Trustee and the Lessee Internal Revenue Service Form 1001, Form 4224 (with respect to each tax year) or Form W-8, whichever is applicable. Each Certificate Holder shall indemnify (on an after-tax basis) and hold harmless the Indenture Trustee, the Owner Trustee, Lessee and the Owner Participant against any United States withholding taxes (and related interest and penalties) which the Indenture Trustee fails to withhold on payments to it as a result of its failure to provide the required

                                          [Participation Agreement (1995 777 C)]

certificate or form or the invalidity of any certificate or form provided by it pursuant to this Section 8(x). Any amount payable hereunder by any Certificate Holder shall be paid within 30 days after receipt by such Certificate Holder of a written demand therefor.

          (y) The Original Loan Participant covenants that it will not grant participations in its Loan Certificates to any Person unless such Person represents and warrants, in writing, to the Original Loan Participant and for the benefit of the Original Loan Participant, Owner Participant and Lessee that no part of the funds used by it to acquire its interest in the Loan Certificates constitutes assets of an ERISA Plan. Any such Person shall require any transferee of its interest in the Loan Certificates to make the representation in the preceding sentence, in writing, to such person for its benefit and the benefit of the Original Loan Participant, Owner Participant and Lessee.

          SECTION 9.  [INTENTIONALLY OMITTED].
          ---------

          SECTION 10.  Other Documents; Amendment.  Each of the Owner
          ----------   --------------------------
Participant and the Owner Trustee hereby (A) agrees with Lessee and the Indenture Trustee to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it, to the extent such non-compliance would be adverse to such party; and (B) agrees with Lessee (so long as no Event of Default under the Lease shall have occurred and be continuing) and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party. Notwithstanding the foregoing, unless a Section 14(a), (b), (h) or (i) Default or an Event of Default shall have occurred and be continuing, so long as the Lease has not been terminated, the Indenture Trustee and the Owner Participant hereby agree for the benefit of Lessee that without the consent of Lessee they will not (and the Owner Participant agrees that it will not cause the Owner Trustee to) amend, supplement or otherwise modify any provision of the Trust Indenture in a manner adversely affecting Lessee. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. The Certificate Holders agree that they will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

                                          [Participation Agreement (1995 777 C)]

          SECTION 11.  Certain Covenants of Lessee.  Lessee covenants and agrees
          ----------   ---------------------------
with the Owner Participant, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity as follows:

          (a) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Indenture Trustee, the Owner Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon execution and delivery of the Owner Trustee's FAA Bill of Sale, shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Federal Aviation Act or under the applicable law of another permitted government of registry, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee, including, without limitation, reasonable attorney's fees and expenses), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority (including tax authorities).

          (b) Lessee, at its expense, will cause the Manufacturer's FAA Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Trust Agreement, the Trust Indenture and all supplements and amendments to the Trust Indenture, the Lease, all Lease Supplements and all amendments to the Lease, to be promptly filed and recorded, or filed for recording, to the extent required under the Federal Aviation Act or under any other applicable law. Upon the execution and delivery of the Manufacturer's FAA Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement, the Lessee shall cause the Lease, the Lease Supplement, the Trust Indenture and Trust Supplement to be filed for recording with the Federal Aviation Administration in the following order of priority; first, the
                                                            -----
Manufacturer's FAA Bill of Sale, second, the Owner Trustee's FAA Bill of Sale,
                                 ------
third, the FAA registration application, fourth, the Trust Indenture with Trust
-----                                    ------
Agreement and the Trust Supplement attached and fifth, the Lease, with the Lease
                                                -----
Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached. Lessee agrees to furnish the Owner Participant, the

                                          [Participation Agreement (1995 777 C)]

Owner Trustee and the Indenture Trustee with copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.

          SECTION 12.  Owner for Income Tax Purposes.  It is hereby agreed among
          ----------   -----------------------------
Lessee, the Owner Participant and the Owner Trustee that for income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for income tax purposes.

          SECTION 13.  Notices; Consent to Jurisdiction.  (a)  All notices,
          ----------   --------------------------------
demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or if given by certified mail, three Business Days after being deposited in the mails, in accordance with the provisions of this Section 13(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Original Loan Participant, the Indenture Trustee or the Owner Participant, to the respective addresses set forth on Schedule I hereto, (and in the case of Owner Trustee a copy shall be sent to the Owner Participant) or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the Loan Certificate register maintained pursuant to Section 2.07 of the Trust Indenture.

          (b) Each party to this Agreement and, by acceptance of its Loan Certificate, each subsequent Certificate Holder (individually a "Party" and collectively "Parties") irrevocably agrees that any legal suit, action or proceeding brought by any other Party, which arises out of or relates to the Operative Documents or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in the Circuit Court of the State of Illinois, Cook County or the United States District Court for the Northern District of Illinois and that they hereby waive their right to

                                          [Participation Agreement (1995 777 C)]

trial by jury in any such proceeding; provided, however, that the foregoing provisions shall not apply to third party tort claims (but shall apply to an indemnity claim with respect to such tort claim) and that the foregoing shall not apply to any right a party may have to seek removal of such legal suit, action or proceeding to federal court or to seek consolidation of any separate legal suits, actions or proceedings brought by any one or more of the other parties in the same or different jurisdictions. The agreement set forth in this
Section 13(b) is given solely for the benefit of the Parties and such agreement is not intended to and shall not inure to the benefit of any other person.

          SECTION 14.  Change of Situs of Owner Trust.  The Owner Participant
          ----------   ------------------------------
agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (which consent shall not be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification as the Owner Participant may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant shall not be adversely altered as a result of the taking of such action, (C) the Lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and the Lessee shall execute and deliver such documents as may be requested by the Indenture Trustee to continue the perfection of the lien on the Trust Indenture Estate, (D) the Owner Participant shall have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant) in scope, form and substance reasonably satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not result in any Loss of MACRS Deductions, Interest Deductions, FSC Benefits, State Tax Deductions or Amortization Deductions, or result in an Inclusion Event (as such terms are defined in the

                                          [Participation Agreement (1995 777 C)]

Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to Section 5 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), and (V) covering such other matters as the Owner Participant may reasonably request, (E) if such removal involves the replacement of the Owner Trustee, the Owner Participant shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant covering the matters described in Section 4(a)(xiii) hereof and (F) Lessee shall indemnify and hold harmless the Owner Participant on a net after-tax basis against any and all reasonable and actual costs and expenses, including attorneys' fees and disbursements, registration, recording or filing fees and taxes incurred by the Owner Trustee or Owner Participant, in connection with such change of situs. The Owner Participant agrees with Lessee that it will not consent to or direct a change in the situs of the Trust Estate without the prior written consent of Lessee unless
(i) the Owner Participant, the Owner Trustee, the Indenture Trustee, the Certificate Holders and the Trust Estate each waives its rights to any indemnity payable by the Lessee pursuant to Section 7(b) as a result of such change in situs or (ii) such change shall occur during the continuation of an Event of Default.

          SECTION 15.  Miscellaneous.  (a)  Each of the Owner Participant and
          ----------   -------------
each Certificate Holder covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms hereof or of the Lease, which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or by the Indenture Trustee.

          (b) The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Original Loan Participant and the Owner Participant provided for in this Agreement, and Lessee's, the Owner Trustee's, the Indenture Trustee's, Original Loan Participant's and the Owner Participant's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Participants, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Certificate Holder or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document.

          (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed

                                          [Participation Agreement (1995 777 C)]

and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Indenture Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of, Lessee, the Participants, the Indenture Trustee and the Owner Trustee. This Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Illinois, including all matters of construction, validity and performance. This Agreement is being delivered in the State of Illinois.

          (d) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for or is acting in or making representations or agreements in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement and the other Operative Documents.

          (e) This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns including each successive holder of the Owner Participant's

                                          [Participation Agreement (1995 777 C)]

interest and each successive holder of any Loan Certificate issued and delivered pursuant to this Agreement or the Trust Indenture whether or not an express assignment to any such holder of rights and obligations under this Agreement has been made.

          (f) No Participant shall have any obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Documents and no Participant shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall any Participant be liable to Lessee, nor shall any Participant be liable to any other Participant, for any action or inaction on the part of the Indenture Trustee or the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Indenture Trustee or the Owner Trustee.

          (g) The parties to this Agreement hereby acknowledge that they have irrevocably instructed their respective counsel to deliver, to and for the benefit of the addressees thereof, the opinions of such counsel referred to in and required by Sections 4(a)(xi), 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv), 4(a)(xvi) and 4(b)(v), as the case may be, of this Agreement.

          SECTION 16.  Invoices and Payment of Expenses.  Each of the Owner
          ----------   --------------------------------
Trustee, the Indenture Trustee, Lessee and the Participants shall promptly (but in any event, no later than the Commencement Date or, in the case of Transaction Expenses incurred in connection with a refinancing pursuant to Section 20 hereof, within 90 days after such refinancing) submit to the Owner Trustee and Lessee for their joint approval copies of invoices of the Transaction Expenses as they are received. The Owner Participant agrees to promptly transfer to the Owner Trustee from time to time promptly upon receipt of invoices of Transaction Expenses such amount as shall be necessary in order to enable the Owner Trustee to pay such Transaction Expenses or to pay such amounts directly. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been so approved promptly upon receipt thereof. Notwithstanding the foregoing, in the event that the transactions contemplated hereby shall not be consummated, Lessee shall pay all Transaction Expenses, except that (i) the Owner Participant's expenses (including the fees, expenses and disbursements of counsel for the Owner Participant) shall be borne by the Owner Participant if such failure to consummate the transactions results from the Owner Participant's gross

                                          [Participation Agreement (1995 777 C)]

negligence, willful misconduct or failure to negotiate in good faith and (ii) the Original Loan Participant's expenses (including the fees, expenses and disbursements of counsel for the Owner Participant) shall be borne by the Original Loan Participant if such failure to consummate the transactions results from the Original Loan Participant's gross negligence, willful misconduct or failure to negotiate in good faith. In addition, upon such failure to consummate, Lessee (unless such failure to consummate results from the fault of the Original Loan Participant) shall pay the Original Loan Participant any applicable Break Amount.

          SECTION 17.  Optional Redemption of Loan Certificates.  (a)  In the
          ----------   ----------------------------------------
event that at any time Lessee shall have given written notice to the Owner Trustee, the Indenture Trustee and the Owner Participant that there be effected a voluntary redemption of all of the outstanding Loan Certificates (pursuant to Section 2.11 of the Trust Indenture) by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refunding or refinancing transaction (including the terms of any debt to be issued in connection with such refunding or refinancing transaction and the documentation to be executed in connection therewith), and if after such good faith negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

          (1) within ten (10) Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) (based on information provided by Lessee and on the agreement reached between the Lessee and the Owner Participant) the proposed date on which the outstanding Loan Certificates will be redeemed, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Refinancing Date") and (ii) the following information: (A) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and (B) the proposed revised schedules of Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage. Within ten (10) Business Days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in clause
     (ii)(B) above. Upon the acceptance by Lessee of the accuracy of the information set forth in clause (ii)(B) above or the determination pursuant to such verification procedures of

                                          [Participation Agreement (1995 777 C)]

     the revised Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage and the Debt/Equity Ratio (such information, the "Refinancing Information") the appropriate parties will take the actions specified in subparagraphs (2) through (8) below;

          (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Lessee (which may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities) or subject to the approval of the Owner Trustee, in its sole discretion, the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein (A) providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information, which amount shall be at least equal to the aggregate principal amount of all Loan Certificates outstanding on the Refinancing Date (such debt securities, the "New Debt") and (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Loan Certificates on the Refinancing Date and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant and Lessee but excluding any public holders of debt) make such representations, warranties and covenants as the Owner Participant or Lessee may reasonably require;

          (3) Lessee and the Owner Trustee will amend the Lease to provide that
     (i) Basic Rent and the Excess Amount in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value, Termination Value and EBO Percentage from and after the Refinancing Date shall be as provided in the Refinancing Information;

          (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Loan Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding or refinancing;

                                          [Participation Agreement (1995 777 C)]

          (5) whether or not such refunding or refinancing transaction is consummated, Lessee shall pay all of the Expenses of all parties to such refunding or refinancing, including without limitation, the fees and expenses of such parties' counsel and any related loan or commitment fees and including payment of Break Amount; and

          (6) the parties hereto agree that, on the day immediately preceding the closing date of such refunding or refinancing transaction (such closing date, the "Section 17 Refinancing Date"), an amount equal to all accrued and unpaid interest on the Loan Certificates (for purposes of this Section 17, the "Interest Amount") shall be paid as follows: (i)if such Section 17 Refinancing Date is to occur on or prior to the Commencement Date, the Owner Participant on behalf of the Owner Trustee shall pay to the Indenture Trustee an amount equal to the lesser of the Interest Amount payable on the
     Section 17 Refinancing Date and the product of (A) the Excess Amount multiplied by (B) a fraction, the numerator of which is the number of days elapsed from the Delivery Date until the Section 17 Refinancing Date and the denominator of which is the number of days in the period from the Delivery Date until the Commencement Date (which payment shall be treated as a prepayment of the Excess Amount and shall satisfy in full the obligations of the Owner Participant pursuant to the last paragraph of
     Section 2(b) hereof) and the Lessee shall pay to the Indenture Trustee (on behalf of the Owner Trustee) an amount equal to the excess, if any, of the Interest Amount payable on the Section 17 Refinancing Date over the amount payable hereunder by the Owner Participant on such date (which payment shall be treated as a payment of Supplemental Rent in full satisfaction of the Lessee's obligations set forth in the penultimate sentence of Section 3(d) of the Lease), or (ii) if such Section 17 Refinancing Date occurs after the Commencement Date, the Lessee shall make a prepayment of Rent on the day immediately preceding the Section 17 Refinancing Date equal to the Interest Amount payable on such date provided that, in either case, Rent shall be adjusted in connection with such refunding or refinancing to reflect such prepayment of accrued and unpaid interest on the Loan Certificates and the prepayment, if any, by Lessee of Rent in connection therewith. Any payment to the Indenture Trustee made in accordance with this Section 17(a)(6) shall be applied on the Section 17 Refinancing Date to pay any such accrued and unpaid interest;

          (7) subject to compliance by the Owner Trustee with all applicable terms and conditions for voluntary redemption under the Trust Indenture and this Agreement, each

                                          [Participation Agreement (1995 777 C)]

     Certificate Holder being refinanced or refunded will transfer on the applicable Refinancing Date to the Owner Trustee the Loan Certificates held by it immediately prior to such refunding or refinancing for cancellation in accordance with the terms of the Trust Indenture (and the Owner Trustee shall cancel the same), against simultaneous receipt by such Certificate Holder of the then outstanding principal amount of such Certificates, accrued and unpaid interest thereon, plus Break Amount, if any, together with payment in full of all other amounts then payable to such Certificate Holder and the Indenture Trustee hereunder or under the Loan Certificates or the Trust Indenture; and

          (8) the appropriate parties will execute and deliver appropriate closing documents in form and substance satisfactory to the Owner Participant, Indenture Trustee, Lessee and new Certificate Holder, execute and deliver appropriate closing certificates and deliver appropriate opinions of counsel.

          (b) In the case of a refunding or refinancing involving a public offering of the New Debt, the Owner Participant shall have the right (but not the obligation) to review and approve (which approval shall not be unreasonably withheld) all offering materials to be employed in connection therewith. Any public offering of the New Debt shall not (i) contain the name of the Owner Participant or any of its Affiliates in any prospectus distributed in connection therewith (unless the Owner Participant shall consent in writing) and (ii) except as requested by Lessee or except to the extent a prohibited transaction tax or penalty could be imposed under the Code or ERISA contain any restrictions on the sale to Certificate Holders who may use ERISA funding sources. It is expressly understood that the Owner Participant shall have no obligation hereunder to consent thereto if, in its good faith judgment, such refunding or refinancing increases its or any of its Affiliates' exposure to either (x) (i) regulation under state or federal securities laws or (ii) the need to publicly disclose information that is not generally available to the public, or (y) adversely affects its or any of its Affiliates respective ability to engage in any other financing transaction, in each case to a level unacceptable to it in its reasonable, good faith judgment. Lessee shall have the right to purchase such debt securities and apply such securities as a credit against its obligations to pay Rent, provided that in connection with such refunding or refinancing Lessee shall have agreed to indemnify the Owner Participant with respect to such right in a manner reasonably satisfactory to the Owner Participant and, in any event, Lessee shall only be entitled to purchase such debt in an amount not exceeding the equivalent to the next two succeeding installments

                                          [Participation Agreement (1995 777 C)]

of Basic Rent under the Lease. Any trustee of public debt shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York, Chicago, Illinois, Salt Lake City, Utah or Boston, Massachusetts and having a combined capital and surplus of at least $100,000,000 (or, if less, then its obligations shall be guaranteed by an entity having a combined capital and surplus of at least $100,000,000), if there be such an institution willing, able and legally qualified to perform the duties of trustee upon reasonable or customary terms.

          (c) Lessee shall give the Owner Participant, the Owner Trustee and the Indenture Trustee at least twenty-five (25) days irrevocable written notice of the proposed date of the refunding or refinancing.

          (d) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any refunding or refinancing transaction as contemplated by this Section 17:

          (i) if in the Owner Participant's reasonable, good faith judgment, there is a risk that such transaction would have an adverse tax or ERISA consequence on it and Lessee is promptly notified in writing of the nature of such risk of an adverse tax or ERISA consequence; provided, however, that the Owner Participant will be obligated to proceed with such refunding or refinancing if (1) Lessee provides adequate remuneration to Owner Participant if the Owner Participant's counsel cannot provide an opinion that with regard to such identified risk there is a Realistic Possibility of Success (as defined in the Tax Indemnity Agreement) that no adverse tax consequence shall result from such transaction, or (2) Owner Participant is indemnified by Lessee in a manner acceptable to the Owner Participant in its reasonable discretion if the Owner Participant's counsel can provide an opinion that with regard to such identified risk there is a Realistic Possibility of Success that no adverse tax consequence shall result from such transaction. The Owner Participant and the Lessee agree that the existence of the right to cause a refunding or refinancing hereunder shall not be considered to result in any risk of an adverse tax consequence;

          (ii) unless a third party or parties, unaffiliated with Lessee and Owner Participant, shall have committed to (and shall) provide the financing needed to consummate the proposed refunding or refinancing transaction, it being understood that Owner Participant shall have no obligation to locate any such party or parties; or

                                          [Participation Agreement (1995 777 C)]

     (iii) unless Lessee indemnifies Owner Trustee and Owner Participant for any cost or expense (including, without limitation, reasonable attorneys' fees) related to or arising out of any such refunding or refinancing transaction.

          (e) There shall be no more than two optional redemptions or refundings under this Section 17.

          SECTION 18.  Optimization.  (a)  In the event that:  (i) the Delivery
                       ------------
Date occurs other than on May 31, 1995 or (ii) Transaction Expenses paid by Lessor are determined to be other than .75% of Lessor's Cost, the Lessee may, pursuant to this Section 18 and in accordance with the requirements of Section 3(c) of the Lease, request the Owner Participant to optimize the Basic Rent, Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage. The Owner Participant shall deliver to Lessee and the Indenture Trustee a certificate of an authorized representative of the Owner Participant (the "Optimization Certificate") setting forth the proposed revised schedules of Basic Rent, Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage. Within fifteen (15) days of its receipt of the Optimization Certificate, Lessee may demand a verification, pursuant to Exhibit E of the Lease, of the information set forth in the Optimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Optimization Certificate or the determination pursuant to such verification procedures of such information, the Owner Participant will cause the Owner Trustee to execute an amendment to the Lease setting forth the optimized Basic Rent, Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage, and the Lessee will execute such amendment to the Lease and the Indenture Trustee will execute any amendments to the Trust Indenture necessary to effectuate the foregoing.

          (b) In connection with optimization adjustments of Basic Rent, Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage pursuant to this Section 18 and Section 3(c) of the Lease, (M) the Certificate Holders will agree to changes in the amortization schedule of the Loan Certificates, and (N) each Certificate Holder will exchange the Loan Certificates held by it immediately prior to such optimization for new Loan Certificates containing optimized amortization schedules; provided, that such changes do not (X) increase or decrease the principal amount of the Loan Certificates outstanding as of the time of such exchange, (Y) change the final maturity date of any Loan Certificate, or (Z) increase or decrease by more than six months the original

                                          [Participation Agreement (1995 777 C)]

Weighted Average Life to Maturity (determined as of the Delivery Date) of the Loan Certificates.

          (c) There shall be no material adverse impact to the Owner Participant by reason of such optimization (including, without limitation, the risk of an adverse tax consequence).

          (d) Lessee shall pay (i) all of the reasonable Expenses of all parties to such optimization, including, without limitation, the reasonable fees and expenses of such parties' counsel, and (ii) any Break Amount resulting from such optimization.

          (e) No optimization shall occur pursuant to this Section 18 prior to a refinancing of the Loan Certificates pursuant to either Section 17 or Section 20 hereof.

          SECTION 19.  [Intentionally Omitted].

          SECTION 20.  Refinancing.  (a)  In addition to the provisions set
                       -----------
forth in Section 17, whether or not a refunding or refinancing pursuant to such
Section 17 shall have previously occurred, at any time the Lessee shall have the right to request the Owner Participant and the Owner Trustee to effect a voluntary prepayment of all of the outstanding Loan Certificates (in compliance with Section 2.11 of the Trust Indenture) in connection with a refunding or refinancing transaction with refinancing indebtedness (such refinancing hereinafter referred to as the "Section 20 Refinancing"). Promptly on receipt of such request (which request shall specifically designate such refinancing as the Section 20 Refinancing), the Owner Participant will negotiate in good faith with the Lessee as to the terms of such Section 20 Refinancing and if after such good faith negotiation the Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

          (1) within seven (7) Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Section 20 Refinancing Certificate") setting forth (i) (based on information provided by Lessee and on the agreement reached between the Lessee and the Owner Participant) the proposed date on which the outstanding Loan Certificates will be redeemed, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Section 20 Refinancing Date") and (ii) the following information: (A) the principal amount of debt to be issued by the Owner Trustee on the Section 20 Refinancing Date, and (B) the proposed revised schedules of Excess

                                          [Participation Agreement (1995 777 C)]

     Amount, Basic Rent, debt amortization, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage. The principal amount of debt to be issued by the Owner Trustee on the Section 20 Refinancing Date may exceed the aggregate principal amount of the Loan Certificates (plus accrued interest thereon) outstanding on such date by up to 5.5% or such other amount as the Owner Participant may agree, and the term of debt to be issued by the Owner Trustee on the Section 20 Refinancing Date may exceed the remaining term on the Loan Certificates by more than six months; provided that the foregoing shall be applicable to only one refinancing pursuant to this Section 20 notwithstanding that Lessee is requesting or has requested a refinancing of the Loan Certificates with debt constituting interim debt as contemplated by the parenthetical contained in Section 20(b) hereof. Within seven (7) Business Days of its receipt of the Section 20 Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in clause (ii)(B) above. Upon the acceptance by Lessee of the accuracy of the information set forth in clause (ii)(B) above or the determination pursuant to such verification procedures of the revised Excess Amount, Basic Rent, debt amortization, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage (such information, the "Section 20 Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (11) below;

          (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Lessee (which may involve a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities)) with the institution or institutions to be named therein providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Section 20 Refinancing Date of debt securities in an aggregate principal amount specified in the Section 20 Refinancing Information (such debt securities, the "Section 20 New Debt"), and (ii) the application of the proceeds of the sale of the Section 20 New Debt to the prepayment of all the Loan Certificates outstanding on the
     Section 20 Refinancing Date and (iii) the payment of the excess of such proceeds over the amount necessary to effect such prepayment to the Owner Trustee for payment to the Owner Participant (which shall Dollar for Dollar reduce the Owner Participant's Commitment);

                                          [Participation Agreement (1995 777 C)]

          (3) Lessee and the Owner Trustee will amend the Lease to provide that
     (i) Basic Rent and Excess Amount payable in respect of the period from and after the Section 20 Refinancing Date shall be as provided in the Section 20 Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value, Termination Value and the EBO Percentage from and after the Section 20 Refinancing Date shall be as provided in the Section 20 Refinancing Information;

          (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the Section 20 New Debt in like manner as the outstanding Loan Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding or refinancing;

          (5) upon the closing of such refunding or refinancing (and as indemnification for the loss resulting therefrom), the Lessee on behalf of the Owner Trustee shall pay to the Original Loan Participant as Supplemental Rent the Break Amount, if any (without duplication of other amounts, if any, payable pursuant to any other provision of the Operative Documents);

          (6) except as provided in paragraph (5) above, the Owner Trustee shall pay all of the costs of such refunding or refinancing, such costs shall be considered as Transaction Expenses and such additional Transaction Expenses shall be appropriately considered in calculating the proposed revised schedules of Excess Amount, Basic Rent, debt amortization, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage [; provided that if, pursuant to the parenthetical contained in Section 20(b) hereof, the Lessee is requesting a refinancing of the Loan Certificates with debt constituting interim debt, the Lessee shall pay all such costs if the effect of such refinancing when compared to the existing debt is not to extend the term and increase the aggregate outstanding principal amount in the manner contemplated by Section 20(a)(1) hereof.];

          (7) the Original Loan Participant will deliver to the Owner Trustee the Loan Certificates held by it concurrently with such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same in accordance with the terms of the Trust Indenture), against simultaneous receipt by the Original Loan Participant of the then outstanding principal amount of such Loan Certificates, accrued and

                                          [Participation Agreement (1995 777 C)]

     unpaid interest, if any, thereon, plus Break Amount, if any, together with payment in full of all other amounts then payable to the Original Loan Participant hereunder or under the Loan Certificates or the Trust Indenture;

          (8) the appropriate parties will amend such of the Operative Documents in such respects as shall be necessary to reflect any amendments agreed upon by the parties thereto;

          (9) the parties hereto agree that, on the day immediately preceding the Section 20 Refinancing Date, an amount equal to all accrued and unpaid interest on the Loan Certificates (for purposes of this Section 20, the "Interest Amount") shall be paid as follows: (i) if such Section 20 Refinancing Date is to occur on or prior to the Commencement Date, the Owner Participant on behalf of the Owner Trustee shall pay to the Indenture Trustee an amount equal to the lesser of the Interest Amount payable on the
     Section 20 Refinancing Date and the product of (A) the Excess Amount multiplied by (B) a fraction, the numerator of which is the number of days elapsed from the Delivery Date until the Section 20 Refinancing Date and the denominator of which is the number of days in the period from the Delivery Date until the Commencement Date (which payment shall be treated as a prepayment of the Excess Amount and shall satisfy in full the obligations of the Owner Participant pursuant to the last paragraph of
     Section 2(b) hereof) and the Lessee shall pay to the Indenture Trustee (on behalf of the Owner Trustee) an amount equal to the excess, if any, of the Interest Amount payable on the Section 20 Refinancing Date over the amount payable hereunder by the Owner Participant on such date (which payment shall be treated as a payment of Supplemental Rent in full satisfaction of the Lessee's obligations set forth in the penultimate sentence of Section 3(d) of the Lease), or (ii) if the Section 20 Refinancing Date is to occur after the Commencement Date, the Lessee shall make a prepayment of Rent on the day immediately preceding the Section 20 Refinancing Date equal to the Interest Amount payable on such date provided that, in either case, Rent shall be adjusted in connection with such refunding or refinancing to reflect such prepayment of accrued and unpaid interest on the Loan Certificates and the prepayment, if any, by Lessee of Rent in connection therewith. Any payment to the Indenture Trustee hereunder shall be applied on the Section 20 Refinancing Date to pay any such accrued and unpaid interest;

         (10) the appropriate parties will execute and deliver appropriate closing documents in form and substance

                                          [Participation Agreement (1995 777 C)]

     satisfactory to the Owner Participant, Indenture Trustee, Lessee and new Certificate Holder, execute and deliver appropriate closing certificates and deliver appropriate opinions of counsel; and

         (11) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any refunding or refinancing transaction as contemplated by this Section 20:

               (i) unless a third party or parties, unaffiliated with Lessee and Owner Participant, shall have committed to (and shall) provide the financing needed to consummate the proposed refunding or refinancing transaction, it being understood that the Owner Participant shall have no obligation to locate any such party or parties; or

               (ii) if the rights and obligations of the Owner Participant under the trust indenture to be executed in connection with such Section 20 Refinancing would when taken as a whole be adverse to Owner Participant, as determined in Owner Participant's reasonable judgment; or

               (iii) if in the Owner Participant's reasonable, good faith judgment, there is a risk that such transaction would have an adverse tax consequence on it and Lessee is promptly notified in writing of the nature of such risk of an adverse tax consequence; provided, however, that the Owner Participant will be obligated to proceed with such refinancing if (1) Lessee provides adequate remuneration to Owner Participant if the Owner Participant's counsel cannot provide an opinion that with regard to such identified risk there is a Realistic Possibility of Success (as defined in the Tax Indemnity Agreement) that no adverse tax consequence shall result from such transaction, or
          (2) Owner Participant is indemnified by Lessee in a manner acceptable to the Owner Participant in its reasonable discretion if the Owner Participant's counsel can provide an opinion that with regard to such identified risk there is a Realistic Possibility of Success that no adverse tax consequence shall result from such transaction. The Owner Participant and the Lessee agree that the existence of the right to cause a refinancing hereunder shall not be considered to result in any risk of an adverse tax consequence.

                                          [Participation Agreement (1995 777 C)]

          (b) Only one (excluding for this purpose any refinancing or refunding of the Loan Certificates occurring prior to May 31, 1998 with debt constituting interim debt) such optional refunding or refinancing pursuant to this Section 20 shall be permitted during the Term and, notwithstanding the fact that a refinancing or refunding which utilizes interim debt is permitted under this
Section 20, only one refinancing or refunding under this Section 20 may increase the outstanding principal amount of the Loan Certificates or increase the term of such debt as contemplated by Section 20(a)(1) hereof. In the event of any refinancing under this Section 20 with debt constituting interim debt, references in this Section 20 to the Original Loan Participant and the Loan Certificates held by the Original Loan Participant shall be deemed to be reference to the new interim Certificate Holder and the Loan Certificates payable to such Certificate Holder. Notwithstanding anything contained in any Operative Document to the contrary, the Lessee is hereby required to request a
Section 20 Refinancing and such Section 20 Refinancing and the issuance of the related Section 20 New Debt shall be accomplished on or before May 29, 2011.

          (c) Any refinancing or refunding pursuant to this Section 20 shall be of all the Loan Certificates then outstanding.

          (d) Any public refinancing pursuant to this Section 20 shall comply with all the restrictions, limitations and conditions applicable in the case of a public refinancing pursuant to Section 17(b) hereof. The Lessee and the Owner Participant agree that they have reviewed Section 20(e) Refinancing Information for United Air Lines, Inc. 1995 777 C Equipment Trust (Referenced FMCC-UAL-R2) and that the same describes, based on certain assumptions that the Lessee and the Owner Participant have found satisfactory, an example of Section 20 Refinancing Information that the Lessee and the Owner Participant have found satisfactory. Consequently, any Section 20 Refinancing Information that is consistent with such sample Section 20 Refinancing Information will be acceptable to the parties hereto.


                               *       *       *

                                          [Participation Agreement (1995 777 C)]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       UNITED AIR LINES, INC.,
                                       Lessee


                                       By:______________________________________
                                       Title:  Vice President and Treasurer


                                       _______________________________
                                       Owner Participant


                                       By:______________________________________
                                       Title:___________________________________



                                       STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee, Owner Trustee


                                       By:______________________________________
                                       Title:___________________________________


                                       FIRST SECURITY BANK OF UTAH, NATIONAL
                                       ASSOCIATION, Indenture Trustee


                                       By:______________________________________
                                       Title:___________________________________


                                       THE MITSUBISHI TRUST AND BANKING
                                       CORPORATION, acting through its NEW YORK
                                       BRANCH, Original Loan Participant


                                       By:______________________________________
                                       Title:___________________________________

                                          [Participation Agreement (1995 777 C)]

                                   SCHEDULE I

                              Names and Addresses
Lessee:
------

U.S. Mail                            Overnight Delivery Service
---------                            --------------------------
United Air Lines, Inc.               United Air Lines, Inc.
P.O. Box 66100                       1200 Algonquin Road
Chicago, Illinois  60666             Elk Grove Township, IL 60007

Attn:  Vice President and            Attn:  Vice President and
        Treasurer                            Treasurer

Telecopy:  (708) 952-7117


Owner Participant:                   Payments to Owner Participant
-----------------                    should be by bank wire to:

_____________________
_____________________                Citibank, N.A.
_____________________                New York, New York
_____________________                ABA No. __________________
_____________________                For the Account of: _________
_____________________                _______________________
_____________________                Account No:  _______________
                                     For Further Credit To:
Attn:  _______________                   _______________________
Telephone:  __________               Further Credit Account
Telecopy:   __________                   Number:  ______________

Indenture Trustee:
-----------------

First Security Bank of Utah, National Association
79 South Main Street
Salt Lake City, Utah  84111

Attn:  Corporate Trust Department
Telecopy:  (801) 246-5053

Owner Trustee:
--------------

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110
(or, if given by overnight delivery service)
Two International Place
Boston, Massachusetts  02110

Attn:  Corporate Trust Department
Telecopy:  (617) 664-5367

                                          [Participation Agreement (1995 777 C)]

                                  SCHEDULE II


                                  Commitments
                                  -----------

Original                       Percentage of
Loan Participant               Lessor's Cost       Dollar Amount
----------------               -------------       -------------

The Mitsubishi Trust and        ____________      $______________
  Banking Corporation


Owner Participant:
-----------------

____________________            ____________      $_______________


Total Commitments:              100.00000%        $
=================               ===========       ================

                                          [Participation Agreement (1995 777 C)]



                                Aircraft N767UA


________________________________________________________________________________


                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                                  (1995 777 C)

                            Dated February __, 1996

                                     Among

                            UNITED AIR LINES, INC.,
                                    Lessee,

                       _________________________________,
                               Owner Participant,

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                        Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
              In its Individual Capacity and as Indenture Trustee

                                      and

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                 In its Capacity as Pass Through Trustee under
             each of the two separate Pass Through Trust Agreements
                           and as Certificate Holder
                          ___________________________

                             United Air Lines, Inc.
                           1995 777 C Equipment Trust
                          One Boeing 777-222 Aircraft

                         _____________________________


________________________________________________________________________________

                                          [Participation Agreement (1995 777 C)]


                               TABLE OF CONTENTS
                               -----------------


SECTION 1.  Amendment to Schedules I and II.......................   2

SECTION 2.  Amendment to Section 5................................   2

SECTION 3.  Amendment to Section 6................................   3

SECTION 4.  Amendments to Section 7(b)............................   3

SECTION 5.  Amendments to Section 7(c)............................   4

SECTION 6.  Amendments to Section 8...............................   5

SECTION 7.  Amendments to Section 13..............................  12

SECTION 8.  Amendments to Section 15..............................  13

SECTION 9.  Amendments to Section 17..............................  13

SECTION 10.  Amendments to Section 18.............................  14

SECTION 11.  Ratification; References to Participation Agreement..  15

SECTION 12.  Miscellaneous........................................  15

SECTION 13.  Authorization to Execute Amendments..................  15

SECTION 14.  Pass Through Trustee a Party.........................  16



                                   SCHEDULES

SCHEDULE I     -    Names and Addresses
SCHEDULE II    -    Commitments

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT
                                  (1995 777 C)


          THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT (1995 777 C) dated February __, 1996 (this "Amendment") by and among (i) UNITED AIR LINES, INC., a Delaware corporation (the "Lessee"), (ii) _______________________________, a
Delaware corporation (the "Owner Participant"), (iii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, as assignee of the Original Owner Trustee (as defined below), not in its individual capacity, except as expressly provided herein, but solely as owner trustee under the Trust Agreement (the "Owner Trustee"), (iv) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee"), and (v) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, in its capacity as Pass Through Trustee (the "Pass Through Trustee") under each of the two separate Pass Through Trust Agreements and as Certificate Holder, amends that certain Participation Agreement (1995 777 C) dated as of May 1, 1995 (the "Participation Agreement") by and among Lessee, the Owner Participant, The Mitsubishi Trust and Banking Corporation, acting through its New York Branch (the "Original Loan Participant"), State Street Bank and Trust Company, as the original owner trustee (the "Original Owner Trustee") and the Indenture Trustee.


                                  WITNESSETH:
                                  ----------

          WHEREAS, except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings attributed thereto in the Participation Agreement; and

          WHEREAS, pursuant to that certain Assignment and Assumption Agreement (1995 777 C) dated January 16, 1996, between the Owner Trustee and the Original Owner Trustee, the Original Owner Trustee assigned to the Owner Trustee, and the Owner Trustee assumed, all of the obligations of the Original Owner Trustee under the Operative Documents, which obligations are guaranteed by the Owner Trustee Parent pursuant to the terms of the Owner Trustee Parent Guaranty;

          WHEREAS, concurrently with the execution of this Amendment, the Loan Certificate held by the Original Loan Participant is being refinanced by the issuance of new Loan Certificates issued to the Pass Through Trustees under each of the two separate Pass Through Trust Agreements, as Certificate Holders; and

           [First Amendment To Participation Agreement (1995 777 C)]


          WHEREAS, as contemplated by Section 20 of the Participation Agreement, the parties hereto desire to amend the Participation Agreement in certain respects.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1.  Amendment to Schedules I and II.  Schedules I and II to
                      -------------------------------
the Participation Agreement are hereby deleted in their entirety and replaced with Schedules I and II, respectively, to this Amendment.

          SECTION 2.  Amendment to Section 5.  Section 5 of the Participation
                      ----------------------
Agreement is hereby amended to be and read in its entirety as follows:

          "SECTION 5.  Confidentiality of Appraisal, Purchase Agreement,
                       -------------------------------------------------
     Participation Agreement and Tax Indemnity Agreement.  The Owner Trustee,
     ---------------------------------------------------
     the Participants, the Indenture Trustee, the Pass Through Trustees and the Lessee shall keep the appraisal referred to in Section 4(a)(xx) hereof, the Purchase Agreement and this Participation Agreement, and the Owner Trustee and the Owner Participant shall keep the Tax Indemnity Agreement and the detailed specifications for the Aircraft, confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Owner Trustee's, such Participant's, the Indenture Trustee's, a Pass Through Trustee's or the Lessee's interest who agree to hold such information confidential, (B) to the Owner Trustee's, such Participant's, the Indenture Trustee's, a Pass Through Trustee's or the Lessee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, including insurance regulatory bodies or Federal or state banking examiners or Internal Revenue Service auditors or (D) such other Persons as reasonably deemed necessary by the Owner Trustee, such Participant, the Indenture Trustee, any Pass Through Trustee and the Lessee in order to protect the interests of any of such parties or for the purposes of enforcing such documents; provided, however, that any and all disclosure of all or any part of the appraisal referred to in Section 4(a)(xx) hereof, the Purchase Agreement, Participation Agreement, the detailed specifications

           [First Amendment To Participation Agreement (1995 777 C)]


     for the Aircraft and Tax Indemnity Agreement which are permitted by (C) or
     (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted; and provided further that this Section 5 shall not apply to the Owner Participant with respect to the appraisal referred to in Section 4(a)(xx) hereof."

          SECTION 3.  Amendment to Section 6.  Section 6 of the Participation
                      ----------------------
Agreement is hereby amended to be and read in its entirety as follows:

               "SECTION 6.  Extent of Interest of Certificate Holders.  No
                            -----------------------------------------
     Certificate Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the Original Amount of, Premium, if any, and interest on all Loan Certificates held by such Certificate Holder and all other sums payable to such Certificate Holder hereunder, under the Trust Indenture and under such Loan Certificates shall have been paid in full. Each Certificate Holder by its acceptance of a Loan Certificate agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Section 2.09 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Certificate Holder for any amounts payable under the Loan Certificates, the Trust Indenture, hereunder, or under any other Operative Documents (including, without limitation, amounts payable as Premium), except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture."

          SECTION 4.  Amendments to Section 7(b).  Section 7(b) of the
                      --------------------------
Participation Agreement is hereby amended in the following manner:

          (a) Section 7(b) is hereby amended such that wherever the phrase "Operative Documents" is used, such phrase is hereby amended to be and read in its entirety as follows:

               "Operative Documents or any Pass Through Trust Agreement"

          (b) Clause (C) of Section 7(b)(i) is hereby amended to be and read in its entirety as follows:

           [First Amendment To Participation Agreement (1995 777 C)]


          "(C) any amount paid or payable pursuant to any Operative Document or any Pass Through Trust Agreement or any document related thereto or the property or the income or other proceeds with respect to any of the property held in the Trust Estate or the Trust Indenture Estate or the property held by any Pass Through Trustee under the respective Pass Through Trust Agreement,"

          (c) Clause (E) of Section 7(b)(i) is hereby amended to be and read in its entirety as follows:

          "(E) any or all of the Operative Documents, any Pass Through Trust Agreement or the issuance of the Loan Certificates or the Pass Through Certificates (or the refinancing thereof) and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof,"

          (d) Clause (F) of Section 7(b)(i) is hereby amended to be and read in its entirety as follows:

          "(F) the payment of the Original Amount of, or interest or Premium on, or other amounts payable with respect to, the Loan Certificates or the payment of principal of, interest or Premium on or any other amounts payable with respect to the Pass Through Certificates,"

          SECTION 5.  Amendments to Section 7(c).  Section 7(c) of the
                      --------------------------
Participation Agreement is hereby amended in the following manner:

          (a) Section 7(c) is hereby amended such that wherever the phrase "Operative Documents" is used, such phrase is hereby amended to be and read in its entirety as follows:

               "Operative Documents or any Pass Through Trust Agreement"

          (b) Clause (E) of the first paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

          "(E) the offer or sale of the Loan Certificates or the Pass Through Certificates (or other evidence of the debt relating to the Aircraft);"

           [First Amendment To Participation Agreement (1995 777 C)]


          (c) Clause (7) of the proviso to the first paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

          "(7) in the case of the Owner Trustee in its individual and trust capacities, and the Affiliates, successors and assigns thereof, a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder or, in the case of the Indenture Trustee, failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder or, in the case of each Pass Through Trustee, a failure on the part of a Pass Through Trustee to distribute in accordance with the applicable Pass Through Trust Agreement any amounts received and distributable by such Pass Through Trustee under such Pass Through Trust Agreement, or"

          (d) The first sentence of the eighth paragraph of Section 7(c) is hereby amended by deleting the words "Sections 5.03 or 7.01 of the Trust Indenture" which appear therein and inserting the words "Section 9.06 of the Trust Indenture" in lieu thereof.

          (e) The first sentence of the tenth paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

               "Lessee agrees to pay the reasonable and continuing fees and expenses of the Indenture Trustee and the Pass Through Trustee (including, but not limited to, the reasonable fees and expenses of its counsel) and, as provided in Section 6.07 of the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel) for acting as such, other than such fees and expenses which constitute Transaction Expenses."

          (f) Section 7(d) is hereby amended by deleting the reference to "Section 2.04(b)" which appears therein and inserting a reference to "Section 9.11" in lieu thereof.

          SECTION 6.  Amendments to Section 8.  Section 8 of the Participation
                      -----------------------
Agreement is hereby amended in the following manner:

           [First Amendment To Participation Agreement (1995 777 C)]


          (a) Section 8(e) is hereby amended to be and read in its entirety as follows:

               "(e) The Owner Participant agrees that, if, at any time after the Tax Attribute Period, Lessee has requested its consent to the registration of the Aircraft, in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), at Lessee's expense, (i) in a country listed in Exhibit G to the Lease with which the United States maintains normal diplomatic relations or (ii) in any other country with which the United States maintains normal diplomatic relations and the Owner Participant has not determined, acting reasonably, that such other country would not provide substantially equivalent protection (including the right to take possession of the Aircraft in the event of the bankruptcy of any such Sublessee) for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law, the Owner Participant will not, in the case of either (i) or (ii), unreasonably withhold its consent to such change of registration (it being agreed that the inability to deliver an opinion (reasonably satisfactory in form and substance to the Owner Participant) of counsel reasonably acceptable to the Owner Participant in such proposed country of registry to the effect that the courts of such country would give effect to the Owner Trustee's interests in the Aircraft, to the registry of the Aircraft in the name of the Owner Trustee and to the priority of the Lien under the Trust Indenture substantially to the same extent as aforesaid, shall constitute the sole reasonable grounds to withhold such consent), and if said opinion is delivered, the Owner Participant will instruct the Owner Trustee to make such change of registration and the Indenture Trustee, subject only to compliance with the provisions of Section 7.02 of the Trust Indenture, shall cooperate, to make such change of registration; provided, however, that prior to any such change in the country of registry of the Aircraft, the Owner Participant, the Owner Trustee and, so long as the Lien of the Trust Indenture has not been released, the Indenture Trustee, in each case in its individual capacity, shall have received:

               (i) assurances reasonably satisfactory to them (A) to the effect that the insurance or self-insurance provisions of the Lease have been complied with after

           [First Amendment To Participation Agreement (1995 777 C)]


          giving effect to such change of registry, (B) of the payment by Lessee of any expenses of the Owner Participant, the Owner Trustee and the Indenture Trustee in connection with such change of registry, (C) to the effect that the original indemnities (and any additional indemnities for which Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) and the Indenture Trustee under this Agreement, the Trust Indenture and the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry, (D) that such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) and the Indenture Trustee, or the Trust Estate pursuant to Section 7(b) hereof and (E) that such new country of registry imposes aircraft maintenance standards not materially less stringent than those of the FAA; and

               (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, in its individual capacity and the Owner Participant) to the Owner Participant and the Indenture Trustee in the new jurisdiction of registry to the effect (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-

          submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction, (B) that it is not necessary for the Owner Participant, the Owner Trustee or the Indenture Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant and the Owner Trustee, in its individual capacity, is available to cover such risk), (D) (unless Lessee shall have agreed to provide

           [First Amendment To Participation Agreement (1995 777 C)]


          insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (E) to such further effect with respect to such other matters as the Owner Trustee in its individual capacity or the Owner Participant may reasonably request.

               Upon receipt of the foregoing opinion of counsel by the Owner Participant and the Indenture Trustee, for any country not then listed on Exhibit G, Exhibit G to the Lease shall be amended to add such country.

               Notwithstanding the foregoing, in the event that any such change of registry is to a country listed on Exhibit G to the Lease, only clauses (i)(B), (i)(C) and (i)(D) of this Section 8(e) shall be conditions to the obligations of the Owner Participant, the Indenture Trustee and the Owner Trustee under this Section 8(e)."

          (b) Clause (ii) of Section 8(l) is hereby amended by deleting the words "Section 2.15" which appear therein and inserting the words "Section 7.03" in lieu thereof.

          (c) Clause (ii) of Section 8(m) is hereby amended by inserting the words "and the Pass Through Trust Agreements" immediately after the words "the Operative Documents" and before the words "to be performed" which appear in such clause.

          (d) Clause (iv) of Section 8(m) is hereby amended to be and read in its entirety as follows:

              "(iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee, each Pass Through Trustee and the Owner Participant a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel) reasonably satisfactory to the Owner Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in subparagraph (ii) above comply with this Section 8(m) and that all

           [First Amendment To Participation Agreement (1995 777 C)]


          conditions precedent herein provided for relating to such transaction have been complied with; and"

          (e) The last paragraph of Section 8(m) is hereby amended to be and read in its entirety as follows:

               "Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(m), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement and under the Pass Through Trust Agreements with the same effect as if such successor corporation or Person had been named as Lessee herein and therein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(m) from its liability in respect of any Operative Document to which it is a party or the Pass Through Trust Agreements."

          (f) Section 8(r) is hereby amended by deleting the phrase "Article IV or V" which appear therein and inserting the phrase "Article 5 or 8" in lieu thereof.

          (g) Section 8(t) is hereby amended to be and read in its entirety as follows:

               "(t) The Indenture Trustee and, by the acceptance of a Loan Certificate, each Certificate Holder (including each Pass Through Trustee, so long as it is a Certificate Holder), each hereby waives to the fullest extent permitted by law the benefit of the provisions of
          Section 1111(b) of Title 11 of the United States Code with respect to recourse against the Owner Trustee (in its individual capacity) and the Owner Participant on account of any amount payable as principal of, Premium, if any, and interest on the Loan Certificates. If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its

           [First Amendment To Participation Agreement (1995 777 C)]


          individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to a Certificate Holder (including each Pass Through Trustee so long as it is a Certificate Holder) or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal, Premium, if any, or interest on the Loan Certificates and (iii) such Certificate Holder (including each Pass Through Trustee so long as it is a Certificate Holder) or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause
          (ii) above, then such Certificate Holder (including each Pass Through Trustee so long as it is a Certificate Holder) or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment except to the extent that, in the case of the Indenture Trustee, such Excess Payment has theretofore been distributed to the Certificate Holders and, in the case of such Pass Through Certificates, such Excess Payment has been distributed to the holders of the applicable Pass Through Trustees. For purposes of this
          Section 8(t), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such Certificate Holder, such Pass Through Trustee or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause
          (ii) above. Nothing contained in this Section 8(t) shall prevent any Certificate Holder, any Pass Through Trustee or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Trust Indenture (and any exhibits or annexes thereto)."

          (h) Clause (i) of Section 8(u) is hereby amended by deleting the reference to "Section 8.02" which appears therein and inserting a reference to "Section 9.07" in lieu thereof.

           [First Amendment To Participation Agreement (1995 777 C)]


          (i) Section 8 is hereby amended by deleting in their entirety Sections 8(w), 8(x) and 8(y) and inserting the following Sections 8(w), 8(x) and 8(y) in lieu thereof, which Sections shall be and read in their entirety as follows:

               "(w) The Owner Participant agrees that, at Lessee's expense (including, without limitation, reasonable attorneys fees and other out-of-pocket expenses of the Owner Trustee and Owner Participant), upon request of the Lessee, the Owner Participant will negotiate promptly in good faith with respect to any arrangements pursuant to which the Trust Indenture may be satisfied and discharged in respect of the Loan Certificates in accordance with Subsection (a)(ii) or
          (a)(iii) of Section 10.01 of the Trust Indenture, provided, that there shall be no material adverse impact upon the rights or interests of the Owner Participant or Owner Trustee, and the Owner Trustee agrees to act upon the instructions of the Owner Participant in connection therewith. The Owner Trustee agrees that it will not, and the Owner Participant agrees that during such time as an Event of Default has not occurred under the Lease it will not cause the Owner Trustee to, take any action to effect such satisfaction and discharge except upon the request of the Lessee made pursuant to this Section 8(w).

               (x) The Owner Trustee agrees that any profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of any Permitted Investment made by the Indenture Trustee pursuant to
          Section 9.04 of the Trust Indenture, and paid to the Lessee on behalf of the Owner Trustee by the Indenture Trustee in accordance with the terms of such Section 9.04, shall be entirely for the account of, and the sole property of, Lessee who, for such purposes, shall not be deemed to be acting as agent of the Owner Trustee, and Lessee shall have no obligation to pay over such income, interest, dividend or gain to the Owner Trustee, except to the extent the Owner Trustee or Owner Participant are owed any amounts under the Operative Documents by Lessee and such amounts are not paid when due, in which event the Owner Participant may cause the Owner Trustee to distribute and apply such income, interest, dividend or gain in satisfaction or partial satisfaction of the amounts so due.

           [First Amendment To Participation Agreement (1995 777 C)]


               (y) The Owner Participant hereby agrees to instruct the Owner Trustee to promptly distribute any money received by it pursuant to
          Section 7.01 or 10.04 of the Trust Indenture to Lessee to the extent such amounts were paid by Lessee or on behalf of Lessee and the Owner Trustee or the Owner Participant is not owed any amounts under any of the Operative Documents by Lessee (and if the Owner Trustee or Owner Participant is owed any such amount, the monies received under Section
          7.01 or 10.04 of the Trust Indenture may be applied in satisfaction or partial satisfaction thereof). Lessee agrees to hold any money received by it pursuant to the foregoing sentence in trust for the benefit of the Owner Participant and may, in its discretion, invest and reinvest all money so held by it in such Permitted Investments as Lessee deems appropriate. Lessee will apply such money to the payment of previously unclaimed payments with respect to the Loan Certificates when and as claims for payment are made by the Holders of such Loan Certificates. As compensation for its services pursuant to this
          Section 8(y), Lessee shall be entitled to an annual fee from the Owner Participant in an amount to be agreed to at the time by Lessee and the Owner Participant but in no event shall such fee exceed at any time the amount of earnings on the monies so held in trust distributable at such time to the Owner Participant. Any net losses on such investment shall be for the account of Lessee. Any net earnings on such investment shall be distributed from time to time by Lessee to the Owner Participant after deducting therefrom any portion of such fee then due and unpaid. Upon the date required by applicable law dealing with unclaimed property, Lessee will distribute to the Owner Participant any amount held by it pursuant to this Section 8(y) and not previously applied to the payment of the Loan Certificates, after deducting therefrom any portion of such fee then due and unpaid."

          SECTION 7.  Amendments to Section 13.  Section 13 of the Participation
                      ------------------------
Agreement is hereby amended in the following manner:

               (a) Clause (A) of Section 13(a) is amended by deleting the words "the Original Loan Participant" which appear therein and inserting the words "the Pass Through Trustees" in lieu thereof.

           [First Amendment To Participation Agreement (1995 777 C)]


               (b) Clause (C) of the second sentence of Section 13(a) of the Participation Agreement is hereby amended by deleting the reference to "Section 2.07" which appears therein and inserting a reference to "Section 2.03" in lieu thereof.

          SECTION 8.  Amendments to Section 15.  Section 15 of the Participation
                      ------------------------
Agreement is hereby amended in the following manner:

          (a) Section 15(b) is hereby amended by adding the words "or any of the Pass Through Trust Agreements" immediately after the words "or any other Operative Document" and before the period which appears at the end thereof.

          (b) The last sentence of Section 15(d) is hereby amended to be and read in its entirety as follows:

          "The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement, the other Operative Documents and the Pass Through Trust Agreements."

          SECTION 9.  Amendments to Section 17.  Section 17 of the Participation
                      ------------------------
Agreement is hereby amended in the following manner:

          (a) The introductory sentence of Clause (a) of Section 17 is hereby amended by deleting in its entirety the parenthetical "(pursuant to Section
     2.11 of the Trust Indenture)" which appears therein.

          (b) Clause (7) of Section 17(a) is hereby amended to be and read in its entirety as follows:

               "(7) subject to compliance by the Owner Trustee with all applicable terms and conditions for voluntary prepayment under the Trust Indenture and this Agreement, each Certificate Holder of a Loan Certificate being refinanced or refunded will transfer to the Owner Trustee the Loan Certificates held by it immediately prior to such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against simultaneous receipt by such Certificate Holder of the then outstanding principal amount of such Loan Certificates, accrued and unpaid interest thereon, plus Premium, if any, together with payment in full of all other amounts then payable to such Certificate

           [First Amendment To Participation Agreement (1995 777 C)]


          Holder and the Indenture Trustee hereunder or under the Loan Certificates or the Trust Indenture;"

          (c) Section 17 is hereby amended by adding a new Section 17(f) which shall be and read in its entirety as follows:

               "(f) No voluntary redemption shall occur pursuant to this Section 17 prior to February __, 2001."

          SECTION 10.  Amendments to Section 18.  Section 18 of the
                       ------------------------
Participation Agreement is hereby amended in the following manner:

          (a) Section 18(a) is hereby amended to be and read in its entirety as follows:

               "In the event that: (i) the Delivery Date occurs other than on May 31, 1995 or (ii) Transaction Expenses paid by Lessor are determined to be other than [1.414]% of Lessor's Cost, Lessee may, pursuant to this Section 18 and in accordance with the requirements of
          Section 3(c) of the Lease, request that the Owner Participant optimize the Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage. The Owner Participant shall deliver to Lessee and the Indenture Trustee a certificate of an authorized representative of the Owner Participant (the "Optimization Certificate") setting forth the proposed revised schedules of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage. Within fifteen (15) days of its receipt of the Optimization Certificate, Lessee may demand a verification, pursuant to Exhibit E of the Lease, of the information set forth in the Optimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Optimization Certificate or the determination pursuant to such verification procedures of such information, the Owner Participant will cause the Owner Trustee to execute an amendment to the Lease setting forth the optimized Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage and the Lessee will execute such amended Lease."

          (b) Section 18(b) is hereby amended to be and read in its entirety as follows:

           [First Amendment To Participation Agreement (1995 777 C)]


               "(b) In connection with optimization adjustments of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage pursuant to this Section 18 and Section 3(c) of the Lease, none of the debt amortization schedules, principal amounts and interest rate associated with the Loan Certificates shall be altered."

          SECTION 11.  Ratification; References to Participation Agreement.
                       ---------------------------------------------------
Except as amended hereby, the Participation Agreement continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Participation Agreement, as amended hereby, to "this Agreement," "herein," "hereof" or similar words and phrases referring to the Participation Agreement or any word or phrase referring to a section or provision of the Participation Agreement is deemed for all purposes to be a reference to the Participation Agreement or such section or provision as amended pursuant to this Amendment.

          SECTION 12.  Miscellaneous.  This Amendment may be executed by the
                       -------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Indenture Trustee and the Owner Trustee. The terms of this Amendment shall be binding upon, and inure to the benefit of and shall be enforceable by, the Lessee, the Owner Participant, the Indenture Trustee, the Certificate Holders and the Owner Trustee. This Amendment shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Illinois, including all matters of construction, validity and performance. This Amendment is being delivered in the State of Illinois.

          SECTION 13.  Authorization to Execute Amendments.  By execution of
                       -----------------------------------
this Amendment, the Owner Participant hereby authorizes, directs and instructs the Owner Trustee to execute and deliver this Amendment and any and all other amendments, agreements and certificates as may be necessary in a result of the refinancing contemplated hereby and by Section 20 of the Participation Agreement. By their execution of this Amendment, the Lessee and the Indenture Trustee hereby consent to the

           [First Amendment To Participation Agreement (1995 777 C)]


execution and delivery of the First Amendment to Trust Agreement (1995 777 C) dated February __, 1996 between Owner Participant and State Street Bank and Trust Company of Connecticut, National Association.

          SECTION 14.  Pass Through Trustee a Party.  Effective as of the date
                       ----------------------------
hereof, each Pass Through Trustee shall be a party to the Participation Agreement and each Pass Through Trustee shall have the rights and obligations of the Certificate Holders as set forth in the Participation Agreement, as amended hereby.


                                 *     *     *

           [First Amendment To Participation Agreement (1995 777 C)]


          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    UNITED AIR LINES, INC.,
                                         Lessee


                                    By:_________________________________________
                                         Vice President and Treasurer



                                     ___________________________,
                                         Owner Participant


                                    By:_________________________________________


                                    STATE STREET BANK AND TRUST COMPANY OF
                                      CONNECTICUT, NATIONAL ASSOCIATION, not
                                      in its individual capacity, except as
                                      expressly provided herein, but solely as Owner Trustee, Owner Trustee


                                    By:_________________________________________

                                    FIRST SECURITY BANK OF UTAH, NATIONAL
                                      ASSOCIATION,
                                         Indenture Trustee


                                    By:_________________________________________

                                    FIRST SECURITY BANK OF UTAH, NATIONAL
                                      ASSOCIATION,
                                         in its capacity as Pass Through Trustee
                                         under each of two separate Pass Through
                                         Trust Agreements and as Certificate
                                         Holder


                                    By:_________________________________________

           [First Amendment To Participation Agreement (1995 777 C)]


                                   SCHEDULE I

                              Names and Addresses
                              -------------------

Lessee:
------

U.S. Mail
---------
United Air Lines, Inc.
P.O. Box 66100
Chicago, Illinois  60666

Attn:  Vice President and
       Treasurer
Telecopy:  (708) 952-7117

Owner Participant:
-----------------

________________________
________________________
________________________
________________________

Attn: __________________
Telephone: _____________
Telecopy:  _____________

Owner Trustee:
-------------

State Street Bank and Trust
  Company of Connecticut,
  National Association
750 Main Street
Suite 1114
Hartford, Connecticut 06103

Attn: Corporate Trust Department
Telecopy: (203) 244-1899

Indenture Trustee:
-----------------

First Security Bank of Utah,
  National Association
79 South Main Street
Salt Lake City, Utah 84111

Attn: Corporate Trust Department
Telecopy: (801) 246-5053


Overnight Delivery Service
--------------------------
United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Township, IL 60007

Attn:  Vice President and
       Treasurer

Payment Address
---------------

Payments to Owner Participant should be by bank wire to:
_______________________
_______________________
_______________________
_______________________

           [First Amendment To Participation Agreement (1995 777 C)]


Certificate Holder and Pass
---------------------------
Through Trustee:
----------------

First Security Bank of Utah,
National Association
79 South Main Street
Salt Lake City, Utah 84111

Attn: Corporate Trust
    Department
Telecopy: (801) 246-5053

           [First Amendment To Participation Agreement (1995 777 C)]


                                  SCHEDULE II

                                  Commitments
                                  -----------


Certificate Holder:          Lessor's Cost   Dollar Amount
-------------------          -------------   -------------
FIRST SECURITY BANK OF            77.19%       $68,700,000
 UTAH, NATIONAL
 ASSOCIATION, in its
 capacity as Pass Through
 Trustee under each of
 two separate Pass
 Through Trust Agreements
 and as Certificate
 Holder

Owner Participant:
------------------

_____________________             22.81%       $20,300,000

Total Commitments:               100.00%       $89,000,000


                                                                               *



                                 Doc. No. 1.01
                                Aircraft N106UA

--------------------------------------------------------------------------------

                            PARTICIPATION AGREEMENT
                                  (1994 747 B)

                           Dated as of August 1, 1994

                                     Among

                            UNITED AIR LINES, INC.,
                                    Lessee,


                          __________________________,
                               Owner Participant,


                 THE MITSUBISHI TRUST AND BANKING CORPORATION,
                                NEW YORK BRANCH,
                           Original Loan Participant,


               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                        Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,

                                      and

                      STATE STREET BANK AND TRUST COMPANY
                     OF CONNECTICUT, NATIONAL ASSOCIATION,
              In its Individual Capacity and as Indenture Trustee

                          ---------------------------

                             United Air Lines, Inc.
                           1994 747 B Equipment Trust
                       One Boeing Model 747-451 Aircraft
                        Manufacturer's Serial No. 26474

                          ---------------------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----

SECTION 1.   Certain Definitions; Participations in
              Lessor's Cost of the Aircraft.................................   2

SECTION 2.   Lessee's Notice of Delivery Date...............................   3

SECTION 3.   Instructions to the Owner Trustee and Indenture Trustee........   6

SECTION 4.   Conditions.....................................................   7
              (a)  Conditions Precedent to the
                   Participations in the Aircraft...........................   7
              (b)  Conditions Precedent to the
                   Obligations of Lessee....................................  16

SECTION 5.   Confidentiality................................................  18

SECTION 6.   Extent of Interest of Holders..................................  18

SECTION 7.   Lessee's Representations, Warranties and Indemnities
              (a)  In General...............................................  19
              (b)  General Tax Indemnity....................................  23
              (c)  General Indemnity........................................  35
              (d)  Withholding..............................................  40

SECTION 8.   Representations, Warranties and Covenants

SECTION 9.   [Intentionally Omitted]........................................  62

SECTION 10.  Other Documents; Amendment.....................................  62

SECTION 11.  Certain Covenants of Lessee....................................  62

SECTION 12.  Owner for Income Tax Purposes..................................  63

SECTION 13.  Notices; Consent to Jurisdiction...............................  64

SECTION 14.  Change of Situs of Owner Trust.................................  65

SECTION 15.  Miscellaneous..................................................  66

SECTION 16.  Transaction Expenses; Invoices and Payment of Expenses.........  68

SECTION 17.  Optional Redemption of Loan Certificates.......................  69

SECTION 18.  Optimization...................................................  73

SECTION 19.  [Intentionally Omitted]........................................  75

SECTION 20.  Initial Debt Refinancing.......................................  75


                             SCHEDULES AND EXHIBITS

SCHEDULE I    -                 Names and Addresses

SCHEDULE II   -    Commitments

SCHEDULE III  -    Legal Opinions

EXHIBIT A     -    Form of Lease Agreement

EXHIBIT B     -    Form of Trust Agreement

EXHIBIT C     -    Form of Trust Indenture and Security Agreement

                            PARTICIPATION AGREEMENT
                                  (1994 747 B)


          THIS PARTICIPATION AGREEMENT (1994 747 B) dated as of August 1, 1994 among (i) United Air Lines, Inc., a Delaware corporation (the "Lessee"), (ii) ______________________, a Delaware corporation (the "Owner Participant"), (iii) First Security Bank of Utah, National Association, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee"), (iv) The Mitsubishi Trust and Banking Corporation, New York Branch, as Original Loan Participant, and (v) State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee") (this "Agreement").


                                  WITNESSETH:

          WHEREAS, pursuant to the Purchase Agreement between Lessee and the Manufacturer (as hereinafter defined), the Manufacturer has agreed to sell to Lessee, among other things, certain Boeing 747-451 aircraft, one of which has been recently purchased by Lessee and is the subject of this Agreement; and

          WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into the Trust Agreement (1994 747
B) pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 thereof (the "Trust Estate") for the use and benefit of the Owner Participant; and

          WHEREAS, concurrently with the execution and delivery of this Agreement,

              (i) Lessee and the Owner Trustee are entering into the Owner Trustee's Purchase Agreement (1994 747 B) dated as of August 1, 1994 (the "Owner Trustee's Purchase Agreement"), whereby Lessee agrees to sell the Aircraft to the Owner Trustee pursuant to the Owner Trustee's Bill of Sale (as defined herein) and assign to the Owner Trustee certain rights and interests of Lessee under the Purchase Agreement with respect to the Aircraft;

              (ii) the Manufacturer has executed the Consent and Agreement (1994 747 B) dated as of August 1, 1994 substantially in the form attached to the Owner Trustee's Purchase Agreement, with respect to the Owner Trustee's Purchase Agreement; and

                                          [Participation Agreement (1994 747 B)]

          WHEREAS, the Indenture Trustee and the Owner Trustee concurrently with the execution and delivery of this Agreement are entering into the Trust Indenture and Security Agreement (1994 747 B) dated as of August 1, 1994 (the "Trust Indenture") pursuant to which the Owner Trustee agrees, among other things, to issue to the Original Loan Participant one or more Loan Certificates as evidence of the Owner Trustee's indebtedness to the Certificate Holders, which Loan Certificates are to be secured by the mortgage and security interest in the Aircraft created pursuant to the Trust Indenture by the Owner Trustee in favor of the Indenture Trustee, and the Owner Trustee shall execute and deliver the Trust Supplement covering the Aircraft, supplementing the Trust Indenture; and

          WHEREAS, as described in Section 2 hereof, the Owner Trustee and Lessee are entering into a Lease Agreement (1994 747 B) dated as of August 1, 1994 (the "Lease Agreement" or the "Lease") whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date; and

          WHEREAS, certain terms are used herein as defined in Section 1(a) hereof.

          NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1.  Certain Definitions; Participations in Lessor's Cost of
                      -------------------------------------------------------
the Aircraft.  (a)  The terms "Owner Participant," "Original Loan Participant,"
------------
"Owner Trustee" and "Indenture Trustee" shall have the further meanings attributed thereto in the Lease Agreement referred to above and, except as otherwise defined in this Agreement, terms used herein in capitalized form but not otherwise defined herein shall have the meanings attributed thereto in the Lease Agreement referred to above. The terms "Trust Office" and "Loan Certificate" shall have the respective meanings set forth in the Trust Indenture. Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

          (b) Subject to the terms and conditions of this Agreement, (i) the Original Loan Participant agrees to finance, in part, the Owner Trustee's payment of Lessor's Cost for the Aircraft by making a secured loan to the Owner Trustee (herein called the "Loan") on a date to be designated pursuant to
Section 2 hereof, but in no event later than September 30, 1994, in the amount in Dollars equal to the percentage of Lessor's Cost set

                                          [Participation Agreement (1994 747 B)]

forth opposite such Original Loan Participant's name on Schedule II hereto and to receive as evidence of such Loan, Loan Certificates in an original amount equal to the amount so financed and (ii) the Owner Participant hereby agrees, in connection with its equity investment in the beneficial ownership of the Aircraft and the sale of the Aircraft by Lessee to the Owner Trustee pursuant to the Owner Trustee's Bill of Sale, as contemplated hereby and by the Owner Trustee's Purchase Agreement, to make its equity investment in the beneficial ownership of the Aircraft on a date to be designated pursuant to Section 2 hereof, but in no event later than September 30, 1994, in an amount in Dollars equal to the percentage of Lessor's Cost set forth opposite such Owner Participant's name on Schedule II hereto. In the case of the Owner Participant, the amount of its participation to be made as provided above in the payment of Lessor's Cost and, in the case of the Original Loan Participant, the Original Amount of the Loan Certificates to be simultaneously issued to it, is hereinafter called such Participant's "Commitment" for the Aircraft. In case either Participant shall default in its obligation to make the amount of its Commitment available pursuant to Section 2 hereof in respect of the Aircraft, the other Participant shall have no obligation to make any portion of such amount available or to increase the amount of its Commitment and the obligation of the non-defaulting Participant shall remain subject to the terms and conditions set forth in this Agreement.

          SECTION 2.  Lessee's Notice of Delivery Date.  (a)  Lessee agrees to
                      --------------------------------
give the Owner Participant, the Owner Trustee, the Original Loan Participant and the Indenture Trustee at least two (2) Business Days' written notice of the Delivery Date for the Aircraft, which Delivery Date shall be a Business Day not later than September 30, 1994, which notice shall specify the amount of Lessor's Cost and the amount of each Participant's Commitment for the Aircraft. As to each Participant, the making of its Commitment for such Aircraft available in the manner required by this Section 2 shall constitute a waiver of such notice. The Owner Trustee and the Indenture Trustee shall be deemed to have waived such notice if the Owner Trustee shall have received from the Owner Participant funds in the full amount of the Owner Participant's Commitment and the proceeds of the sale of the Loan Certificates in the full amount of the Original Loan Participant's Commitment. The closing of the transactions referred to in this
Section 2 shall take place commencing at 9:00 a.m., local time, on the Delivery Date, at the offices of Vedder, Price, Kaufman & Kammholz in Chicago, Illinois.

          Subject to the terms and conditions of this Agreement, and simultaneously with receipt by the parties hereto of all amounts to be paid to them on the Delivery Date pursuant to this

                                          [Participation Agreement (1994 747 B)]

Section 2, Lessee shall transfer title to and deliver the Aircraft to the Owner Trustee, the Owner Trustee shall purchase and take title to, and accept delivery of, the Aircraft, and the Owner Trustee shall lease the Aircraft to Lessee, it being understood that the transactions described in this Section 2 are simultaneous and mutually dependent. The Owner Trustee shall issue and the Indenture Trustee shall authenticate the Loan Certificates which shall be delivered simultaneously to the Original Loan Participant. On the Delivery Date, subject to the terms and conditions of this Agreement, and in consideration for the transfer of title to the Aircraft to the Owner Trustee, the following payments shall be made, in each case in Dollars and in funds immediately available to the recipient: (A) by the Owner Participant to the Owner Trustee an amount in Dollars equal to the Owner Participant's Commitment,
(B) by the Original Loan Participant to the Owner Trustee an amount in Dollars equal to such Original Loan Participant's Commitment and (C) by the Owner Trustee to Lessee the funds made available to it pursuant to clauses (A) and (B) above, which funds shall aggregate an amount equal to Lessor's Cost. The payments in clauses (A) and (B) shall be made to the Owner Trustee's account no. 99003147 at State Street Bank and Trust Company (Boston, Massachusetts) and the payments in (C) shall be made to the Lessee's account no. HT0688 at State Street Bank and Trust Company (Boston, Massachusetts). In addition, the Owner Trustee shall, on the Delivery Date, issue to the Original Loan Participant the Loan Certificates described in Section 1(b) hereof.

          Each Participant agrees to make its Commitment available to the Owner Trustee at or before 12:00 noon, Hartford, Connecticut time, on the Delivery Date specified in Lessee's notice referred to in the first paragraph of this
Section 2 (such specified Delivery Date being herein called the "Scheduled Delivery Date").

          (b) If for any reason whatsoever the closing of the transactions contemplated hereby is not consummated on the Scheduled Delivery Date, Lessee may by telephonic notice given by 5:00 p.m., Hartford, Connecticut time, on the Scheduled Delivery Date to each Participant and the Indenture Trustee designate a delayed date for such closing (the "Delayed Delivery Date"), not later than the fifth Business Day after the Scheduled Delivery Date and in no event later than September 30, 1994, in which event each Participant will keep its funds available pursuant to this Section 2. In the event that no Delayed Delivery Date is designated or, if designated, such closing does not occur on the Delayed Delivery Date, such funds of each Participant shall be promptly returned to it by the Owner Trustee.

                                          [Participation Agreement (1994 747 B)]

          If the closing of the transactions contemplated hereby is not consummated on the Scheduled Delivery Date, Lessee will reimburse each Participant which has made its funds available pursuant to this Section 2 for the loss of the use of its funds by paying to such Participant (i) a sum equal to interest on such funds at the Applicable Rate (as defined below) on the amount of such funds for each calendar day from and including the Scheduled Delivery Date to and including the earlier of (A) the day next preceding the Delayed Delivery Date or (B) the fifth Business Day after such Scheduled Delivery Date, after which day such Participant's funds shall be returned to such Participant by 12:00 noon (New York City time) on the next succeeding Business Day and provided that if such funds are returned to such Participant after 12:00 noon, New York time, such period shall end on such next succeeding Business Day and (ii) in the case of the Original Loan Participant, an amount equal to the Break Amount, if any, applicable to the Loan Certificates in respect of which such Original Loan Participant's Commitment is made available.

          "Applicable Rate" shall mean with respect to the Owner Participant a rate equal to the rate of interest announced publicly by The First National Bank of Chicago from time to time as its base rate less any interest earned on the Owner Participant's funds pursuant to their investment in accordance with the provisions of the immediately succeeding paragraph, and with respect to the Original Loan Participant the rate per annum borne by the Loan Certificates in respect of which such Original Loan Participant's Commitment is made available.

          First Security Bank of Utah, National Association agrees that in the event it has received telephonic notice (to be confirmed promptly in writing) from Lessee on the Scheduled Delivery Date that the closing of the transactions contemplated hereby will not be consummated on the Scheduled Delivery Date, it will, if instructed in the notice from Lessee in regard to the funds received by it from the Participants, use reasonable efforts to invest, at the risk of Lessee, the funds received by it from the Participants in obligations of the United States Government or obligations guaranteed as to principal and interest by the United States Government, in any such case having a stated maturity not later than one year from the date of acquisition. Any such investment may be made through a repurchase agreement in commercially reasonable form with the Owner Trustee or a bank or other financial institution having capital, surplus and undivided profits of at least $100,000,000, provided that title to the underlying obligations shall pass to the Indenture Trustee and that such underlying securities shall be segregated in a custodial or trust account of or for the benefit of the Indenture Trustee. Any such obligations purchased by First Security Bank

                                          [Participation Agreement (1994 747 B)]

of Utah, National Association whether directly or through a repurchase agreement, shall be held in trust by First Security Bank of Utah, National Association for the benefit of the respective Participant. The Lessee shall, on the Delayed Delivery Date or the date the funds furnished by the Participants are required to be returned to the Participants, as the case may be, reimburse First Security Bank of Utah, National Association for the benefit of the respective Participant, for any losses incurred on such investments.

          All income and profits on the investment of such funds on behalf of the Owner Participant shall be for the account of the Owner Participant and funds for the account of the Original Loan Participant not in excess of the Applicable Rate shall be for the account of the Original Loan Participant (such income and profits to be credited against Lessee's obligation to reimburse the Participants for the loss of use of funds made available to First Security Bank of Utah, National Association) and all other income and profits (in regard solely to the funds provided by the Original Loan Participant) and all losses on the investment of such funds shall be for the account of Lessee; and First Security Bank of Utah, National Association shall not be liable for failure to invest such funds or for any losses incurred on such investments except for its own willful misconduct or negligence.

          The Owner Participant hereby agrees with and for the benefit of the Lessee and the Original Loan Participant that prior to 12:00 noon (New York City time) on the Commencement Date, the Owner Participant on behalf of the Owner Trustee shall pay to the Indenture Trustee in immediately available funds an amount equal to the Excess Amount due on such date unless an Event of Default or a Section 14(f) or (g) Default under the Lease shall have occurred and be continuing.

          SECTION 3.  Instructions to the Owner Trustee and Indenture Trustee.
                      -------------------------------------------------------
Subject to the terms and conditions of this Agreement, the Owner Trustee, upon its receipt in full of each Participant's Commitment for the Aircraft, as provided in Section 2 hereof, together with instructions from such Participant or its special counsel to release such funds to Lessee, shall transfer such funds to the Lessee and the Owner Trustee shall purchase the Aircraft from the Lessee and lease the Aircraft to Lessee and such action shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee:

          (a) to pay to Lessee the Lessor's Cost in the manner set forth in
Section 2;

          (b) to the extent not previously accomplished by a prior authorization, to authorize a representative or

                                          [Participation Agreement (1994 747 B)]

representatives of the Owner Trustee (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date pursuant to the Owner Trustee's Bill of Sale;

          (c) to accept from Lessee the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

          (d) to execute an aircraft registration application, a Lease Supplement and a Trust Supplement, in each case covering the Aircraft;

          (e) to borrow from the Indenture Trustee the Loan on behalf of the Original Loan Participant to finance a portion of Lessor's Cost and to issue to the Original Loan Participant Loan Certificates in a principal amount equal to the amount borrowed pursuant to the Trust Indenture; and

          (f) to take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Document.

          SECTION 4.  Conditions.  (a)  Conditions Precedent to the
                      ----------        ---------------------------
Participations in the Aircraft.  It is agreed that the respective obligations of
------------------------------
the Participants to participate in the payments of Lessor's Cost are subject to the satisfaction prior to or on the Delivery Date of the following conditions precedent, except that paragraphs (iii), (xx), (xxiv) (insofar as it relates to the Original Loan Participant), (xxv) and (xxvi) shall not be a condition precedent to the obligation of the Original Loan Participant, and paragraphs
(iv), (x) (insofar as it relates to the Owner Participant), (xiv), (xvii), (xix) (insofar as it relates to the Owner Participant) and (xxvii) shall not be a condition precedent to the obligation of the Owner Participant, and by its execution and delivery hereof, each party hereto instructs its counsel to deliver its legal opinion as described below:

              (i) Each Participant shall have received due notice with respect to such participation pursuant to Section 2 hereof (or shall have waived such notice either in writing or as provided in Section 2).

              (ii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of the Owner Participant or the Original Loan Participant, as the case may be, would make it a violation of law or regulations for (x) the Lessee, the

                                          [Participation Agreement (1994 747 B)]

     Indenture Trustee, any Participant or the Owner Trustee to execute, deliver and perform the Operative Documents to which any of them is a party or (y) the Original Loan Participant or the Owner Participant to make its respective Commitment available or, in the case of the Original Loan Participant, to acquire the Loan Certificates or to realize the benefits of the security afforded by the Trust Indenture.

              (iii) In the case of the Owner Participant, the Original Loan Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

              (iv) In the case of the Original Loan Participant, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1 hereof.

              (v) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to the Participants and shall be in full force and effect and executed counterparts, shall have been delivered to each Participant and its respective counsel, provided that only the Original Loan Participant shall receive an executed original of its Loan Certificates, only the Indenture Trustee, acting on behalf of the Certificate Holders, shall receive the original counterpart of the Lease and the Lease Supplement, only the Owner Trustee shall receive a copy of the Purchase Agreement which shall be delivered to and retained by the Owner Trustee (the Owner Participant and the Original Loan Participant and their respective counsel may inspect the Purchase Agreement prior to the Delivery Date but thereafter shall not have access to the same unless a
     Section 14(a), (b), (f) or (g) Default or an Event of Default shall have occurred and be continuing) and provided further that only the Lessee and the Owner Participant shall receive copies of the Tax Indemnity Agreement:

               (1)  the Lease;

               (2) a Lease Supplement covering the Aircraft and dated the Delivery Date;

               (3)  the Tax Indemnity Agreement;

               (4)  the Trust Agreement;

                                          [Participation Agreement (1994 747 B)]

               (5)  [Intentionally Omitted];

               (6) the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

               (7) the Owner Trustee's Purchase Agreement;

               (8) an acceptance certificate covering the Aircraft in the form agreed to by the Participants and Lessee (the "Acceptance Certificate") duly completed and executed by the Owner Trustee or its agent, which shall be a representative of Lessee, and by such representative on behalf of Lessee;

               (9) the Trust Indenture and Trust Supplement covering the Aircraft and dated the Delivery Date;

               (10)  the Loan Certificates;

               (11)  the Consent and Agreement;

               (12)  the Purchase Agreement; and

               (13) the Indenture Trustee Parent Guarantee.

              (vi) A Uniform Commercial Code financing statement or statements covering all of the security interests created by or pursuant to the Granting Clause of the Trust Indenture shall have been executed and delivered by the Owner Trustee and the Indenture Trustee, and such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Original Loan Participant shall have been executed and delivered by Lessee, the Indenture Trustee or the Owner Trustee and duly filed.

              (vii) Each Participant and the Indenture Trustee shall have received the following, in each case in form and substance satisfactory to it, provided that only the Owner Trustee shall receive a copy of the Purchase Agreement which shall be delivered to and retained by the Owner Trustee (the Owner Participant and the Original Loan Participant and their respective counsel may inspect the Purchase Agreement prior to the Delivery Date but thereafter shall not have access to the same unless a Section 14(a), (b), (f) or (g) Default or an Event of Default shall have occurred and be continuing):

                                          [Participation Agreement (1994 747 B)]

               (1) a certified copy of the Certificate of Incorporation and By-Laws of Lessee and a copy of resolutions of the board of directors of Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of this Agreement, the Lessee Documents and each other document required to be executed and delivered by Lessee on the Delivery Date in accordance with the provisions hereof and thereof;

               (2) such other documents and evidence with respect to Lessee, the Manufacturer, the Owner Trustee, the Indenture Trustee, the Indenture Trustee Parent and the Participants, as the Original Loan Participant or the Owner Participant, or their respective counsel, may reasonably request in order to establish the authority of such parties to consummate the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and the compliance with the conditions herein set forth;

               (3) a certificate of Lessee as to the Person or persons authorized to execute and deliver this Agreement, the other Lessee Documents, and any other documents to be executed on behalf of Lessee in connection with the transactions contemplated hereby and as to the signature of such person or persons;

               (4) a copy of the Purchase Agreement certified by the Secretary or an Assistant Secretary of Lessee as being a true and accurate copy of the same with all amendments attached thereto that relate to the Manufacturer's warranties or related obligations or any right in such Purchase Agreement assigned by the Lessee to the Owner Trustee pursuant to the Owner Trustee's Purchase Agreement; and

               (5) a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee, the Indenture Trustee Parent, the Owner Trustee and the Owner Participant certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee, the Indenture Trustee Parent, the Owner Trustee and the Owner Participant, respectively, which authorize the execution, delivery and performance by the Indenture Trustee, the Indenture Trustee Parent, the Owner Trustee and the Owner Participant of all of the

                                          [Participation Agreement (1994 747 B)]

          Operative Documents to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee, the Indenture Trustee Parent, the Owner Trustee and the Owner Participant as either the Original Loan Participant (or its counsel) or the Owner Participant (or its counsel) may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; provided, this clause shall not be a condition precedent as to any Participant as to documents to be provided by that Participant.

              (viii) All appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

              (ix) On the Delivery Date the following statements shall be true, and the Participants and the Indenture Trustee shall have received evidence satisfactory to each of them to the effect that:

               (1) the Owner Trustee has good and marketable title to the Aircraft, free and clear of Liens other than the rights of Lessee under the Lease and Lease Supplement covering the Aircraft, the mortgage and security interest created by the Trust Indenture, the rights of the Owner Participant under the Trust Agreement and Liens permitted by clause (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

               (2) application for registration of the Aircraft in the name of the Owner Trustee (together with any required affidavits) and the Owner Trustee's FAA Bill of Sale have been duly filed with the FAA;

               (3) the Trust Agreement, the Trust Indenture and the Trust Supplement, the Lease and the Lease Supplement have been duly filed with the FAA for recordation;

                                          [Participation Agreement (1994 747 B)]

               (4) the Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee thereof, is entitled to the protection of Section 1110 of the Bankruptcy Code in connection with its right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Bankruptcy Code in which the Lessee is a debtor; and

               (5) the Aircraft has been duly certified by the FAA as to type and airworthiness in accordance with the terms of the Lease and has a current, valid U.S. certificate of airworthiness issued by the FAA.

              (x) On the Delivery Date, (A) the respective representations and warranties of Lessee, the Owner Participant and the Owner Trustee contained in Sections 7 and 8 hereof and in the Tax Indemnity Agreement shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), (B) no event shall have occurred and be continuing, or would result from the purchase, sale, lease or mortgage of the Aircraft, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Lease or the Trust Indenture, and (C) no event shall have occurred that might have the effect of materially and adversely affecting the ability of Lessee to carry on its business as conducted on March 31, 1994 or to perform its obligations under the Operative Documents.

              (xi) Each Participant shall have received an opinion addressed to the Participants, the Indenture Trustee and the Owner Trustee from (a) Francesca M. Maher, Vice President - Law and Corporate Secretary for Lessee, in substantially the form of Schedule III-1(a) hereto and (b) Vedder, Price, Kaufman & Kammholz, special counsel to the Lessee, in substantially the form of Schedule III-1(b) hereto.

              (xii) Each Participant shall have received an opinion addressed to the Participants, the Owner Trustee, the Indenture Trustee and Lessee from counsel to the Manufacturer, in substantially the form of
     Schedule III-2 hereto.

              (xiii) Each Participant shall have received an opinion addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Ray, Quinney &

                                          [Participation Agreement (1994 747 B)]

     Nebeker, special counsel for the Owner Trustee, in substantially the form of Schedule III-3 hereto.

              (xiv) The Original Loan Participant shall have received an opinion addressed to the Indenture Trustee, the Original Loan Participant, the Owner Trustee and Lessee from Hunton & Williams, special counsel to the Owner Participant, in substantially the form of Schedule III-4 hereto.

              (xv) Each Participant shall have received an opinion addressed to the Participants, the Indenture Trustee, the Owner Trustee and Lessee, from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, in substantially the form of Schedule III-5 hereto.

              (xvi) Each Participant shall have received an opinion addressed to the Participants, the Owner Trustee and Lessee from Bingham, Dana & Gould, special counsel for the Indenture Trustee and the Indenture Trustee Parent, in substantially the form of Schedule III-6 hereto.

              (xvii)  [Intentionally Omitted].

              (xviii) Each Participant and the Indenture Trustee shall have received a certificate signed by the President or any Vice President of Lessee, dated the Delivery Date, addressed to the Participants and the Indenture Trustee and certifying as to the fulfillment of all conditions in this Section 4(a) insofar as they relate to Lessee and as to the matters stated in paragraphs (viii), (x) (insofar as it relates to Lessee), (xxii) and (xxiii) (to the knowledge of Lessee, except in regard to matters relating to the Participants, Indenture Trustee or the Owner Trustee, in which event such representation shall be to the knowledge of Lessee without any investigation whatsoever) of this Section 4(a).

              (xix) (a) The Owner Participant shall, by making its Commitment available as provided in Section 1(b)(ii) of this Agreement, (b) the Indenture Trustee shall, by paying over to Lessee the funds made available to it by the Loan Participants and (c) the Owner Trustee shall, by accepting the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale, be respectively deemed to have reaffirmed as of the Delivery Date the representations and warranties made by it in Section 8 of this Agreement.

              (xx) The Owner Participant shall have received an appraisal dated the Delivery Date, in form and substance reasonably satisfactory to the Owner Participant, from Aero

                                          [Participation Agreement (1994 747 B)]

     Economics, Inc., independent aircraft appraisers, or such other recognized aircraft appraiser selected by the Owner Participant, to the effect that
     (A) the Aircraft will have, at the end of the Basic Term and Fixed Renewal Term, (i) at least 20% of its originally estimated economic life as of the Delivery Date remaining and (ii) a fair market value of at least 20% of Lessor's Cost (without taking into account any increase or decrease for inflation or deflation during the Interim Term and the Basic Term and assuming the Aircraft is in compliance with the provisions of Section 5 of the Lease); (B) the fair market value of the Aircraft on the Delivery Date is equal to Lessor's Cost; (C) the EBO Percentage equals or exceeds a reasonable current estimate of the fair market value (taking into account inflation and deflation) of the Aircraft on the EBO Date; and (D) the Aircraft is not "limited use property."

              (xxi) Each Participant, the Owner Trustee and the Indenture Trustee shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to the Participants, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

              (xxii) On the Delivery Date there has not occurred any event which constitutes a Default or Event of Default under the Lease which is continuing and no Event of Loss (or event which with the passage of time or the giving of notice or both would constitute an Event of Loss) with respect to the Airframe or any Engine has occurred.

              (xxiii) No action or proceeding shall have been instituted nor shall any governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Document or the transactions contemplated hereby or thereby.

              (xxiv) The respective representations and warranties of the Indenture Trustee and the Original Loan Participant contained in Section 8 hereof and of the Indenture Trustee Parent in the Indenture Trustee Parent Guarantee shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties

                                          [Participation Agreement (1994 747 B)]

     shall have been true and accurate on and as of such earlier date) and the Lessee and each Participant shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President of the Indenture Trustee certifying as to the foregoing matters with respect to the Indenture Trustee; by making available its Commitment, the Original Loan Participant shall be deemed to have reaffirmed the representations and warranties made by it in such Section 8.

              (xxv) The Owner Participant shall have received from Hunton & Williams, special counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain income tax aspects of the transactions contemplated by the Operative Documents.

              (xxvi) In the opinion of the Owner Participant and its special counsel, there shall have been, since July 15, 1994, no actual or proposed amendment, modification, addition, or change in or to (A) the provisions of the Code (including for this purpose, any non-Code provisions of legislation affecting the Code such as transition rules or effective date provisions), (B) the regulations promulgated under the Code (including temporary regulations), (C) Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, (D) applicable judicial precedents or (E) Executive Orders of the President of the United States, the effect of which might adversely affect the Owner Participant's Net Economic Return.

              (xxvii) The Original Loan Participant shall have received a copy of the appraisal referred to in paragraph (xx) above (without regard to the form and substance thereof) to the effect that the fair market value of the Aircraft on the Delivery Date is at least equal to Lessor's Cost.

              (xxviii) If the Original Loan Participant is required to execute any form or document in order for payments to it to qualify for exemption from, or reduction of, withholding tax imposed by the United States Government in respect to such payments, such Original Loan Participant shall have executed such form or document (including, without limitation, United States Internal Revenue Forms 1001, W-8 and/or 4224) and delivered it to the Indenture Trustee in accordance with applicable regulations to qualify for such exemption or reduction.

                                          [Participation Agreement (1994 747 B)]

          Promptly upon the registration of the Aircraft and the recording of the Lease, the Trust Indenture, the Trust Agreement, the Lease Supplement and the Trust Supplement covering the Aircraft pursuant to the Federal Aviation Act, Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to the Owner Participant, the Indenture Trustee, the Original Loan Participant, the Owner Trustee and Lessee an opinion as to the due and valid registration of the Aircraft in the name of the Owner Trustee, the due recording of the Owner Trustee's FAA Bill of Sale, the Trust Indenture, the Lease Supplement, the Trust Supplement, the Lease and the Trust Agreement and the lack of filing of any intervening documents with respect to the Aircraft.

          (b) Conditions Precedent to the Obligations of Lessee.  It is agreed
              -------------------------------------------------
that the obligations of Lessee (A) to participate in the sale of the Aircraft to the Owner Trustee, (B) to accept delivery of the Aircraft under the Lease and
(C) to enter into the other Lessee Documents, are all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the following conditions precedent:

              (i) The conditions specified in Sections 4(a)(iii), 4(a)(iv), 4(a)(viii), 4(a)(xxii), 4(a)(xxiii) and 4(a)(xxviii) hereof shall have been satisfied, unless such nonsatisfaction is the result of the actions of Lessee.

              (ii) Those documents described in Section 4(a)(v) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in Section 4(a)(v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof (other than of the Loan Certificates) shall have been delivered to Lessee or its counsel.

              (iii) Lessee shall have received a copy of the general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee, the Owner Trustee and the Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Indenture Trustee, the Owner Trustee and the Owner Participant, respectively, which authorize the execution, delivery and performance by the Indenture Trustee, the Owner Trustee and the Owner Participant of all the Operative Documents to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee, the Owner Trustee and the Owner Participant as Lessee or its counsel

                                          [Participation Agreement (1994 747 B)]

     may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

              (iv) The respective representations and warranties of each Participant, the Indenture Trustee and the Owner Trustee contained in
     Section 8 hereof and of the Indenture Trustee Parent contained in the Indenture Trustee Parent Guarantee shall be true and accurate as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and Lessee shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or other authorized representative of the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively, certifying as to the foregoing matters with respect to the Indenture Trustee, the Owner Participant and the Owner Trustee, respectively.

              (v) Lessee shall have received the opinions set forth in Sections 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv) and 4(a)(xvi), in each case addressed to Lessee and dated the Delivery Date.

              (vi) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of Lessee, would make it a violation of law or regulations for Lessee to enter into any transaction contemplated by the Operative Documents.

              (vii) In the opinion of Lessee and its counsel, there shall have been, since July 15, 1994, no actual or proposed amendment, modification, addition or change in or to the Code, (including for this purpose, any non-Code provisions of legislation affecting the Code such as transition rules or effective date provisions) and the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States which might give rise to an indemnity obligation under any of the Operative Documents, or as a result of which any adjustments to the Lease

                                          [Participation Agreement (1994 747 B)]

     payments are requested by the Owner Participant which, in the Lessee's opinion, make the Lease become uneconomic to the Lessee.

              (viii) The Aircraft shall have been ready for delivery by the Manufacturer on or before September 30, 1994.

          SECTION 5.  Confidentiality. Lessor, the Participants, and the
                      ---------------
Indenture Trustee shall keep the Purchase Agreement confidential and shall not disclose or cause to be disclosed the same to any Person, except (A) to prospective and permitted transferees of Lessor's, the Original Loan Participant's, the Owner Participant's or the Indenture Trustee's interest who agree to hold such information confidential, (B) to the aforementioned prospective and permitted transferees', Lessor's, the Original Loan Participant's, the Owner Participant's or the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree (including in connection with discovery proceedings) or governmental ruling or regulation, including Federal or state banking examiners or tax auditors or (D) as may be necessary or desirable for purposes of protecting the interest of any such Person or for enforcement of the Lease by Lessor, the Participants or the Indenture Trustee; provided, however, that any and all disclosures of all or any part of the Purchase Agreement which are permitted by clause (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Each party hereto agrees that it will not, and that it will use its best efforts to cause its agents and advisors not to, issue or release for external publication any article or advertising or publicity matter mentioning or implying the identity of the Owner Participant without the Owner Participant's prior written consent.

          SECTION 6.  Extent of Interest of Holders.  No Certificate Holder
                      -----------------------------
shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the Original Amount of, Break Amount, if any, and interest on all Loan Certificates held by such Certificate Holder and all other sums payable to such Holder hereunder, under the Trust Indenture and under such Loan Certificates shall have been paid in full. Each Certificate Holder by its acceptance of a Loan Certificate, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Section 2.03 of the Trust Indenture and that neither the Owner Participant nor the Owner

                                          [Participation Agreement (1994 747 B)]

Trustee shall be personally liable to any Certificate Holder for any amounts payable under the Loan Certificates, the Trust Indenture, hereunder, or under any other Operative Documents (including, without limitation, amounts payable as Break Amount, if any), except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture.


          SECTION 7.  Lessee's Representations, Warranties and Indemnities.  (a)
                      ----------------------------------------------------
In General.  Lessee represents and warrants  that as of the Delivery Date:
----------

              (i) Lessee is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on Lessee or its business; has the corporate power and authority to conduct its business as presently conducted and to own or hold under lease its properties; is a "citizen of the United States" and an "air carrier" within the meaning of the Federal Aviation Act operating under certificates issued under Section 401 of such Act; holds all material licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction, necessary to authorize Lessee to engage in air transport and to carry on scheduled passenger service, in each case as presently conducted; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code) in Elk Grove Township, Illinois; and has the corporate power and authority to conduct its business as it is presently being conducted, to hold under lease the Aircraft and to enter into and perform its obligations under the Lessee Documents;

              (ii) the execution, delivery and performance by Lessee of the Lessee Documents will, on the Delivery Date, have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained or by the Delivery Date will have been duly obtained, and the Lessee Documents have been duly executed and delivered by Lessee, and neither the execution and delivery thereof by Lessee nor the consummation by Lessee of the transactions contemplated thereby nor compliance by Lessee with any of the terms and provisions thereof contravenes any United States federal or state law,

                                          [Participation Agreement (1994 747 B)]

     judgment, governmental rule, regulation or order binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, its certificate of incorporation or by-laws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which Lessee is a party or by which it or its properties may be bound or affected;

              (iii) neither the execution and delivery by Lessee of the Lessee Documents nor the performance by Lessee of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained or will on or prior to the Delivery Date be duly obtained, and will on the Delivery Date be in full force and effect, (B) the registration of the Aircraft referred to in
     Section 4(a)(ix)(2) hereof, (C) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Delivery Date and
     (D) such federal and state securities law approvals that will be required in connection with the public offering, if any, of any Loan Certificates;

              (iv) each of the Lessee Documents will, upon execution thereof, constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof;

              (v) there are no pending or threatened actions or proceedings before any court, governmental authority, arbitration board, tribunal or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) affects the Aircraft or is expected to have a material adverse effect on the financial condition of Lessee or the ability of Lessee to perform its obligations under the Lessee Documents;

              (vi) (I) except for (A) the registration of the Aircraft pursuant to the Federal Aviation Act and (B) the filing for recording pursuant to said Act of the Trust Agreement and the Owner Trustee's FAA Bill of Sale, no

                                          [Participation Agreement (1994 747 B)]

     further action, including any filing or recording of any document, is necessary or advisable to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against Lessee and as against third parties (other than creditors of the Owner Trustee), and (II) except for the actions described in clauses (I) (A) and (B) above and (x) the filing for recording pursuant to said Act of the Lease, the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement covering the Aircraft, (y) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of Illinois, Utah and such other states as may be specified in the opinions furnished pursuant to Section 4(a)(xi) hereof, which financing statements Lessee caused, or will prior to the Delivery Date cause, to be presented in due form for filing with the appropriate filing office in the State of Illinois, Utah and such other states as may be specified in the opinions furnished pursuant to Section 4(a)(xi) hereof and (z) the taking of possession by the Indenture Trustee of the original counterparts of the Lease and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the Indenture Trustee's first priority security interest in the Aircraft as against the Owner Trustee, and in each case as against any third parties in any applicable jurisdictions in the United States;

              (vii) there has not occurred any event which constitutes a Default or an Event of Default under the Lease which is presently continuing and there has not occurred any Event of Loss (or event which, with the passage of time or the giving of notice, or both, would constitute an Event of
     Loss) with respect to the Airframe or any Engine;

              (viii) the statements of financial position of Lessee as of December 31, 1993 and March 31, 1994 and the related statements of earnings and cash flow of Lessee for the year and three months then ended, copies of which have been furnished to the Participants, fairly present the financial condition of Lessee as at such dates and the results of operations and cash flow of Lessee for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied (except as may be stated in the notes thereto) and subject in the case of the March 31, 1994 statements to normal year-end

                                          [Participation Agreement (1994 747 B)]

     audit adjustments, and since March 31, 1994, there has been no material adverse change in such condition or operations, except for such matters timely disclosed in press releases issued by UAL Corporation or Lessee or in public filings, effective as of the date hereof, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, by UAL Corporation or Lessee;

              (ix) the Owner Trustee will receive good and marketable title to the Aircraft from Lessee free and clear of all Liens, except the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and the Liens permitted by clause (iii) (solely for Taxes not yet due) of Section 6 of the Lease;

              (x) none of the proceeds from the issuance of the Loan Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin stock" as such term is defined in Regulation G or U of the Board of Governors of the Federal Reserve System;

              (xi) neither Lessee nor anyone acting on behalf of Lessee has (A) directly or indirectly offered any interest in the Trust Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant, and not more than twenty (20) other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, (B) directly or indirectly offered any Loan Certificates or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone other than the Original Loan Participant and not more than twenty-five (25) other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, (C) taken any action which would require the Loan Certificates to be registered pursuant to the Securities Act of 1933, as amended or (D) filed or published, or caused to be filed or published, any financing statement or similar statement or notice under the Uniform Commercial Code in effect in any jurisdiction or any state or local fraudulent conveyance or analogous statute or ordinance describing any portion of the Trust Estate, other than filings referred to in Section 4(a)(vi) hereof and such other filings, notices or publications as shall have been approved by counsel to the Owner Participant and the Certificate Holders prior to the filing or publication thereof;

                                          [Participation Agreement (1994 747 B)]

              (xii) Lessee is not in default in the performance of any term or condition of the Owner Trustee's Purchase Agreement, and is not in default in the performance of any term or condition of the Purchase Agreement which materially adversely impairs the transactions contemplated hereby;

              (xiii) no governmental approval of any kind is required of the Owner Participant, the Original Loan Participant, the Owner Trustee or the Indenture Trustee for their respective execution of or performance under this Agreement or any agreement contemplated hereby solely by reason of any fact or circumstance peculiar to: (a) Lessee, (b) the nature of the Aircraft, or (c) Lessee's proposed operation or use of the Aircraft;

              (xiv) all sales or use tax then due shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft;

              (xv) the Aircraft has been duly certified by the FAA as to type and airworthiness; and

              (xvi) Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee thereof, are entitled to the protection of Section 1110 of the Bankruptcy Code in connection with its right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

          (b) General Tax Indemnity.  (i)  Indemnity.  Except as provided in
              ---------------------        ---------
Section 7(b)(ii) hereof, whether or not any of the transactions contemplated herein are consummated, Lessee shall pay when due and assume liability for, and protect, save and shall indemnify and hold harmless each Indemnitee (except that for purposes of this Section 7(b)(i) an Indemnitee shall not include any Certificate Holder other than the Original Loan Participant and any Person who has purchased a participation in the Loan Certificates) from and against (x) any and all Taxes howsoever imposed against any Indemnitee, Lessee or all or any part of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or otherwise by any federal, state or local government or other taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority upon or in connection with, relating to, or measured by (A) the assembly, manufacture, construction, substitution, improvement, location, conditioning, installation, financing, refinancing, purchase, acquisition,

                                          [Participation Agreement (1994 747 B)]

acceptance, delivery, nondelivery, transport, ownership, registration, reregistration, possession, repossession, control, operation, use, maintenance, repair, replacement, insuring, sale, return, abandonment, storage, redelivery, leasing, subleasing, modification, rebuilding of, transfer of title to, transfer of registration of, rejection, importation, mortgaging, exportation or disposition of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as the result of any Lien) on, the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (B) the rentals, receipts or earnings from the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (C) any amount paid or payable pursuant to any Operative Documents or any document related thereto or the property or the income or other proceeds with respect to any of the property held in the Trust Estate or the Trust Indenture Estate, (D) the Aircraft, the Airframe, the Engines, the Parts or any part thereof or any contract relating to the manufacture, construction, acquisition or delivery thereof, (E) any or all of the Operative Documents, or the issuance of the Loan Certificates (or the refinancing thereof) and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery, recording or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof, (F) the payment of the Original Amount of, or interest, Break Amount on, or other amounts payable with respect to, the Loan Certificates, (G) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents or
(H) any change in the Owner Trustee or the situs of the Trust Estate made pursuant to Section 14 hereof; and (y) any reasonable out-of-pocket costs and expenses fairly attributed to any of the foregoing incurred by any Indemnitee.

              (ii) Exclusions from General Tax Indemnity.  The provisions of
                   -------------------------------------
     Section 7(b)(i) shall not apply:

               (1) in the case of an Indemnitee which is the Owner Participant, the Owner Trustee, the Trust Estate, or a successor, assign, or Affiliate of any thereof, to any Income Tax (as defined in Section 7(b)(xii) hereof) imposed by (A) the United States Federal government,
          (B) any state or local taxing jurisdiction or authority in the United States (other than with respect to any Income Taxes imposed by any such tax authority or jurisdiction solely as a result of the location, use, subleasing, registration or operation of the Aircraft, any Engine, or any Part or part thereof to or in such jurisdiction), or
          (C) any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by

                                          [Participation Agreement (1994 747 B)]

          any international authority other than, in the case of this clause
          (C), Income Taxes imposed which would not have been imposed by such jurisdiction but for the location, use, operation, registration or subleasing of the Aircraft, any Engine, or any Part or part thereof to or in such jurisdiction;

               (2) in the case of an Indemnitee which is a Certificate Holder or any successor, assign, or Affiliate thereof, to Income Taxes or transfer taxes relating to any payments of principal, interest or Break Amount, if any, on the Loan Certificates, or to a Certificate Holder, imposed by any government or taxing authority;

               (3) to any Tax imposed on an Indemnitee which is the Owner Participant, the Owner Trustee, or the Trust Estate, or any successor, assign or Affiliate of any thereof, as a result of (A) a voluntary transfer or disposition by such Indemnitee including, without limitation, the voluntary revocation of the trust created by the Trust Agreement or (B) an involuntary transfer or disposition relating to bankruptcy or similar proceedings of all or any portion of its respective equitable or legal ownership interest in the Aircraft, the Airframe, the Engines, the Parts or any part thereof, the Trust Estate or the Operative Documents, unless such transfer or disposition, whether or not voluntary or involuntary, shall occur, (X) during a period when a Default or Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition and such transfer is as a result of such Default or Event of Default, or
          (Y) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Section 7, 8, 9, 10 or 19 thereof;

               (4) to any Tax imposed on any Indemnitee which is a Certificate Holder, the Indenture Trustee or the Trust Indenture Estate or any successor, assign or Affiliate of any thereof, as a result of a voluntary or involuntary transfer or other disposition of all or any portion of its respective equitable or legal interests in the Trust Estate or the Trust Indenture Estate or the Operative Documents unless, in each case, such transfer or disposition shall occur (A) during a period when a Default or an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition and such transfer or disposition is as a result of such Default or Event of Default, or (B) in

                                          [Participation Agreement (1994 747 B)]

          connection with the termination of the Lease or action or direction of the Lessee pursuant to Section 7, 8, 9, 10 or 19 thereof;

               (5) to any Tax imposed on the Owner Participant, Trust Estate or Owner Trustee which results from the willful misconduct or gross negligence of (i) the Owner Participant, to the extent imposed on the Owner Participant, Trust Estate or the Owner Trustee or (ii) the Owner Trustee to the extent imposed on the Owner Trustee;

               (6) to any Tax imposed on an Indemnitee which is a Certificate Holder, the Indenture Trustee or the Trust Indenture Estate which results from the willful misconduct or gross negligence of such Indemnitee;

               (7) to any Tax based on or measured by any fees received by the Owner Trustee or the Indenture Trustee in connection with any transaction contemplated by the Operative Documents;

               (8) so long as no Default or Event of Default shall be continuing, to any Tax imposed with respect to any time period commencing after the expiration of the Term and (A) return of the Aircraft, (B) the earlier discharge in full of Lessee's obligation to pay the Stipulated Loss Value or the Termination Value and all other amounts due under the Lease Agreement or (C) placement in storage of the Aircraft pursuant to Section 5(d) of the Lease Agreement; unless such Tax relates to events or matters occurring prior to or simultaneously with the earliest of such times;

               (9) in the case of an Indemnitee which is the Trust Indenture Estate or any Certificate Holder, or any successor, assign or Affiliate of either thereof, to any Tax in the nature of an intangible or similar tax upon or with respect to the value of the interest of the Trust Indenture Estate or such Certificate Holder, as the case may be, in any of the Loan Certificates imposed by any government or taxing authority;

               (10) to any Tax imposed on the Owner Trustee or an Owner Participant resulting from, or which would not have occurred but for, a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens);

                                          [Participation Agreement (1994 747 B)]

               (11) to any Tax which Lessee is contesting in good faith under the provisions of Section 7(b)(iv) until the conclusion of such contest, provided, however, the foregoing shall not limit the Lessee's obligations under Section 7(b)(iv) to advance to such Indemnitee amounts with respect to Taxes that are being contested in accordance with Section 7(b)(iv) or any Expenses incurred by such Indemnitee in connection with such contest;

               (12) in the case of an Indemnitee which is the Owner Participant or the Owner Trustee, to any Taxes to the extent of the amount of such Taxes that are imposed on such Indemnitee by any jurisdiction on and with respect to any activities of such Indemnitee in such jurisdiction which activities are unrelated to the transactions contemplated by the Operative Documents;

               (13) to any Tax which has been properly included in Lessor's
          Cost;

               (14) to any Tax imposed on or with respect to a transferee (or subsequent transferee) of an original Indemnitee to the extent such Tax would not have been required to be withheld or imposed on or with respect to such original Indemnitee; provided, that the exception in this Section 7(b)(ii)(14) shall not apply to any transferee (or subsequent transferee) where such transfer shall have occurred at any time after a declaration of Default in accordance with Section 15 of the Lease and while an Event of Default shall be continuing under the Lease at the time of transfer; and

              (15) to any Tax, if any, for which Lessee is obligated to pay the Owner Participant under the Tax Indemnity Agreement.

              The provisions of this Section 7(b)(ii) shall not apply to any Tax imposed in respect of the receipt or accrual of any indemnity payment made by Lessee pursuant to this Section 7(b) or Section 7(c) hereof or pursuant to the Tax Indemnity Agreement; provided, however, that this clause shall not result in any duplication of any amounts of any gross-up payable under
     Section 7(b)(iii) or Section 7(c) hereof or the Tax Indemnity Agreement.

              Notwithstanding any other provision of this Section 7(b) to the contrary, the Lessee will indemnify the Owner Trustee and the Owner Participant (and any Affiliate of either thereof) for any obligation with respect to United

                                          [Participation Agreement (1994 747 B)]

     States federal withholding taxes imposed on the Owner Trustee or the Owner Participant (or any Affiliate of either thereof) with respect to the Loan Certificates (or any debt issued to refinance or refund such Loan Certificates) or as a result of a claim by the Internal Revenue Service asserted against the Trust Estate, the Owner Trustee or the Owner Participant (or any Affiliate of the foregoing). The Lessee shall be subrogated to the rights and defenses of the Owner Trustee and the Owner Participant (and any Affiliate of either thereof) in respect of such withholding taxes, including the rights and defenses in Section 8(x) of this Agreement.

              (iii)  Calculation of General Tax Indemnity and General Indemnity
                     ----------------------------------------------------------
     Payments.  Any payment which Lessee shall be required to make to or for the
     --------
     account of any Indemnitee with respect to any Tax or Expense which is subject to indemnification under this Section 7(b) or 7(c) shall be made on an After-Tax Basis.

              If, by reason of any Tax or Expense payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 7(b) or Section 7(c) hereof, such Indemnitee subsequently actually realizes a net tax deduction, savings or credit (including any foreign tax credit and any reduction in Taxes) against Taxes not indemnified hereunder or under the Tax Indemnity Agreement, which deductions, savings or credit was not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee on an After-Tax Basis, provided an Event of Default or payment or bankruptcy Default shall not have occurred and be continuing, an amount equal to the actual reduction in Taxes, if any, actually realized by such Indemnitee which is attributable to such deduction, savings or credit; provided, however, that such Indemnitee shall
                                   --------  -------
     not be obligated to make any payment pursuant to this Section 7(b)(iii) to the extent that the amount of such payment (net of any amount necessary to make such payment on an After-Tax Basis) would exceed an amount equal to the excess (x) of all prior payments from Lessee pursuant to this Section 7(b) (net of any amount that was necessary to make such payment on an After-Tax Basis) less (y) all prior amounts paid by the Indemnitee to the Lessee under this paragraph (net of any amount necessary to make such payment on an After-Tax Basis).

              Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of any tax benefit referred to in this subsection as to which such Indemnitee has made in full the payment to Lessee required hereby (or

                                          [Participation Agreement (1994 747 B)]

     as to which such Indemnitee would have made its payment but for Section 7(b)(vii) hereof) or which is otherwise taken into account in calculating Lessee's indemnity obligation, in a taxable year subsequent to the utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b) without regard to Section 7(b)(ii), other than clauses (5), (6) or (10), or
     Section 7(b)(iv).

              (iv) General Tax Indemnity -- Contests.  If a written claim shall
                   ---------------------------------
     be made against any Indemnitee for any Tax for which Lessee is obligated pursuant to this Section 7(b), such Indemnitee shall notify Lessee in writing promptly after receipt thereof (as well as the name of independent tax counsel for purposes of this Section 7(b)(iv)) and shall provide Lessee such information regarding such claim as Lessee may reasonably request, but the failure to give such notice or to provide such information shall not diminish Lessee's obligation hereunder unless such failure precludes Lessee's ability to (A) require such Indemnitee to contest the Tax or (B) contest the Tax itself (in a case where Lessee cannot require the Indemnitee to contest such Tax).

              If requested by Lessee in writing (A) within 30 days of Lessee's receipt of notice from an Indemnitee under the first paragraph of this
     Section 7(b)(iv) and (B) with respect to a Tax for which Lessee is obligated to indemnify pursuant to this Section 7(b), then such Indemnitee shall in good faith at Lessee's expense contest the imposition of any such Tax, provided, however, that (A) if requested by Lessee in its written notice such Indemnitee may consent, in its sole discretion, to allow Lessee to contest such Tax, if permitted by law, either (X) directly in Lessee's name, or (Y) with respect to a Tax other than an Income Tax or a Tax shown on a return of an Indemnitee's along with other unindemnified Taxes, on behalf of or in the name of such Indemnitee, or (B) if the Indemnitee has requested Lessee to conduct such contest (if permitted by law) the Lessee shall, at its own expense and in good faith, conduct such contest. After consulting with Lessee and Lessee's counsel concerning the forum in which the adjustment is most likely to be favorably resolved, such Indemnitee shall, in its sole discretion, select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Tax, (B) paying such Tax under protest or (C) paying such Tax and seeking a refund or other repayment thereof.

                                          [Participation Agreement (1994 747 B)]

     In no event shall such Indemnitee be required, or Lessee be permitted, to contest the imposition of any Tax for which Lessee is liable under this
     Section 7(b) unless (I) in Lessee's request to the Indemnitee to contest such Tax, Lessee shall have agreed to pay such Indemnitee and shall in fact pay on demand and on an After-Tax Basis all reasonable costs and expenses that such Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax), (II) such action to be taken will not result in the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft, or the creation of any Lien other than Liens for Taxes of Lessee (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft and (y) for the payment of which such reserves, if any, as are required to be provided under generally accepted accounting principles have been provided by Lessee, (III) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have paid the amount required directly to the appropriate authority or made an advance of the amount thereof to such Indemnitee on an interest-free basis and agreed to indemnify the Indemnitee against any additional net after-tax cost to such Indemnitee with respect to such advance or payment, (IV) with regard to any Tax of an Indemnitee which is the Owner Participant or the Owner Trustee or the Original Loan Participant, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee or the Original Loan Participant (other than any Tax the contest of which is conducted hereunder by the Lessee in its own name), independent tax counsel selected by such Indemnitee and reasonably satisfactory to the Lessee shall furnish an opinion, prepared at the Lessee's expense, to the effect that there is a reasonable basis to contest or appeal such claim, as the case may be, (V) in the case of an Indemnitee which is the Owner Participant or the Owner Trustee or the Original Loan Participant, or a successor, assign or Affiliate of the Owner Participant or the Owner Trustee or the Original Loan Participant, prior to the commencement of an administrative appeal (or if no such appeal is available prior to commencing a judicial proceeding) Lessee shall have delivered to such Indemnitee a written acknowledgment of Lessee's obligation to indemnify fully such Indemnitee to the extent that the contest is not successful; provided, however, that Lessee will not be bound by its acknowledgment of liability if and to the extent that

                                          [Participation Agreement (1994 747 B)]

     the contest results in a determination which clearly and unambiguously demonstrates that Lessee is not otherwise liable under this Section 7(b) with respect to such Tax, (VI) if an Event of Default shall have occurred and be continuing, the Lessee shall have, at the sole option of the Indemnitee, either (i) provided security for its obligations hereunder reasonably satisfactory to such Indemnitee by placing in escrow sufficient funds to cover any such contested Tax or (ii) paid such Tax and (VII) no appeal of an adverse judicial decision to a contest conducted in an Indemnitee's name shall be required unless such Indemnitee shall have received an opinion of independent counsel that such appeal will more likely than not be successful. In no event shall an Indemnitee be required to appeal or seek leave to appeal an adverse determination with respect to Taxes contested by, or in the name of, the Indemnitee to the United States Supreme Court.

              If any Indemnitee shall obtain a refund of all or any part of any Tax paid by Lessee such Indemnitee shall pay Lessee on an After-Tax Basis, an amount equal to the amount of such refund, including interest received and fairly attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any refund and/or interest received; provided,
                                                                    --------
     however, that the amount payable to the Lessee under this paragraph (net of
     -------
     any interest fairly attributable to such Taxes paid by the Lessee and any amount necessary to make any payment under this paragraph on an After-Tax Basis) shall not exceed the amount of the indemnity payment in respect of such refunded Taxes that was made by the Lessee (net of any amount necessary to make such payment on an After-Tax Basis). If any Indemnitee shall have paid Lessee any refund of all or part of any Tax paid by Lessee and it is subsequently determined that such Indemnitee was not entitled to the refund, such determination shall be treated as the imposition of a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to the provisions of this Section 7(b) without regard to Section 7(b)(ii) (other than clauses (5), (6) and (10)) or this Section 7(b)(iv).

              Nothing contained in this Section 7(b)(iv) shall require any Indemnitee to contest, or permit Lessee to contest, a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 7 with respect to such claim or a Tax with respect to which a previous contest involving such Tax pursuant to the provisions of this Section 7(b)(iv) shall have been determined adversely to the taxpayer.

                                          [Participation Agreement (1994 747 B)]

              (v) General Tax Indemnity -- Reports.  Lessee will provide such
                  --------------------------------
     information as may be reasonably requested by an Indemnitee or required to enable an Indemnitee to fulfill its tax filing and audit requirements with respect to the transactions contemplated by the Operative Documents. In the event any return, statement or report is required to be made or filed with respect to any Tax imposed on or indemnified against by Lessee under this Section 7(b) (other than with respect to Income Taxes), Lessee shall notify the Indemnitee of such requirement and (i) to the extent permitted by law (and not otherwise requested by Indemnitee in writing) or required by law, Lessee shall make and file in its own name, and pay the tax shown due on such return, statement or report in such manner as will show the ownership of the Aircraft in the Owner Trustee and furnish the Indemnitee with a copy of such return, statement or report; provided, however, that Lessee shall have no obligation under this clause (i) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to file such returns, statements or reports; (ii) in the case of a return, statement or report required to be in the name of or filed by such Indemnitee, Lessee shall prepare and furnish such return, statement or report, or relevant portion thereof, for filing by such Indemnitee in such manner as shall be reasonably satisfactory to such Indemnitee and send the same to such Indemnitee for filing no later than 10 Business Days prior to the due date; provided, however, that Lessee shall have no obligation under this clause (ii) to the extent such Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Indemnitee's control and is necessary to prepare such return, statement or report; and (iii) in the case of a return, statement or report either required to reflect items in addition to Taxes imposed on or indemnified against by the Lessee under this Section 7(b) or which the Indemnitee has notified Lessee in writing that it will prepare and file, Lessee shall, upon written request of such Indemnitee, provide such Indemnitee with such information as is within Lessee's reasonable control or access. Lessee shall hold each Indemnitee harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such return, statement, report or information if such insufficiency or inaccuracy is attributable to Lessee.

                                          [Participation Agreement (1994 747 B)]

              (vi) General Tax Indemnity -- Payment.  Except as provided in
                   --------------------------------
     Section 7(b)(iv) or 7(b)(v) hereof, Lessee shall pay any Tax directly to the appropriate taxing authority if legally permissible and upon demand of an Indemnitee shall pay such Tax and any other amounts due hereunder to such Indemnitee within twenty (20) Business Days of such demand, but in no event shall any such payments be made more than ten (10) Business Days prior to the date the Tax to which any such payment hereunder relates is due (unless Lessee has not received such demand at least 15 Business Days prior to such date in which case within five Business Days after receipt of such demand), in immediately available funds. Any such demand for payment from an Indemnitee shall specify in reasonable detail, the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to Lessee any notice, bill or advice received by it concerning any Tax indemnified against hereunder. As soon as practicable after each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is acceptable to such Indemnitee. Lessee shall also furnish promptly upon request such data as any Indemnitee may reasonably require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction.

             (vii)  Application of Payments During Existence of Event of Default
                    ------------------------------------------------------------
     or Default.  Any amount payable to Lessee pursuant to the terms of this
     ----------
     Section 7(b) shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing under the Lease or any amounts required to be paid by Lessee hereunder are due and have not been paid. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to the Lessee to the extent not previously applied against Lessee's obligations hereunder as and when due after the Owner Trustee shall have declared the Lease in default pursuant to Section 15 thereof.

              (viii)  Reimbursements by Indemnitees Generally.  If, upon request
                      ---------------------------------------
     of, or on demand for payment by, any Indemnitee, Lessee makes any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Documents or on the Aircraft, the Airframe, the Engines, the Parts or any part thereof, which Taxes are not the responsibility of Lessee under this Section 7(b), then such Indemnitee shall pay to Lessee an amount which equals the amount paid by

                                          [Participation Agreement (1994 747 B)]

     Lessee with respect to such Taxes plus interest thereon, computed from the date of payment by Lessee, at the Base Rate.

              (ix) Forms, etc.  Each Indemnitee agrees to furnish to Lessee from
                   ----------
     time to time, at the Lessee's request and expense, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding tax imposed by any taxing authority in respect of any payments otherwise required to be made by Lessee pursuant to the Operative Documents, which reduction or exemption may be available to such Indemnitee. In addition, any Indemnitee shall, at Lessee's expense, execute and deliver any forms or documents which Lessee reasonably requests and which are reasonably related to any indemnified Taxes. Notwithstanding the foregoing, an Indemnitee shall not be required to (A) make available any Tax returns or (B) execute and deliver any forms or documents which could in the good faith determination of such Indemnitee adversely effect such Indemnitee in the context of its overall filing position or with regard to other Taxes not indemnified under this Agreement or the Tax Indemnity Agreement.

              (x) Non-Parties.  If an Indemnitee is not a party to this
                  -----------
     Agreement, Lessee may require the Indemnitee to agree to the terms of this
     Section 7(b) prior to making any payment to such Indemnitee under this
     Section 7(b).

              (xi) Owner Participant.  For the purposes of this Section 7(b),
                   -----------------
     the term "Owner Participant" shall mean and include __________________________ (and its permitted successors and assigns) and where appropriate the affiliated group of corporations (and each member thereof) making a consolidated or combined return of which __________________ (and its permitted successors and assigns) is a member.

              (xii)  Income Tax. For purposes of this Section 7, the term Income
                     ----------
     Tax means (A) any Tax based on or measured by or with respect to gross or net income (including, without limitation, capital gains taxes, minimum taxes, and taxes on tax preference items) or gross or net receipts or any Tax in the nature thereof, and (B) Taxes which are capital, doing business, franchise, excess profits, net worth taxes or any Tax in the nature thereof, and (C) interest, additions to tax, penalties, or other charges in respect of Taxes included in clauses (A) and (B) as Income Taxes, provided, however, that Taxes which are sales, use, value added, rental, license, ad valorem or property Taxes

                                          [Participation Agreement (1994 747 B)]

     or any Tax in the nature thereof shall not constitute an Income Tax.

          (c) General Indemnity.  Lessee hereby agrees to indemnify on an After-
              -----------------
Tax Basis, each Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents are consummated), any and all Expenses imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of or which would not have occurred but for (A) the Operative Documents or the transactions contemplated thereby, the negotiation and the consummation of the transactions contemplated thereby (including any misrepresentations or breach of warranty of Lessee contained herein or therein or in any document or certificate delivered pursuant hereto and the breach by Lessee of any covenant or agreement contained in any Operative Document) or any sublease under the Lease or the enforcement of any of the terms of any thereof;
(B) the manufacture, design, purchase, resale, acceptance, rejection, storage, airworthiness, registration, reregistration, financing, refinancing, modification, alteration, sale, return or other disposition of the Airframe or any Engine or Parts; (C) the Aircraft (or any portion thereof) or any Engine whether or not installed on the Airframe or any airframe on which an Engine is installed whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, lease, sublease, possession, use, non-use, operation, maintenance, modification, alteration, condition, sale, replacement, substitution, return or other disposition, registration, reregistration or airworthiness of the Aircraft including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any damage to property or the environment, death or injury to any person and any claim for patent, trademark or copyright infringement; (D) the offer, sale, holding, transfer or delivery of the Loan Certificates, whether before or after the Delivery Date (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended); (E) the offer, holding, transfer or sale of any interest in the Trust Estate or the Trust Agreement or any similar interest on or prior to the Delivery Date; or (F) the transactions contemplated hereby or by any other Operative Document in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; provided, that the foregoing indemnity shall not extend to any Expense to the extent attributable to, resulting from or arising out of or relating to the following: (1) any representation or warranty by such Indemnitee in the Operative Documents being incorrect, or (2) the failure by such Indemnitee to perform or observe any of its

                                          [Participation Agreement (1994 747 B)]

agreements, covenants or conditions in any of the Operative Documents including, without limitation, the creation or existence of a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), or (3) the willful misconduct or the gross negligence of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft), or (4) (A) in the case of such Indemnitee a disposition (voluntary or involuntary) by such Indemnitee of all or any part of its interest in the Airframe or any Engine, (B) in the case of a Certificate Holder a disposition (voluntary or involuntary) by such Certificate Holder of all or any part of its interest in any Loan Certificate or (C) in the case of any Indemnitee a disposition by such Indemnitee of all or any part of such Indemnitee's interest in the Operative Documents other than in each of (A), (B) and (C) during the continuance of an Event of Default under the Lease, in connection with the exercise by Lessee of its purchase option under the Lease, a voluntary termination under Section 9 of the Lease, in connection with an Event of Loss, any disposition of Parts or Obsolete Parts pursuant to Section 8 of the Lease or any exercise of remedies by the Owner Participant pursuant to Section 15 of the Lease or (5) any Tax whether or not Lessee is required to indemnify for such Tax pursuant to Section 7(b) hereof (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement exclusively provide for Lessee's liability with respect to Taxes) (other than amounts necessary to make payments hereunder on an After-Tax Basis); provided, however, such exception shall not apply to the application of Parts 4 or 5 of Subpart B of Title I of ERISA or Section 502(i) or (1) of ERISA to the execution and delivery by the Lessee of the Operative Documents to which the Lessee, Owner Participant or Original Loan Participant is or will be a party or the consummation of the transactions contemplated thereby on the sale, resale or transfer of the Loan Certificates, or (6) the offer or sale by the Owner Participant after the Delivery Date of any interest in the Trust Estate or the Trust Agreement or any similar interest, or (7) a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder or a failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder, or (8) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents unless such amendments, supplements, waivers or consents (a) are requested by Lessee or (b) are required pursuant to the terms of the Operative Documents (unless such requirement results from the actions of an Indemnitee not required under the Operative Documents), provided if Lessee is not responsible for the Expense associated with such amendment, supplement, waiver or consent,

                                          [Participation Agreement (1994 747 B)]

the party requesting the execution of the same shall be responsible for such expense or (9) any loss of tax benefits or increase in tax liability under any tax law whether or not Lessee is required to indemnify therefor pursuant to this Agreement or the Tax Indemnity Agreement (it being understood that Section 7(b) hereof and the Tax Indemnity Agreement exclusively provide for Lessee's liability with respect to Taxes) (other than amounts necessary to make payments hereunder on an After-Tax Basis); provided, however, such exception shall not apply to the application of Parts 4 or 5 of Subpart B of Title I of ERISA or
Section 502(i) or (1) of ERISA to the execution and delivery by the Lessee of the Operative Documents to which the Lessee, Owner Participant or Original Loan Participant is or will be a party or the consummation of the transactions contemplated thereby on the sale, resale or transfer of the Loan Certificates or
(10) except to the extent fairly attributable to acts or events occurring on or prior thereto, acts or events which occur after the earlier of: (I) the return of possession of the Airframe or any Engine or any Part to the Owner Trustee or its designee pursuant to the terms of the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 7(c) shall survive for so long as Lessor shall be entitled to exercise remedies under such
Section 15), (II) the termination of the Lease in accordance with Section 5, 9, 10 or 19 thereof, (III) the last day of the Term if Lessor shall have furnished the notice referred to in Section 10(d) of the Lease and Lessee shall have failed to return possession to Lessor on such day or (IV) the payment by Lessee of all amounts required to be paid under the Lease following an Event of Loss (but excluding from the terms of this Subsection (IV) an Event of Loss followed by the replacement of the Aircraft).

          Nothing in this Section 7(c) shall be construed as a guaranty by Lessee of payments due pursuant to the Loan Certificates or of the residual value of the Aircraft.

          If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Lessee; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder, and no payment by Lessee to an Indemnitee pursuant to this Section 7(c) shall be deemed to constitute a waiver or release of any right or remedy which the Lessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Lessee such notice. Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume

                                          [Participation Agreement (1994 747 B)]

responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its reasonable best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Lessee's sole expense, to participate therein. Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if (i) an Event of Default or a Section 14(a), (b), (f) or (g) Default under the Lease shall have occurred and be continuing, (ii) if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft, the Trust Indenture Estate or the Trust Estate or any part thereof unless Lessee shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk or (iii) if such proceedings could, in the good faith opinion of the Indemnitee, entail any risk of criminal liability or material risk of civil liability to any Indemnitee. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions; provided, however, that if (i) in the
                                      --------  -------
written opinion of counsel to such Indemnitee (which counsel and opinion shall be reasonably acceptable to Lessee) an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) such Indemnitee has been indicted or otherwise charged in a criminal complaint in connection with a claim not excluded by Section 7(b) or (c) hereof, and such Indemnitee informs the Lessee in writing that such Indemnitee desires to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by Lessee, provided, that Lessee shall not be responsible for the fees and expenses of more than one separate counsel for each group of affiliated Indemnitees or more than one separate counsel in any one jurisdiction.

          The Indemnitee shall supply Lessee, at Lessee's expense, with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 7(c). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee (except during the continuance of an Event of Default, when such consent shall not be required if such

                                          [Participation Agreement (1994 747 B)]

Indemnitee gives 30 days' prior written notice to Lessee describing the proposed settlement or compromise), which consent shall not be unreasonably withheld or delayed unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 7(c).

          The Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 7(c).

          Upon payment of any Expense pursuant to this Section 7(c), Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto other than claims under Section 5.03 or 7.01 of the Trust Indenture or Section 5.03 or 7.01 of the Trust Agreement. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee.

          In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 7(c), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other person, such Indemnitee shall promptly pay Lessee but not before Lessee shall have made all payments then due to such Indemnitee pursuant to this Section 7(c) and any other payments then due under any of the Operative Documents, an amount equal to the sum of (I) the amount of such reimbursement, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any reimbursement including interest received attributable thereto and
(II) any tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence; provided, however, that in the case of any Indemnitee which is the Owner Participant or the Original Loan Participant or any successor, assign or Affiliate of the Owner Participant or the Original Loan Participant such amount attributable to (I) above shall not be in excess of the amount of such Expense payment net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee plus interest received, if any, from the relevant taxing authority with respect to any such Expense payment, it being intended that such Indemnitee shall realize a net benefit pursuant to this Section 7(c) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this Section 7(c).

          Lessee agrees to pay the reasonable and continuing fees and expenses of the Indenture Trustee (including the reasonable

                                          [Participation Agreement (1994 747 B)]

fees and expenses of its counsel) and, as provided in Section 6.07 of the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel), for acting as such, other than such fees and expenses which constitute Transaction Expenses.

          Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from Lessee pursuant to any provision of this Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification.

          To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 7 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

          Any amount which is payable to Lessee by any Person pursuant to this
Section 7 shall not be paid to Lessee if an Event of Default or a Section 14(a),
(b), (f) or (g) Default under the Lease shall have occurred and be continuing or if any payment is due and owing by Lessee to such Person under the Lease or any other Operative Document. Any such amount shall be held by such Person (the Lessee hereby granting a security interest in such amount to such Person) and, if such Default or an Event of Default under the Lease shall have occurred and be continuing, shall be applied against Lessee's obligations hereunder to such Person as and when due (and, to the extent that Lessee has no obligations hereunder to such Person, such amount shall be paid to Lessee). At such time as there shall not be continuing any such Event of Default or Default or there shall not be due and owing any such payment, such amount shall be paid to Lessee to the extent not previously applied in accordance with the immediately preceding sentence.

          (d) Withholding.  If Lessee advises the Owner Trustee, the Indenture
              -----------
Trustee and the relevant Certificate Holder in writing that interest on its Loan Certificates is subject to United States withholding tax, then the Owner Trustee shall instruct the Indenture Trustee to, and Indenture Trustee shall, withhold as provided in Section 2.04(b) of the Trust Indenture.

          SECTION 8.  Representations, Warranties and Covenants.
                      -----------------------------------------

                                          [Participation Agreement (1994 747 B)]

          (a) The Owner Participant represents that it is acquiring its interest in the Trust Estate for investment purposes only and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone it has authorized to act on its behalf (it being understood that Capstar Partners, Inc. is not acting on behalf of the Owner Participant) has directly or indirectly offered any interest in the Trust Estate or any Loan Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of the Securities Act of 1933, as amended or the securities laws, rules and regulations of any state.

          (b) Each of the Owner Participant and First Security Bank of Utah, National Association, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act. The Owner Participant agrees, solely for the benefit of Lessee, each Sublessee and the Certificate Holders, that if during such time as the Aircraft is registered in the United States (or if Lessee desires to register the Aircraft in the United States) (i) it shall not be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and
(ii) the Aircraft shall be, or would therefore become, ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as is reasonably practicable but in any event within 30 days after obtaining Actual Knowledge of such loss of citizenship (A) effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or to maintain the United States registration of the Aircraft, or (B) transfer its beneficial interest in the Trust Estate in accordance with Section 8(l) hereof. It is understood that: (1) the Owner Participant shall be liable to any of the other parties hereto for any damages suffered by any such other party as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(b) proving to be untrue as of the Delivery Date; and (2) the Owner Participant shall be liable to Lessee, any Sublessee and any Certificate Holder for any damages which may be incurred by Lessee, any Sublessee or such Certificate Holder as a result of the Owner Participant's failure to immediately comply with its obligations pursuant to the second sentence of this Section 8(b). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to reasonably cooperate with

                                          [Participation Agreement (1994 747 B)]

the Owner Participant in complying with its obligations (such reasonable cooperation shall not include any restriction on the use of the Aircraft) under the provisions of the second sentence of this Section 8(b) and such request shall not be subject to the indemnity contained in Section 7(c) hereof. First Security Bank of Utah, National Association, in its individual capacity, agrees that if at any time a responsible officer of First Security Bank of Utah, National Association shall obtain Actual Knowledge that First Security Bank of Utah, National Association has ceased to be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on a Certificate Holder, Lessee, a Sublessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or First Security Bank of Utah, National Association, in its individual capacity, does not comply with the requirements of this Section 8(b), the Owner Trustee, the Indenture Trustee, the Owner Participant and the Certificate Holders hereby agree that a Default or an Event of Default shall not have occurred and be continuing under the Lease due to noncompliance by Lessee with the registration requirements in the Lease.

          (c) First Security Bank of Utah, National Association in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are or will be kept is Salt Lake City, Utah (other than such as may be maintained or held by the Indenture Trustee pursuant to the Trust Indenture) and has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) in Salt Lake City, Utah. First Security Bank of Utah, National Association in its individual capacity agrees that it will not change the location of such office to a location outside of Salt Lake City, Utah, without prior written notice to Lessee, Indenture Trustee and the Owner Participant.

          (d) The Original Loan Participant represents and warrants and, by acceptance of its Loan Certificate, each other Certificate Holder shall be deemed to have represented and warranted that neither it nor anyone acting on its behalf has offered any Loan Certificates or any similar securities relating to the Aircraft for sale to, or solicited any offer to buy any Loan Certificates or any similar securities relating to the Aircraft from, any person or entity other than in a manner permitted by the Securities Act of 1933, as amended, and the

                                          [Participation Agreement (1994 747 B)]

rules and regulations promulgated thereunder and the securities laws, rules and regulations of any state.

          (e) Each of the Owner Participant and so long as the Original Loan Participant is a Certificate Holder, the Original Loan Participant, agree that, if, at any time after the close of the calendar year in which occurs the seventh anniversary of the Delivery Date and so long as no Default or Event of Default under the Lease shall have occurred or be continuing, Lessee has, upon 15 days' prior notice, requested its consent to the registration of the Aircraft, in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), at Lessee's expense (i) in a country listed on Exhibit G to the Lease, with which the United States maintains normal diplomatic relations (which for purposes of this Section 8(e) shall include Taiwan and any other country that is similarly situated), or (ii) in any other country with which the United States maintains normal diplomatic relations (which for purposes of this Section 8(e) shall include Taiwan and any other country that is similarly situated), and the Owner Participant and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) have not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law, the Owner Participant and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) will not, in the case of either clause (i) or (ii), unreasonably withhold its consent to such change of registration. Each of the Owner Participant and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) further agrees that the inability of Lessee to deliver an opinion (reasonably satisfactory in form and substance to the Owner Participant and the Indenture Trustee) of counsel reasonably acceptable to the Owner Participant and the Indenture Trustee in such country listed on Exhibit G to the Lease with which the United States maintains normal diplomatic relations (which for purposes of this Section 8(e) shall include Taiwan and any other country that is similarly situated), to the effect that the courts of such country would give effect to the Owner Trustee's title to the Aircraft, to the registry of the Aircraft in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), and to the priority of the Lien under the Trust Indenture substantially to the same extent as provided under United States law, shall constitute the sole reasonable grounds to withhold such consent in regard to a country listed in such Exhibit G to the Lease, and if said

                                          [Participation Agreement (1994 747 B)]

opinion is delivered, the Owner Participant and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) will instruct the Owner Trustee and the Indenture Trustee, respectively, to make such change of registration.

          It is further agreed, however, that prior to any such change in the country of registry of the Aircraft to a country not listed on Exhibit G to the Lease, the Owner Participant, the Owner Trustee in its individual capacity and the Indenture Trustee shall have received:

              (i) assurances reasonably satisfactory to them (A) to the effect that the insurance or self-insurance provisions of the Lease will have been complied with after giving effect to such change of registry, (B) of the payment by Lessee on an After Tax Basis of any reasonable expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and any Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) in connection with such change of registry, (C) to the effect that the original indemnities (and any additional indemnities for which Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement), the Indenture Trustee and any Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder), under this Agreement, the Trust Indenture and the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry, (D) as to the continuation of the ownership interest of the Owner Trustee and the continuation of the Trust Indenture as a first priority lien on the Aircraft, (E) that such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Owner Participant, the Indenture Trustee, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) and any Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) or any successor, assign or Affiliate of any thereof, or the Trust Estate pursuant to Section 7(b) hereof, (F) that such new country of registry imposes aircraft maintenance standards not materially less stringent than those of the FAA, the Civil Aviation Authority of the United Kingdom, the Director Generale de l'Aviation Civile of the French Republic or the

                                          [Participation Agreement (1994 747 B)]

     Luftfahrt Bundesamt of Germany or the central civil aviation authority of Japan or Canada, and (G) that the Lessor's right to exercise remedies under the Lease (including the right to repossess the Aircraft) will not be substantially worse than the rights provided under the laws of the United States (without regard to the rights and benefits provided by Sections 362 and 1110 of the Bankruptcy Code); and

              (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee in its individual capacity and, so long as the Original Loan Participant is a Certificate Holder the Indenture Trustee, and to the Owner Participant) in the new jurisdiction of registry to the effect (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction (subject to customary exceptions), (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder), or the Indenture Trustee to register or qualify to do business in such jurisdiction, and there are no requirements that the Owner Participant or the Owner Trustee must meet to maintain the registration of the Aircraft and the validity and perfection of the Lien of the Trust Indenture under the laws of such jurisdiction that, in the reasonable opinion of the Owner Participant, would place an undue burden on the Owner Trustee or the Owner Participant, as the case may be, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to Owner Participant and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk), (D) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (E) to such further effect with respect to such other matters as the Owner Trustee, in its individual capacity, or

                                          [Participation Agreement (1994 747 B)]

     the Owner Participant or the Indenture Trustee may reasonably request.

              Upon receipt by the Owner Participant and the Indenture Trustee of an opinion of counsel meeting the foregoing requirements, Exhibits F and G to the Lease shall be amended to add such country.

          At any time and from time to time during the Term, in connection with a request by Lessee for a change in registration pursuant to this Section 8(e) or sublease pursuant to Section 7(b)(viii)(2) or (3) of the Lease, the Owner Participant, the Original Loan Participant or the Indenture Trustee (but in regard to the Original Loan Participant and the Indenture Trustee, only so long as the Original Loan Participant is a Certificate Holder) may request in writing to Lessee, or Lessee may request in writing to the Owner Participant and the Indenture Trustee that Exhibits F and G of the Lease be amended to delete, or in the case of a request from Lessee be amended to add one or more countries on Exhibits F and G of the Lease and specified in such request which is the country of such change in registration or sublease, as the case may be, such request to be based upon reasonable evidence, in the form of a legal opinion or other substantive evidence (which opinion or other evidence shall be reasonably satisfactory to the Lessee with respect to any requested deletion and to the Owner Participant, the Indenture Trustee (but in regard to the Indenture Trustee, only so long as the Original Loan Participant is a Certificate Holder) and the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) with respect to any requested addition), to the effect that (x) with respect to any requested deletion, any one or more of the criteria set forth in subparagraphs (i) and (ii) above (or any other criteria that would, in the reasonable opinion of the Owner Participant and the Indenture Trustee (but in regard to the Indenture Trustee, only so long as the Original Loan Participant is a Certificate Holder), significantly adversely impact a significant interest of the Owner Participant, the Original Loan Participant (but in regard to the Original Loan Participant, only so long as the Original Loan Participant is a Certificate Holder) or the Indenture Trustee in a manner that is substantially similar to such criteria, including clause (ii)(E) above) are not then applicable to the country proposed to be deleted from Exhibits F and G of the Lease (and with respect to clause (i)(C), (i)(E), (ii)(C) or (ii)(D) above could not otherwise be complied with in accordance with the terms thereof), or (y) with respect to any requested addition, each of the criteria set forth in subparagraphs (i) and (ii) above are then applicable to the country proposed to be added to Exhibit F or G (or with respect to clause (i)(C), (i)(E), (ii)(C) or (ii)(D)

                                          [Participation Agreement (1994 747 B)]

could not otherwise be complied with in accordance with the terms of such criteria). Upon receipt of such opinion or other substantive evidence supporting any such request, Exhibits F and G shall be deemed amended to reflect such agreement (such agreement to be so evidenced by a writing signed by Lessee, the Owner Participant, the Indenture Trustee and the Owner Trustee, and promptly distributed to the Owner Trustee, the Original Loan Participant (but in regard to the Original Loan Participant only so long as the Original Loan Participant is a Certificate Holder) and the Indenture Trustee and duly filed for recordation with the FAA); otherwise, such Exhibits F and G of the Lease shall not be so amended. Lessee shall not request that any country be added to Exhibit F or G unless Lessee intends to sublease or re-register the Aircraft in such country.

          Upon any addition to or deletion from Exhibits F or G to the Lease as set forth in either of the two preceding paragraphs, Exhibits F and G to the Lease shall be amended (if necessary) to reflect such change.

          Lessee shall pay all reasonable fees and expenses, on an After-Tax Basis, of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Certificate Holders, in connection with (x) any change of registry of the Aircraft or (y) addition or deletion to the countries listed on Exhibits F and G to the Lease.

          (f) The Owner Participant represents and warrants as follows:

              (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Documents;

              (ii) the Owner Participant Documents have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and neither the execution and delivery thereof by the Owner Participant, nor the consummation of the transactions contemplated thereby by the Owner Participant, nor compliance by the Owner Participant with any of the terms and provisions thereof

                                          [Participation Agreement (1994 747 B)]

     will contravene any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable U.S. aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for or otherwise permitted in the Operative Documents) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected;

              (iii) each of the Owner Participant Documents constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof;

              (iv) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which, if determined adversely to the Owner Participant, would materially adversely affect the financial condition of the Owner Participant or the ability of the Owner Participant to perform its obligations under the Owner Participant Documents; and

              (v) on the Delivery Date, there will be no Lessor Liens attributable to the Owner Participant.

          (g) Each of First Security Bank of Utah, National Association in its individual capacity and the Owner Participant severally covenants and agrees (i) that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate, (ii) that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it and (iii) to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses (as such terms are defined in Section 7 hereof) imposed on the Trust Estate against which Lessee is not required to

                                          [Participation Agreement (1994 747 B)]

indemnify the Trust Estate pursuant to Section 7 hereof and which the Owner Participant is expressly required to pay by the terms of the Operative Documents, but excluding Taxes or Expenses referred to in Sections 7(b)(ii)(5) (with respect to the Owner Trustee), 7(b)(ii)(6) or 7(b)(ii)(7) and excluding any diminution of the Trust Estate by a Lessor Lien attributable to or caused by First Security Bank of Utah, National Association in its individual capacity or any Liens attributable to the Original Loan Participant, any Certificate Holder or the Indenture Trustee (in its individual capacity or in its capacity as Indenture Trustee); provided that if the Owner Participant shall make restitution to the Trust Estate on account of any Lessor Lien attributable to or caused by First Security Bank of Utah, National Association in its individual capacity, then First Security Bank of Utah, National Association, in its individual capacity, shall reimburse the Owner Participant for such amount together with interest thereon at the Past Due Rate.

          (h) State Street Bank and Trust Company of Connecticut, National Association in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (i) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Trust Indenture Estate pursuant to the Trust Indenture,
(ii) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (iii) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 hereof pursuant to said Section 7, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Aircraft, the Trust Estate, the Trust Indenture Estate or the Operative Documents other than (A) a transfer of the Aircraft pursuant to
Section 9, 10 or 19 of the Lease or Article IV or V of the Trust Indenture, or
(B) a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

          (i) The Original Loan Participant represents, warrants and covenants that:

              (i) it is a bank duly organized and validly existing in good standing under the laws of its jurisdiction of organization and has full power, authority and legal right to execute, deliver and carry out the terms of this Agreement;

                                          [Participation Agreement (1994 747 B)]

              (ii) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of the Original Loan Participant enforceable against it in accordance with its terms; and

              (iii) the Loan Certificates to be issued to it pursuant to the Trust Indenture are being acquired by it with no present intent to make any resale or distribution thereof which would require registration under the Securities Act of 1933, as amended, and it will not offer or sell any Loan Certificates in violation of the Securities Act of 1933, provided that the disposition of its property shall at all times be and remain within its control.

          (j) The Indenture Trustee, and by its acceptance of the Loan Certificates, each Certificate Holder hereby waives to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of Title 11 of the United States Code with respect to recourse against the Owner Trustee (in its individual capacity) and the Owner Participant on account of any amount payable as principal of, Break Amount, if any, and interest on the Loan Certificates. If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to any Certificate Holder or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal, Break Amount, if any, or interest on the Loan Certificates and
(iii) a Certificate Holder or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Certificate Holder or the Indenture Trustee shall (except in the case of the Indenture Trustee, to the extent that such Excess Payment has theretofore been distributed) promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such Certificate Holder or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 8(j) shall prevent

                                          [Participation Agreement (1994 747 B)]

any Certificate Holder or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Trust Indenture (and any exhibits or annexes thereto).

          (k) The Indenture Trustee represents, in its individual capacity, as follows:

              (i) it is a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act, that it will notify promptly all parties to this agreement if in its reasonable opinion its status as a "citizen of the United States" is likely to change and that it will resign as Indenture Trustee as provided in Section 8.02 of the Trust Indenture if it should cease to be a "citizen of the United States";

              (ii) it is a national banking association under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Trust Indenture and this Agreement and to authenticate the Loan Certificates;

              (iii) the Indenture Trustee Documents and the authentication of the Loan Certificates have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Connecticut law or regulation relating to its trust powers or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

              (iv) each of the Indenture Trustee Documents has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against it in accordance with its terms.

          (l) So long as the Aircraft shall be leased to Lessee under the Lease, the Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement to any person or entity unless (i) the proposed transferee is a "Transferee" (as defined below), and (ii) the Owner Participant shall have delivered to the Owner Trustee, the Lessee and the

                                          [Participation Agreement (1994 747 B)]

Indenture Trustee an opinion (in form, scope and substance reasonably satisfactory to the Lessee and the Indenture Trustee) of counsel reasonably satisfactory to the Indenture Trustee and Lessee to the effect that the agreement referred to in clause (O) below and any guaranty required by clause
(B) or (C) below, if any, are the legal, valid, binding and enforceable obligations of the Transferee and the guarantor, if any, as the case may be (subject to the normal bankruptcy and equitable remedies exceptions contained in an opinion on such matters). A "Transferee" shall mean either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $75,000,000 or a corporation whose net worth is at least $75,000,000, (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty satisfactory to them with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, or
(C) any other corporation, provided such obligations are guaranteed by the transferor Owner Participant; provided, however, that unless otherwise consented to by Lessee any Transferee shall not be an airline, a commercial passenger air carrier or other similar person or corporation controlling, controlled by or under common control with such an airline or commercial passenger air carrier, or, unless an Event of Default has occurred and is continuing or a Section 14(f) or (g) Default has occurred (during which period Lessee's consent shall not be necessary) an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation controlling, controlled by or under common control with such an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person; provided, however, that a Transferee shall not be a person other than a
        --------  -------
"U.S. person" (within the meaning of Section 7701(a) of the Code) unless, prior to the consummation of any transfer of the character referred to in this Section 8(l), (x) the Owner Participant shall have furnished or caused to be furnished to the Indenture Trustee an opinion of counsel reasonably satisfactory to the Indenture Trustee in form and substance reasonably satisfactory to the Indenture Trustee to the effect that such transfer would not have adverse tax consequences to the Indenture Trustee, the Trust Indenture Estate or any Certificate Holder and (y) either the Owner Participant or such Transferee shall have indemnified the Indenture Trustee, the Trust Indenture Estate and the Certificate Holders, pursuant to an agreement in form and substance reasonably satisfactory to the Indenture Trustee, in respect of any adverse tax consequences to any thereof as a consequence of such transfer. Each such transfer to a Transferee shall be

                                          [Participation Agreement (1994 747 B)]

subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and the FAA regulations thereunder, (N) the Transferee has the full power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to the Owner Trustee, Lessee and the Indenture Trustee, whereby Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all of the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in the Owner Participant's Documents and makes representations of the scope provided for as to the Owner Participant in this Agreement, (P) such transfer does not violate any applicable law including, without limitation, the Federal Aviation Act, or any rules or regulations promulgated thereunder, the Securities Act of 1933 or the Trust Indenture Act of 1939 or ERISA or any rules or regulations promulgated thereunder, (Q) after giving effect to such transfer, there shall be no more than one Owner Participant of record at that time and (R) such transfer will not give rise to a Default or Event of Default under the Trust Indenture; and Lessee may request such Transferee to provide an opinion of counsel (who shall be reasonably satisfactory to Lessee and the Indenture Trustee and who may be in-house counsel) in form and substance reasonably satisfactory to the Lessee as to any matter set forth in clauses (M), (N), (O) or (P) and as to such other matters as Lessee may reasonably request (all subject to appropriate limitations and exceptions). Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all of its obligations under the Owner Participant Documents arising after the date of such transfer except to the extent fairly attributable to acts or events occurring prior thereto and not assumed by the transferee Owner Participant. If the Owner Participant intends to transfer any of its interests hereunder, it shall give prior written notice thereof as soon as practicable, but in no event less than ten (10) Business Days prior thereto, to the Indenture Trustee, the Owner Trustee and Lessee, specifying the name and address of the proposed Transferee and providing financial statements of the proposed Transferee. The Owner Participant shall pay all of the reasonable invoiced costs and Expenses of the other parties hereto (including, without limitation, the Certificate Holders), on an After-Tax Basis, of any such transfer. For purposes of this paragraph, "net worth" shall mean the excess of total tangible assets over total liabilities, each to be determined in

                                          [Participation Agreement (1994 747 B)]

accordance with generally accepted accounting principles consistently applied.

          (m) [Intentionally Omitted].

          (n) First Security Bank of Utah, National Association and State Street Bank and Trust Company of Connecticut, National Association, each in its individual capacity, agrees for the benefit of Lessee and the Owner Participant to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

          (o) The Owner Participant represents and warrants that no part of the funds used by it to acquire its interest in the Trust Estate constitutes assets of any "employee benefit plan" as defined in Section 3(3) of ERISA (an "ERISA Plan"). The Original Loan Participant represents and warrants that no part of the funds used by it to acquire the Loan Certificates or any interest therein (including any participation in such certificates) constitutes assets of an ERISA Plan. Lessee represents and warrants that the execution and delivery of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code (such representation being made solely in reliance upon and subject to the accuracy of the representations contained in the preceding sentences of this subsection).

          (p) First Security Bank of Utah, National Association both in its individual capacity (except with respect to subsection (ix) below) and as Owner Trustee, represents and warrants that:

              (i) the Trust Agreement and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the other Owner Trustee Documents has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee;

              (ii) the Trust Estate is free and clear of Lessor Liens attributable to First Security Bank of Utah, National Association in its individual capacity, and there are no Liens affecting the title of the Owner Trustee to the Aircraft or resulting from any act or claim against First Security Bank of Utah, National Association both in its individual capacity arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by

                                          [Participation Agreement (1994 747 B)]

     this Agreement or any of the other Operative Documents, including any Lien resulting from the nonpayment by First Security Bank of Utah, National Association both in its individual capacity of any Taxes imposed or measured by its net income;

              (iii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to First Security Bank of Utah, National Association in its individual capacity and which is presently continuing;

              (iv) it is a national banking association duly organized and validly existing in good standing under the laws of the United States and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement, and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full right, power and authority to enter into and perform its obligations as Owner Trustee pursuant to the Trust Agreement under each of the other Owner Trustee Documents;

              (v) each of the Owner Trustee Documents has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Utah law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

              (vi) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Documents has been duly executed and delivered by it and, each of the Trust Agreement and the Participation Agreement (to the extent executed by the Owner Trustee in its individual capacity) is a legal, valid and binding obligation of First Security Bank of Utah, National Association in its individual capacity and as Owner Trustee, as the case may be, enforceable against such party in accordance with the terms thereof;

                                          [Participation Agreement (1994 747 B)]

             (vii) on the Delivery Date, the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Lessee;

             (viii) it has not offered any interest in the Trust Estate or any Loan Certificates or any similar securities for sale to, or solicited any offer to acquire the same from, anyone, and no responsible officer or responsible employee of First Security Bank of Utah, National Association has knowledge of any such offer or solicitation, except as set forth in
     Section 7(a)(xi) hereof;

              (ix) assuming due authorization, execution and delivery of each of the Owner Trustee Documents by each of the parties thereto (other than the Owner Trustee), each of the Owner Trustee Documents is a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms and the trust intended to be formed by the Trust Agreement has been duly and validly formed;

              (x) there are no proceedings pending or, to the best knowledge of First Security Bank of Utah, National Association, threatened, against First Security Bank of Utah, National Association in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would materially and adversely affect the right, power and authority of First Security Bank of Utah, National Association to enter into or perform its obligations under the Owner Trustee Documents; and

              (xi) neither the due execution and delivery of the Owner Trustee Documents by First Security Bank of Utah, National Association, in its individual capacity or as Owner Trustee under the Trust Agreement, as the case may be, nor the consummation by it of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, or the registration with, any federal or Utah governmental authority or agency pursuant to any federal or Utah law governing the banking or trust powers of First Security Bank of Utah, National Association.

          (q) The Owner Participant agrees, solely for the benefit of Lessee, that it will comply with any undertaking delivered by it as contemplated in Sections 3(c)(ii), 7(a)(1)(i) and (iv), 12 and Exhibit E to the Lease and shall indemnify Lessee for any losses, damages, costs or expenses of any kind incurred solely and directly as a consequence of such failure to comply with such undertaking or obligation. The Owner

                                          [Participation Agreement (1994 747 B)]

Participant further covenants and agrees to pay or cause the Owner Trustee to pay those costs and expenses specified to be paid by the Owner Participant pursuant to Section 12 and Exhibit E of the Lease and all costs and expenses that are for the account of the Owner Trustee pursuant to Sections 3(f), 5, 12 and 19(c) of the Lease.

          (r) Subject to compliance by Lessee with all of its obligations under the Lessee Documents and provided that the Loan Certificates are no longer outstanding, each of the Owner Trustee, the Indenture Trustee and the Owner Participant covenants and agrees that, at Lessee's expense on an After-Tax Basis (including, without limitation, reasonable attorney's fees and expenses of each of such parties), (i) if Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 19(b) of the Lease, each of such parties will execute and deliver appropriate documentation transferring all right, title and interest in the Aircraft to Lessee (without recourse or warranty except as to Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) with respect to the Owner Participant) (including without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee), and (ii) Lessee, in connection with such purchase, may, provided no Event of Default shall have occurred and be continuing (unless such Event of Default is waived by the Indenture Trustee), assume (and receive a credit in an amount equal to the principal amount of the debt assumed, against the purchase price payable by Lessee pursuant to Section 19(b) of the Lease) the obligations of the Owner Trustee pursuant to Section
2.15 of the Trust Indenture and the Loan Certificates (and the Lease, to the extent that the Owner Trustee's obligations thereunder are incorporated into the Trust Indenture or the Loan Certificates), and Lessee shall confirm that its obligations under the Lease shall be direct obligations to the Indenture Trustee as if set forth in the Trust Indenture, and that each of the parties shall execute and deliver appropriate documentation in form and substance reasonably satisfactory to such parties under which Lessee will assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Loan Certificates, the Trust Indenture and all other Operative Documents and all such other actions (including the furnishing of legal opinions reasonably requested by any party) as are reasonably necessary to permit such assumption by Lessee.

                                          [Participation Agreement (1994 747 B)]

          (s) Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets to any Person unless:

              (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act and shall be a United States certificated air carrier;

              (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee and the Owner Participant a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Indenture Trustee and the Owner Participant containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents to be performed or observed by Lessee;

              (iii) immediately after giving effect to such transaction and as a result of giving effect to such transaction, no Event of Default under the Lease shall have occurred and be continuing;

              (iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee and the Owner Participant a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel) reasonably satisfactory to the Indenture Trustee and the Owner Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in subparagraph (ii) above comply with this Section 8(s) and that all conditions precedent herein provided for relating to such transaction have been complied with; and

              (v) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee, shall make such filings and recordings with the FAA pursuant to the Federal Aviation Act, as shall be necessary or desirable to evidence such consolidation,

                                          [Participation Agreement (1994 747 B)]

     merger, conveyance, transfer or lease with or to such entity.

          Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(s), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement with the same effect as if such successor corporation or Person had been named as Lessee herein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(s) from its liability in respect of any Operative Document to which it is a party.

          (t) Lessee, at its expense, will, at the request of any party hereto, take, or cause to be taken, such action with respect to the recording, filing, rerecording and refiling of the Trust Agreement, the Lease, the Lease Supplement, the Trust Indenture, the Trust Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft.

          (u) Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Interim Rent, Basic Rent, Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages, and the EBO Percentage, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly upon the request of Lessee to take such further actions as may be necessary to give effect to and to cause the Owner Trustee to give effect to the provisions of
Section 3 of the Lease.

          (v) The Owner Participant hereby agrees not to terminate or revoke the Trust Agreement or the trust created thereunder without the prior written consent of the Lessee so long as the Lease shall remain in effect and provided no Event of Default has occurred and is continuing and the Indenture Trustee, so long as the Trust Indenture shall be in effect.

                                          [Participation Agreement (1994 747 B)]

          (w) The Original Loan Participant and each subsequent Certificate Holder represents, warrants and covenants that it will not sell, assign, grant participations in or otherwise transfer its Loan Certificate or Loan Certificates to any other Person unless such Person represents and warrants, in writing, to the Original Loan Participant or such Certificate Holder, for the benefit of the Original Loan Participant or said Certificate Holder, Owner Participant and Lessee that at least one of the following statements is an accurate representation as to such Person and/or the source of funds to be used by such Person to acquire the Loan Certificate or Loan Certificates or participation therein:

                   (i) no part of such funds directly or indirectly constitutes or may be deemed under the Code, ERISA or any applicable state law or any rulings or regulations thereunder to be assets of an ERISA Plan; or

                   (ii) such Person is an insurance company and such funds
              constitute assets allocated to a separate account maintained by it which is a "pooled separate account" (within the meaning of Section 3(17) of ERISA and Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor ("PTE 90-1")) in which an ERISA Plan has an interest and the acquisition and holding of Loan Certificates is entitled to a prohibited transaction exemption granted by PTE 90-1; or

                   (iii) such Person is a bank and such funds constitute assets allocated to a bank collective investment vehicle maintained by it as a "collective investment fund" (as defined in Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor ("PTE 91-38")) in which an ERISA Plan has an interest and the acquisition and holding of Loan Certificates is entitled to a prohibited transaction exemption granted by PTE 91-38; or

                   (iv) such funds constitute assets of an "investment fund" in which an ERISA Plan has an interest and which is managed by a "qualified professional asset manager" or "QPAM" (as such terms are defined in Part V of Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor ("PTE 84-14") and the acquisition and holding of the Loan Certificates is

                                          [Participation Agreement (1994 747 B)]

              entitled to a prohibited transaction exemption granted by PTE 84-14; or

                   (v) such funds constitute assets of one or more ERISA Plans, each of which is a "governmental plan" (as such term is defined in Section 3(32) of ERISA and in Section 414(d) of the Code) or a "church plan" (as such term is defined in Section 3(33) of ERISA and in Section 414(e) of the Code) and the acquisition and holding of the Loan Certificates shall not constitute a prohibited transaction under ERISA, the Code or any applicable state law.

          provided, that the Original Loan Participant and any subsequent Certificate Holder may grant participations in any Loan Certificates held by it only in accordance with Section 8(y) hereof. Any such Person shall also represent and warrant that it will require any transferee of its interest in any Loan Certificates to make the representations and warranties set forth in the preceding sentence of this Section 8(w) and this sentence in writing, to such Person for the benefit of such Person, the Owner Participant and Lessee.

          (x) The Original Loan Participant represents and each subsequent Certificate Holder by its acceptance of such Loan Certificate shall be deemed to represent that it is exempt from United States withholding taxes, and each Certificate Holder covenants that, if required to obtain or renew such exemption, it will, upon request and to the extent it remains lawfully able to do so, properly prepare and promptly furnish to each of the Owner Trustee, the Indenture Trustee and the Lessee Internal Revenue Service Form 1001, Form 4224 (with respect to each tax year) or Form W-8, whichever is applicable.

          Each Certificate Holder shall indemnify (on an after-tax basis) and hold harmless the Indenture Trustee, the Owner Trustee, Lessee and the Owner Participant against any United States withholding taxes (and related interest and penalties) which the Indenture Trustee fails to withhold on payments to it as a result of its failure to provide the required certificate or form or the invalidity of any certificate or form provided by it pursuant to this Section 8(x). Any amount payable hereunder by any Certificate Holder shall be paid within 30 days after receipt by such Certificate Holder of a written demand therefor.

          (y) The Original Loan Participant covenants that it will not grant participations in its Loan Certificates to any Person unless such Person represents and warrants, in writing, to

                                          [Participation Agreement (1994 747 B)]

the Original Loan Participant and for the benefit of the Original Loan Participant, Owner Participant and Lessee that no part of the funds used by it to acquire its interest in the Loan Certificates constitutes assets of an ERISA Plan. Any such Person shall require any transferee of its interest in the Loan Certificates to make the representation in the preceding sentence, in writing, to such person for its benefit and the benefit of the Original Loan Participant, Owner Participant and Lessee.

          SECTION 9.  [Intentionally Omitted].

          SECTION 10.  Other Documents; Amendment.  Each of the Owner
                       --------------------------
Participant and the Owner Trustee hereby (A) agrees with Lessee and the Indenture Trustee to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it, to the extent such non-compliance would be adverse to such party; and (B) agrees with Lessee (so long as no Event of Default under the Lease shall have occurred and be continuing) and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing, so long as the Lease has not been terminated, the Indenture Trustee and the Owner Participant hereby agree for the benefit of Lessee that without the consent of Lessee they will not (and the Owner Participant agrees that it will not cause the Owner Trustee to) amend, supplement or otherwise modify any provision of the Trust Indenture in a manner adversely affecting Lessee. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. The Certificate Holders agree that they will not take any action in respect of the Trust Indenture Estate except through the Indenture Trustee pursuant to the Trust Indenture or as otherwise permitted by the Trust Indenture.

          SECTION 11.  Certain Covenants of Lessee.  Lessee covenants and agrees
                       ---------------------------
with the Owner Participant, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity as follows:

          (a) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument

                                          [Participation Agreement (1994 747 B)]

     or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Federal Aviation Act or under the applicable law of another permitted government of registry, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee, including, without limitation, reasonable attorney's fees and expenses), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority (including tax authorities).

          (b) Lessee, at its expense, will cause the Trust Agreement, the Lease, all Lease Supplements, all amendments to the Lease, the Trust Indenture, and all supplements and amendments to the Trust Indenture to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law. Upon the execution and delivery of the Owner Trustee's FAA Bill of Sale, the Lease Supplement covering the Aircraft, the Trust Supplement covering the Aircraft, the Trust Agreement, the Lease and the Trust Indenture, such documents shall be filed for recording with the Federal Aviation Administration in the following order of priority: first, the Owner
                                                         -----
     Trustee's FAA Bill of Sale; second, the FAA registration application;
                                 ------
     third, the Trust Indenture, with the Trust Agreement and the Trust
     -----
     Supplement attached; and fourth, the Lease, with the Lease Supplement
                              ------
     covering the Aircraft, the Trust Indenture and the Trust Supplement attached. Lessee agrees to furnish the Owner Participant, the Owner Trustee and the Indenture Trustee with copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.

          SECTION 12.  Owner for Income Tax Purposes.  It is hereby agreed among
                       -----------------------------
Lessee, the Owner Participant and the Owner Trustee that for income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for income tax purposes.

                                          [Participation Agreement (1994 747 B)]

          SECTION 13.  Notices; Consent to Jurisdiction.  (a)  All notices,
                       --------------------------------
demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received, in accordance with the provisions of this Section 13(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Original Loan Participant, the Indenture Trustee or the Owner Participant, to the respective addresses set forth on Schedule I hereto, (and in the case of Owner Trustee a copy shall be sent to the Owner Participant) or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the Loan Certificate register maintained pursuant to Section 2.07 of the Trust Indenture.

          (b) Each party to this Agreement and, by acceptance of its Loan Certificate, each subsequent Certificate Holder (individually a "Party" and collectively "Parties") irrevocably agrees that any legal suit, action or proceeding brought by any other Party, which arises solely out of or relates solely to the Operative Documents or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in the Circuit Court of the State of Illinois, Cook County or the United States District Court for the Northern District of Illinois and that they hereby waive the right to trial by jury in any such proceeding; provided, however, that the foregoing provisions shall not apply to third party tort claims (but shall apply to an indemnity claim with respect to such tort claim) and that the foregoing shall not apply to any right a party may have to seek removal of such legal suit, action or proceeding to federal court or to seek consolidation of any separate legal suits, actions or proceedings brought by any one or more of the other Parties in the same or different jurisdictions. The agreement set forth in this Section 13(b) is given solely for the benefit of the Parties and such agreement is not intended to and shall not inure to the benefit of any other person.

                                          [Participation Agreement (1994 747 B)]

          SECTION 14.  Change of Situs of Owner Trust.  The Owner Participant
                       ------------------------------
agrees that if, at any time, the Trust Estate or the Owner Trustee becomes subject to any Taxes for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification as the Owner Participant may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant shall not be adversely altered as a result of the taking of such action, (C) the Lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and the Lessee shall execute and deliver such documents as may be requested by the Indenture Trustee to continue the perfection of the lien on the Trust Indenture Estate, (D) the Owner Participant shall have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant) in scope, form and substance reasonably satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not, in the Owner Participant's reasonable judgment, result in any Loss of MACRS Deductions, FSC Benefits, Interest Deductions or an Inclusion Event (as defined in the Tax Indemnity Agreement) or other adverse tax consequences with respect to which Lessee is not required to indemnify the Owner Participant pursuant to Section 5 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), and (V) covering such other matters as the Owner Participant may reasonably request, (E) if such removal involves the replacement of the Owner Trustee, the Owner Participant shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant covering the matters described in Section 4(a)(xiii) hereof and (F) Lessee shall indemnify and hold harmless the Owner Participant on a net After-Tax Basis against any and all reasonable and actual costs and expenses including attorneys' fees and disbursements,

                                          [Participation Agreement (1994 747 B)]

registration, recording or filing fees incurred by the Owner Trustee or Owner Participant, in connection with such change of situs.

          SECTION 15.  Miscellaneous.  (a)  Each of the Owner Participant and
                       -------------
each Certificate Holder covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease, which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or by the Indenture Trustee.

          (b) The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Owner Participant and the Original Loan Participant provided for in this Agreement, and Lessee's, the Owner Trustee's, Indenture Trustee's, Original Loan Participant's and the Owner Participant's obligations under any and all thereof, shall survive the making available of the respective Commitments by the Participants, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Certificate Holder or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document.

          (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Indenture Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of and shall be enforceable by, Lessee, the Participants, the Indenture Trustee and the Owner Trustee. This Agreement shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Illinois, including all matters of construction, validity and performance. This Agreement is being delivered in the State of Illinois.

          (d) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the

                                          [Participation Agreement (1994 747 B)]

Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for or is acting in or making representations or agreements in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement and the other Operative Documents.

          (e) No Participant shall have any obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Documents and no Participant shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall any Participant be liable to Lessee, nor shall any Participant be liable to any other Participant, for any action or inaction on the part of the Indenture Trustee or the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Indenture Trustee or the Owner Trustee.

          (f) This Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable against, the parties hereto and their respective successors and permitted assigns including each successive holder of the Owner Participant's interest and each successive holder of any Loan Certificate issued and delivered pursuant to this Agreement or the Trust Indenture whether or not an express assignment to such holder of rights and obligations under this Agreement has been made.

                                          [Participation Agreement (1994 747 B)]

          SECTION 16.  Transaction Expenses; Invoices and Payment of Expenses.
                       ------------------------------------------------------
(a)  The parties hereto agree that the term "Transaction Expenses" shall mean
(i) with respect to the closing on the Delivery Date and a refinancing, if any, pursuant to Section 20 hereof, the reasonable and actual fees, expenses and disbursements of (1) Bingham, Dana & Gould, special counsel for the Indenture Trustee and the Indenture Trustee Parent, (2) Ray, Quinney & Nebeker, special counsel for the Owner Trustee, (3) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, (4) Vedder, Price, Kaufman & Kammholz, special counsel for Lessee, and (5) Hunton & Williams, special counsel for the Owner Participant, and (6) Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel to the Original Loan Participant, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, (iii) the initial fee and initial reasonable and actual disbursements of the Owner Trustee under the Trust Agreement, (iv) the initial fee and initial reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture, (v) the fee and expenses of Aero Economics, Inc. (or of such other appraiser as shall be acceptable to Lessee and the Owner Participant) with respect to the appraisal of the Aircraft required on or before the Delivery Date pursuant to Section 4(a) hereof, (vi) the fees and expenses of Capstar Partners, Inc., (vii) the reasonable out-of-pocket expenses of the Original Loan Participant, (viii) the reasonable out-of-pocket expenses of the Owner Participant relating to the transactions contemplated hereby up to an aggregate of $10,000 (provided that airfare charges incurred by the Owner Participant for travel on an airline other than United Airlines shall not be included as Transaction Expenses), (ix) the initial fee, if any, of the Original Loan Participant, (x) the placement or underwriting fees, commissions and expenses, if any, in initially placing debt pursuant to Section 20 hereof and all costs and expenses associated with a public offering, if any, pursuant thereto, (xi) costs incurred by Lessee in connection with the initial ferry flight of the Aircraft, and (xii) printing and distribution costs.

          (b) Each of the Owner Trustee, the Indenture Trustee, Lessee and the Participants shall promptly (and in the case of Transaction Expenses incurred in connection with the placement of permanent debt pursuant to Section 20 hereof, within 90 days after such refinancing) submit to the Owner Participant and the Lessee for their joint prompt approval copies of invoices of the Transaction Expenses as they are received. The Owner Participant agrees to pay such amounts directly or to transfer to the Owner Trustee from time to time promptly upon receipt of invoices of Transaction Expenses such amount as shall be necessary in order to enable the Owner Trustee to pay such Transaction Expenses. To

                                          [Participation Agreement (1994 747 B)]

the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been so approved promptly upon receipt thereof. Notwithstanding the foregoing, in the event that the transactions contemplated hereby shall not be consummated, Lessee shall pay all Transaction Expenses, except that the fees, expenses and disbursements of the Original Loan Participant (including those relating to its counsel) shall be borne by the Original Loan Participant if such failure to consummate the transactions results from the fault of the Original Loan Participant and the fees, expenses and disbursements of the Owner Participant (including those relating to its counsel) and the fees and expenses of any appraisal shall be borne by the Owner Participant if such failure to consummate the transactions results from the fault of the Owner Participant or the Owner Participant's failure to close after all conditions precedent to the Owner Participant's funding set forth herein have been satisfied (other than those within the control of the Owner Participant). In addition, upon such failure to consummate, Lessee (unless such failure to consummate results from the fault of the Original Loan Participant) shall pay the Original Loan Participant any applicable Break Amount. To the extent Transaction Expenses exceed .75% of Lessor's Cost, the Lessee may pay all or a portion of the Transaction Expenses described in clauses (i)(4) and (vi) of the definition of Transaction Expenses; provided, however, that if Transaction Expenses exceed .75% of Lessor's Cost after any payment by Lessee of the expenses described in clauses (i)(4) and (vi) of the definition of Transaction Expenses, at the option of the Owner Participant, either (i) the Lessee shall pay such amounts in excess of .75% of Lessor's Cost to the Owner Participant or
(ii) the Owner Participant shall pay such amounts in excess of .75% of Lessor's Cost and such amounts shall be included in Transaction Expenses.

          SECTION 17.  Optional Redemption of Loan Certificates.  (a)  In the
                       ----------------------------------------
event that at any time Lessee shall have given written notice to the Owner Trustee, the Indenture Trustee and the Owner Participant that there be effected a voluntary redemption of all of the outstanding Loan Certificates by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refunding or refinancing transaction (including the terms of any debt to be issued in connection with such refunding or refinancing transaction and the documentation to be executed in connection therewith), and if after such good faith negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

                                          [Participation Agreement (1994 747 B)]

              (1) within ten (10) Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth (i) the proposed date on which the outstanding Loan Certificates will be redeemed, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Refinancing Date") and (ii) the following information: (A) the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date, and (B) the proposed revised schedules of Interim Rent, Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage.
     Within ten (10) Business Days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate or the determination pursuant to such verification procedures of the revised Interim Rent, Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage (provided, however, in no event shall the EBO Percentage be less than the estimate of the fair market value of the Aircraft on the EBO Date as set forth in the appraisal delivered by Aero Economics, Inc. on the Delivery Date in accordance with Section 4(a)(xx) hereof) and the Debt/Equity Ratio (such information, the "Refinancing Information") the appropriate parties will take the actions specified in subparagraphs (2) through (6) below;

              (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Lessee (which may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities) or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein (A) providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information, which amount shall be at least equal to the aggregate principal amount of all Loan Certificates outstanding on the Refinancing Date (such debt securities, the "New Debt") and (ii) the application of the proceeds of the sale of the New

                                          [Participation Agreement (1994 747 B)]

     Debt to the redemption of all such Loan Certificates on the Refinancing Date and (B) pursuant to which the parties to the refinancing transaction (including the Owner Participant and Lessee but excluding any public holders of debt) make such representations, warranties and covenants as the Owner Participant or Lessee may reasonably require;

              (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) Interim Rent, Basic Rent and the Excess Amount in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value, Termination Value and EBO Percentage from and after the Refinancing Date shall be as provided in the Refinancing Information;

              (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Loan Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding or refinancing;

              (5) unless otherwise agreed to or required by the Owner Participant to be paid as a Transaction Expense and whether or not such refunding or refinancing transaction is consummated, Lessee shall pay all of the reasonable Expenses of all parties to such refunding or refinancing, including without limitation, the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees; and

              (6) subject to compliance by the Owner Trustee with all applicable terms and conditions for voluntary redemption under the Trust Indenture and this Agreement, each Certificate Holder being refinanced or refunded will transfer on the applicable Refinancing Date to the Owner Trustee the Loan Certificates held by it immediately prior to such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against simultaneous receipt by such Certificate Holder of the then outstanding principal amount of such Certificates, accrued and unpaid interest thereon, plus Break Amount, if any, together with payment in full of all other amounts then payable to such Certificate Holder and the Indenture Trustee hereunder or under the Trust Indenture.

          (b) In the case of a refunding or refinancing involving a public offering of the New Debt, the Owner Participant shall have the right (but not the obligation) to review and approve

                                          [Participation Agreement (1994 747 B)]

(which approval shall not be unreasonably withheld) all offering materials to be employed in connection therewith. Any public offering of the New Debt shall not, except as requested by Lessee, contain any restrictions on the sale to Certificate Holders who may use ERISA funding sources. It is expressly understood that the Owner Participant shall have no obligation hereunder to consent thereto if, in its good faith judgment, such refunding or refinancing
(A) increases its or any of its Affiliates' exposure to (i) regulation under state or federal securities laws, (ii) the need to publicly disclose information that is not generally available to the public, or (iii) being adversely affected in its respective ability to engage in any other financing transaction, in each case to a level unacceptable to it in its reasonable, good faith judgment, or
(B) requires the name of the Owner Participant to be identified in any offering materials. Lessee shall have the right to purchase such debt securities and apply such securities as a credit against its obligations to pay Rent, provided that in connection with such refunding or refinancing Lessee shall have agreed to indemnify the Owner Participant with respect to such right in a manner reasonably satisfactory to the Owner Participant. Any trustee of public debt shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York, Chicago, Illinois, Hartford, Connecticut or Boston, Massachusetts and having a combined capital and surplus of at least $100,000,000 (or, if less, then its obligations shall be guaranteed by an entity having a combined capital and surplus of at least $100,000,000), if there be such an institution willing, able and legally qualified to perform the duties of trustee upon reasonable or customary terms.

          (c) Lessee shall give the Owner Participant, the Owner Trustee and the Indenture Trustee at least twenty-five (25) days irrevocable written notice of the proposed date of the refunding or refinancing.

          (d) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any refunding or refinancing transaction as contemplated by this Section 17:

              (i) if in the Owner Participant's reasonable, good faith judgment, there is a risk that such transaction could have any adverse tax consequences on it which are not indemnified by Lessee in a manner acceptable to the Owner Participant in its reasonable discretion;

              (ii) unless a third party or parties, unaffiliated with Lessee and Owner Participant, shall have committed to (and shall) provide the financing needed to consummate the

                                          [Participation Agreement (1994 747 B)]

     proposed refunding or refinancing transaction, it being understood that Owner Participant shall have no obligation to locate any such party or parties;

              (iii) unless Lessee indemnifies Owner Trustee and Owner Participant for any cost or expense (including, without limitation, reasonable attorneys' fees) related to or arising out of any such refunding or refinancing transaction;

              (iv) if in the Owner Participant's reasonable judgment, such refunding or refinancing would result in any unindemnified increased liability to the Owner Participant or would adversely affect any material rights of the Owner Trustee or the Owner Participant contained in the Trust Indenture;

              (v) if an Event of Default has occurred and is continuing;

              (vi) if the principal amount of the New Debt is greater than the principal amount of the Loan Certificates being refunded or refinanced or if the New Debt will have a term that will exceed by more than 6 months the remaining term of the Original Debt (determined on the basis of both the final maturity date and the then weighted average life but, in each case without regard to any tranching or serialization of the New Debt);

              (vii) if any additional equity is required to be contributed by the Owner Participant or if any equity is required to be returned to the Owner Participant; or

              (viii) if the New Debt is not fixed-rate debt denominated in Dollars.

          (e) There shall be no more than one optional redemption or refunding under this Section 17.

          (f) Any refinancing or refunding pursuant to this Section 17 shall be of all outstanding Loan Certificates.

          (g) No voluntary refinancing or refunding pursuant to this Section 17 shall occur prior to a refinancing of the Loan Certificates pursuant to Section 20 hereof.

          SECTION 18.  Optimization.  (a)  In the event that:  (i) the Delivery
                       ------------
Date occurs other than on August 1, 1994 or (ii) Transaction Expenses paid by Lessor are determined to be other than .75% of Lessor's Cost, the Lessee may, provided that the

                                          [Participation Agreement (1994 747 B)]

condition in Section 17(d)(i) shall be satisfied as if such reoptimization were a refunding or refinancing under Section 17, pursuant to this Section 18 and in accordance with the requirements of Section 3(c) of the Lease (including the proviso set forth in Section 3(c)(i) thereof), request the Owner Participant to optimize the Interim Rent, Basic Rent, Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage. The Owner Participant shall deliver to Lessee and the Indenture Trustee a certificate of an authorized representative of the Owner Participant (the "Optimization Certificate") setting forth the proposed revised schedules of Interim Rent, Basic Rent, Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage. Within fifteen (15) days of its receipt of the Optimization Certificate, Lessee may demand a verification, pursuant to Exhibit E of the Lease, of the information set forth in the Optimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Optimization Certificate or the determination pursuant to such verification procedures of such information, the Owner Participant will cause the Owner Trustee to execute an amendment to the Lease setting forth the optimized Interim Rent, Basic Rent, Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage, and the Lessee will execute such amendment to the Lease and the Indenture Trustee will execute any amendments to the Trust Indenture necessary to effectuate the foregoing.

          (b) In connection with optimization adjustments of Interim Rent, Basic Rent, Excess Amount, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage pursuant to this Section 18 and Section 3(c) of the Lease, (M) the Certificate Holders will agree to changes in the amortization schedule of the Loan Certificates, and (N) each Certificate Holder will exchange the Loan Certificates held by it immediately prior to such optimization for new Loan Certificates containing optimized amortization schedules; provided, that such changes do not (X) increase or decrease the principal amount of the Loan Certificates outstanding as of the time of such exchange, (Y) change the final maturity date of any Loan Certificate, or (Z) increase or decrease by more than six months the original Weighted Average Life to Maturity (determined as of the Delivery Date) of the Loan Certificates.

          (c) There shall be no unindemnified adverse impact to the Owner Participant by reason of such optimization.

          (d) Lessee shall pay on an After-Tax Basis all of the reasonable Expenses of all parties to such optimization, including, without limitation, the reasonable fees and expenses of such parties' counsel.

                                          [Participation Agreement (1994 747 B)]

          (e) No optimization shall occur pursuant to this Section 18 prior to a refinancing of the Loan Certificates pursuant to either Section 17 or Section 20 hereof; notwithstanding the aforesaid, if no optimization pursuant to this
Section 18 shall have occurred prior to December 31, 1995 the Owner Participant may require (by written notice to the Lessee) the Lessee to initiate an optimization pursuant to this Section 18 so long as any such optimization does not, in any way, affect the then amortization schedule of the Loan Certificates.

          SECTION 19.  [Intentionally Omitted].

          SECTION 20.  Initial Debt Refinancing.  (a)  In connection with a
                       ------------------------
refinancing of the Loan Certificate issued to the Original Loan Participant, in the event that at any time Lessee shall have given not less than 10 days' prior written notice to the Owner Trustee, the Indenture Trustee, the Owner Participant and the Original Loan Participant that Lessee is requesting a voluntary prepayment of the Loan Certificates (in compliance with Section 2.11 of the Trust Indenture) by the Owner Trustee as part of a refunding or refinancing transaction, the Owner Participant agrees to negotiate promptly in good faith with Lessee in connection therewith (including the terms of any debt to be issued in connection with such refunding or refinancing transaction, the documentation to be executed in connection therewith and with respect to such amendments to the Operative Documents as may be necessary in order to facilitate such permanent debt financing), and if after such good faith negotiation Lessee and the Owner Participant shall have concluded an agreement with respect to such terms:

              (1) within five (5) Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee a certificate of an authorized representative of the Owner Participant (the "Section 20 Refinancing Certificate") setting forth (i) the proposed date on which the outstanding Loan Certificates will be redeemed, describing the new debt to be issued and the other aspects of such refunding or refinancing transaction to be consummated (such date, the "Section 20 Refinancing Date") and (ii) the following information: (A) the principal amount of debt to be issued by the Owner Trustee on the Section 20 Refinancing Date, and (B) the proposed revised schedules of Excess Amount, Interim Rent, Basic Rent, debt amortization, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage. Within five (5) Business Days of its receipt of the Section 20 Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in the Section 20 Refinancing Certificate. Upon the acceptance by

                                          [Participation Agreement (1994 747 B)]

     Lessee of the accuracy of the information set forth in the Section 20 Refinancing Certificate or the determination pursuant to such verification procedures of the revised Excess Amount, Interim Rent, Basic Rent, debt amortization, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage (provided, however, in no event shall the EBO Percentage be less than the estimate of the fair market value of the Aircraft on the EBO Date as set forth in the appraisal delivered by Aero Economics, Inc. on the Delivery Date in accordance with Section 4(a)(xx) hereof) (such information, the "Section 20 Refinancing Information") the appropriate parties will take the actions specified in paragraphs (2) through (12) below;

              (2) the appropriate parties will enter into a financing or loan agreement (which, subject to subsection (d) below, may involve a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities)) with the institution or institutions to be named therein providing for (i) the issuance and sale by the Owner Trustee to such institution or institutions on the Section 20 Refinancing Date of debt securities in an aggregate principal amount specified in the Section 20 Refinancing Information (such debt securities, the "Section 20 New Debt"), and (ii) the application of the proceeds of the sale of the Section 20 New Debt to the prepayment of all the Loan Certificates outstanding on the
     Section 20 Refinancing Date and (iii) the payment of the excess of such proceeds over the amount necessary to effect such prepayment to the Owner Trustee for payment to the Owner Participant (which shall Dollar for Dollar reduce the Owner Participant's Commitment);

              (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) Interim Rent, Basic Rent and Excess Amount payable in respect of the period from and after the Section 20 Refinancing Date shall be as provided in the Section 20 Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value, Termination Value and the EBO Percentage from and after the Section 20 Refinancing Date shall be as provided in the Section 20 Refinancing Information;

              (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the Section 20 New Debt in like manner as the outstanding Loan Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding or refinancing;

                                          [Participation Agreement (1994 747 B)]

              (5) upon the closing of such refunding or refinancing (and as indemnification for the loss resulting therefrom), the Lessee on behalf of the Owner Trustee shall pay to the Original Loan Participant as Supplemental Rent the Break Amount, if any (without duplication of other amounts, if any, payable pursuant to any other provision of the Operative Documents);

              (6) except as provided in paragraph (5) above, the Owner Trustee shall pay all of the costs of such refunding or refinancing, such costs shall be considered as Transaction Expenses and such additional Transaction Expenses shall be appropriately considered in calculating the proposed revised schedules of Excess Amount, Interim Rent, Basic Rent, debt amortization, Stipulated Loss Value Percentages, Termination Value Percentages and EBO Percentage;

              (7) the Original Loan Participant will deliver to the Owner Trustee the Loan Certificates held by it concurrently with such refunding or refinancing for cancellation (and the Owner Trustee shall cancel the same), against simultaneous receipt by the Original Loan Participant of the then outstanding principal amount of such Loan Certificates, accrued and unpaid interest, if any, thereon, plus Break Amount, if any, together with payment in full of all other amounts then payable to the Original Loan Participant hereunder or under the Loan Certificates or the Trust Indenture;

              (8) the appropriate parties will amend such of the Operative Documents in such respects as shall be necessary to reflect any amendments agreed upon by the parties thereto;

              (9) the parties hereto agree that, on the day immediately preceding the closing of such refunding or refinancing, an amount equal to all accrued and unpaid interest on the Loan Certificates (the "Interest Amount") shall be paid as follows: (1) if such refunding or refinancing is to close on or prior to the Commencement Date, the Owner Participant on behalf of the Owner Trustee shall pay to the Indenture Trustee an amount equal to the lesser of the Interest Amount and the Excess Amount (which payments shall be treated as a prepayment of the Excess Amount) and the Lessee shall pay to the Indenture Trustee (on behalf of the Owner Trustee) an amount equal to (A) the excess, if any, of the Interest Amount over the amount payable hereunder by the Owner Participant, as a prepayment by the Lessee of Rent payable by Lessee on the Commencement

                                          [Participation Agreement (1994 747 B)]

     Date or otherwise, or (ii) if such refunding or refinancing is to close after the Commencement Date, the Lessee shall make a prepayment of Rent on the day immediately preceding the closing of such refunding or refinancing equal to the Interest Amount provided that, in either case, Rent shall be adjusted in connection with such refunding or refinancing to reflect such prepayment of accrued and unpaid interest on the Loan Certificates and the prepayment, if any, by Lessee of Rent in connection therewith. Any payment to the Indenture Trustee hereunder shall be applied on the day immediately preceding the closing of such refunding or refinancing to pay any such accrued and unpaid interest;

              (10) the appropriate parties will execute and deliver appropriate closing documents, execute and deliver appropriate closing certificates and deliver appropriate opinions of counsel; and

              (11) the Owner Participant shall not be obligated to proceed with any refunding or refinancing under this Section 20 if, in the opinion of counsel, selected by the Owner Participant and reasonably satisfactory to the Lessee, there is a risk that such refinancing could result in any unindemnified adverse consequences (including tax consequences), provided, however, that the Owner Participant will be obligated to proceed with such refunding or refinancing if the Lessee agrees to indemnify the Owner Participant for such unindemnified adverse consequences (any such indemnity to be reasonably satisfactory to the Owner Participant), provided further, the Owner Participant and the Lessee agree that, (A) the existence or mere exercise of the right to cause a refinancing in and of itself shall not be considered to result in any additional tax risks, and (B) the tax consequences relating to causing the Section 20 New Debt not to be classified as "qualified non-recourse indebtedness" within the meaning of Reg. Section 1.861-10T shall not be governed by this Section 20(a)(11) but shall be governed under Section 20(f).

              (12) Notwithstanding the foregoing, the Owner Participant shall have no obligation to proceed with any refunding or refinancing transaction as contemplated by this Section 20:

                  (i) unless a third party or parties, unaffiliated with Lessee and Owner Participant, shall have committed to (and shall) provide the financing needed to consummate the proposed refunding or refinancing transaction, it being understood that the

                                          [Participation Agreement (1994 747 B)]

          Owner Participant shall have no obligation to locate any such party or parties;

                  (ii) if the rights and obligations of the Owner Participant under the trust indenture to be executed in connection with such refunding or refinancing, considered as a whole, would be unsatisfactory in the Owner Participant's reasonable judgment such that the Owner Participant would have been unwilling on the Delivery Date to cause the Owner Trustee to execute the Trust Indenture (had it contained such rights and obligations) (the Owner Participant acknowledging that it would have caused the Owner Trustee on the Delivery Date to execute a trust indenture that was substantially similar to the Trust Indenture but that contained the following terms:
          (a) if the Delivery Date debt was swap based the definition of Priority Break Amount equaled 3.5% of the principal debt amount of the Loan Certificates outstanding and (b) if the Delivery Date debt was premium based (whether sold in the public or private markets), (A) that the Loan Certificates could be acquired by ERISA Plans (subject to the negotiation by the Owner Participant and Lessee of appropriate indemnification language and in the case of privately sold debt appropriate representations delivered by the proposed Certificate Holders) and (B) that upon the occurrence of a Lease Event of Default that the Loan Certificates could not, absent an acceleration of the same by the Indenture Trustee, be purchased pursuant to Section 2.14 of the Trust Indenture, for a period not exceeding 6 months and during the next 6 months could only be so purchased upon payment of the premium based lenders' make-whole premium);

                  (iii) if an Event of Default under the Lease has occurred and is continuing;

                  (iv) if any additional equity is required to be contributed by the Owner Participant; or

                  (v) if the New Debt is not denominated in Dollars.

          (b) Only one optional refunding or refinancing pursuant to this
Section 20 shall be permitted during the Term and such refunding or refinancing of the Loan Certificates pursuant to this Section 20 shall occur not later than July 30, 1997; provided, however, that if after using reasonable efforts, Lessee
               --------  -------
is unable to accomplish such refunding or refinancing with

                                          [Participation Agreement (1994 747 B)]

permanent New Debt prior to July 30, 1996, then two optional refinancings or refundings shall be permitted pursuant to this Section 20 (the first with interim New Debt (which shall occur prior to July 30, 1997) and the second with permanent New Debt). In the event that the Loan Certificates issued to the Original Loan Participant are refinanced by the issuance of interim New Debt as provided in the proviso to the preceding sentence, references in this Section 20 to the Original Loan Participant and the Loan Certificate held by the Original Loan Participant shall be deemed to be references to the new interim Certificate Holder and the Loan Certificate to such Certificate Holder. In the event that interim Section 20 New Debt is issued: (A) permanent Section 20 New Debt, with a fixed rate of interest, shall be issued on or before December 31, 2001, and
(B) such permanent Section 20 New Debt shall not decrease the then outstanding principal or then remaining term of the Original Debt (determined on the basis of both the final maturity date and the then weighted average life but, in each case, without regard to any tranching or serialization of the Section 20 New
Debt). Any permanent Section 20 New Debt shall bear a fixed rate of interest for all periods beginning after December 31, 2001.

          (c) Any refinancing or refunding pursuant to this Section 20 shall be of all the Loan Certificates then outstanding.

          (d) Any public refinancing pursuant to this Section 20 shall comply with all the restrictions, limitations and conditions applicable in the case of a public refinancing pursuant to Section 17(b) hereof.

          (e) The parties hereto agree that they have reviewed Section 20(e) Refinancing Information for United Air Lines, Inc. 1994 747 B Equipment Trust and that the same describes, based on certain assumptions that the parties hereto have found satisfactory, an example of Section 20 Refinancing Information that the parties hereto have found satisfactory. Consequently, any Section 20 Refinancing Information that is consistent with such sample Section 20 Refinancing Information will be acceptable to the parties hereto.

          (f) The first issuance of Section 20 New Debt will (A) have an aggregate principal amount not greater than 80% of Lessor's Cost but in excess of 105% of the then outstanding aggregate principal amount of the then outstanding Loan Certificates (the "Original Debt") (which will be computed including accrued but unpaid interest, if any, on such then outstanding principal balance), (B) have a term that will exceed by more than 6 months the remaining term of the Original Debt (determined on the basis of both the final maturity date and the

                                          [Participation Agreement (1994 747 B)]

then weighted average life but, in each case, without regard to any tranching or serialization of the Section 20 New Debt), and (C) if, on or before the Section 20 Refinancing Date and after the Delivery Date, there shall have been any Tax Law Changes (as defined in the Tax Indemnity Agreement), which would cause counsel, selected by the Owner Participant and reasonably acceptable to Lessee, in its judgement, to be unable to provide the Owner Participant an opinion, satisfactory to the Owner Participant, that the Section 20 New Debt should not be classified as "qualified non-recourse indebtedness" within the meaning of Reg. Section 1.861-10T (as it or any successor is then in effect), then, in addition to or in substitution of the requirements in (A) and (B), comply with the opinion of counsel, selected by the Owner Participant and reasonably acceptable to the Lessee, as to the requirements for causing the Section 20 New Debt not to be classified as "qualified non-recourse indebtedness" within the meaning of Reg. Section 1.861-10T (as it or any successor is then in effect).

                                 *     *     *

                                          [Participation Agreement (1994 747 B)]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                    UNITED AIR LINES, INC.,
                      Lessee

                    By:_____________________________________
                       Vice President and Treasurer

                    _______________________________,
                      Owner Participant


                    By: ____________________________________
                    Title: _________________________________

                    STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION,
                      Indenture Trustee


                    By: ____________________________________
                    Title:__________________________________


                    FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee, Owner Trustee


                    By: ____________________________________
                    Title:__________________________________


                    THE MITSUBISHI TRUST AND BANKING
                    CORPORATION, NEW YORK BRANCH,
                      Original Loan Participant


                    By:_____________________________________
                    Title:__________________________________

                                          [Participation Agreement (1994 747 B)]


                                   SCHEDULE I

                              Names and Addresses
                              -------------------


Lessee:
------

U.S. Mail                              Overnight Delivery Service
---------                              --------------------------
United Air Lines, Inc.                 United Air Lines, Inc.
P.O. Box 66100                         1200 East Algonquin Road
Chicago, Illinois  60666               Elk Grove Township, IL 60007

Attn:  Vice President and              Attn:  Vice President and
       Treasurer                              Treasurer
Telecopy:  (708) 952-7117


Owner Participant:                     Payment Address
-----------------                      ---------------
_______________________                The First National Bank of Chicago
_______________________                Chicago, Illinois
_______________________                _____________________
_______________________                Credit:  _________________

                                       Account No. _______________
Attn:  Senior Vice President -         Reference:  _______________
        Leasing
Telecopy:  ___________

Special Delivery/Federal Express:
--------------------------------
________________________
________________________
________________________
________________________

Attn:  Senior Vice President -
        Leasing


Original Loan Participant:
-------------------------
The Mitsubishi Trust and Banking       Instructions for the Account
Corporation, New York Branch           of The Mitsubishi Trust and
520 Madison Avenue, 25th Floor         Banking Corporation, New York
New York, New York  10022              Branch:

                                       Bankers Trust Company
Attn:  Scott J. Paige                  Account No. 04201547
Telecopy:  (212) 755-2349              Reference:  United Air Lines, Inc.
Telex:  425078                         Attn:  Scott J. Paige
Telephone No.:  (212) 838-7700

                                          [Participation Agreement (1994 747 B)]


Indenture Trustee:
-----------------

State Street Bank and Trust Company
  of Connecticut, National Association
750 Main Street
Suite 1114
Hartford, Connecticut  06103

Attn:  Corporate Trust Department
Telecopy:  (203) 244-1899


Owner Trustee:
--------------

First Security Bank of Utah,
  National Association
79 S. Main Street
Salt Lake City, Utah  84111

Attn:  Corporate Trust Department
Telecopy:  (801) 246-5053

                                          [Participation Agreement (1994 747 B)]

                                  SCHEDULE II

                                  Commitments
                                  -----------



Original                       Percentage of
Loan Participant               Lessor's Cost       Dollar Amount
----------------               -------------       -------------

The Mitsubishi Trust and                                $
  Banking Corporation


Owner Participant:
-----------------

_____________________


Total Commitments:
=================

                                          [Participation Agreement (1994 747 B)]



                                Aircraft N106UA




                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

                                  (1994 747 B)

                            Dated February __, 1996

                                     Among

                            UNITED AIR LINES, INC.,
                                    Lessee,

                       ________________________________,
                               Owner Participant,

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                        Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,

                          FIRST SECURITY BANK OF UTAH,
                             NATIONAL ASSOCIATION,
              In its Individual Capacity and as Indenture Trustee

                                      and

                          FIRST SECURITY BANK OF UTAH,
                             NATIONAL ASSOCIATION,
                 In its Capacity as Pass Through Trustee under
             each of the two separate Pass Through Trust Agreements
                           and as Certificate Holder
                          ___________________________

                             United Air Lines, Inc.
                           1994 747 B Equipment Trust
                          One Boeing 747-451 Aircraft

                         _____________________________

                                          [Participation Agreement (1994 747 B)]

                               TABLE OF CONTENTS
                               -----------------


SECTION 1.  Amendment to Schedules I and II.......................   2

SECTION 2.  Amendment to Section 5................................   2

SECTION 3.  Amendment to Section 6................................   3

SECTION 4.  Amendments to Section 7(b)............................   3

SECTION 5.  Amendments to Section 7(c)............................   5

SECTION 6.  Amendments to Section 8...............................   7

SECTION 7.  Amendments to Section 13..............................  17

SECTION 8.  Amendments to Section 15..............................  17

SECTION 9.  Amendment to Section 16...............................  17

SECTION 10. Amendments to Section 17..............................  18

SECTION 11. Amendments to Section 18..............................  19

SECTION 12. Ratification; References to Participation
             Agreement.............................

SECTION 13. Miscellaneous.........................................  20

SECTION 14. Authorization to Execute Amendments...................  21

SECTION 15. Pass Through Trustee a Party..........................  21


                                   SCHEDULES

SCHEDULE I     -    Names and Addresses
SCHEDULE II    -    Commitments

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT
                                  (1994 747 B)


          THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT (1994 747 B) dated February __, 1996 (this "Amendment") among (i) UNITED AIR LINES, INC., a Delaware corporation (the "Lessee"), (ii) ______________________, a Delaware corporation (the "Owner Participant"), (iii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (as assignee of the Original Owner Trustee (as defined below)), not in its individual capacity, except as expressly provided herein, but solely as owner trustee under the Trust Agreement (the "Owner Trustee"), (iv) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association (as assignee of the Original Indenture Trustee (as defined below)), in its individual capacity and as indenture trustee under the Trust Indenture (the "Indenture Trustee"), and (v) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, in its capacity as Pass Through Trustee (the "Pass Through Trustee"), under each of two separate Pass Through Trust Agreements, amends that certain Participation Agreement (1994 747 B) dated as of August 1, 1994 (the "Participation Agreement") among Lessee, the Owner Participant, The Mitsubishi Trust and Banking Corporation (the "Original Loan Participant"), First Security Bank of Utah, National Association, not in its individual capacity except as expressly provided therein (the "Original Owner Trustee") and State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee (the "Original Indenture Trustee").


                                  WITNESSETH:
                                  ----------

          WHEREAS, except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings attributed thereto in the Participation Agreement; and

          WHEREAS, pursuant to that certain Assignment and Assumption Agreement (1994 747 B) dated January __, 1996, between the Owner Trustee and the Original Owner Trustee, the Original Owner Trustee assigned to the Owner Trustee, and the Owner Trustee assumed, all of the obligations of the Original Owner Trustee under the Trust Agreement, which obligations are guaranteed by the Owner Trustee Parent pursuant to the terms of the Owner Trustee Parent Guaranty; and

          WHEREAS, concurrently with the execution of this Amendment, the Loan Certificate held by the Original Loan Participant is being refinanced by the issuance of new Loan Certificates issued to the Pass Through Trustees under each of

           [First Amendment to Participation Agreement (1994 747 B)]


the two separate Pass Through Trust Agreements, as Certificate Holders; and

          WHEREAS, as contemplated by Section 20 of the Participation Agreement, the parties hereto desire to amend the Participation Agreement in certain respects.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1.  Amendment to Schedules I and II.  Schedules I and II to
                      -------------------------------
the Participation Agreement are hereby deleted in their entirety and replaced with Schedules I and II, respectively, to this Amendment.

          SECTION 2.  Amendment to Section 5.  The first sentence of Section 5
                      ----------------------
of the Participation Agreement is hereby amended to be and read in its entirety as follows:

               "Lessor, the Participants, the Pass Through Trustees and the Indenture Trustee shall keep the Purchase Agreement confidential and shall not disclose or cause to be disclosed the same to any Person, except (A) to prospective and permitted transferees of Lessor's, the Original Loan Participant's, the Owner Participant's, a Pass Through Trustee's or the Indenture Trustee's interest who agree to hold such information confidential, (B) to the aforementioned prospective and permitted transferees', Lessor's, the Original Loan Participant's, the Owner Participant's, a Pass Through Trustee's or the Indenture Trustee's counsel or special counsel, independent insurance brokers or other agents who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree (including in connection with discovery proceedings) or governmental ruling or regulation, including Federal or state banking examiners or tax auditors or (D) as may be necessary or desirable for purposes of protecting the interest of any such Person or for enforcement of the Lease by Lessor, the Participants, any Pass Through Trustee or the Indenture Trustee; provided, however, that any and all disclosures of all or any part of the Purchase Agreement which are permitted by clause (C) or (D) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted. Each party hereto agrees that it will not, and that it will use its best efforts to cause its agents and advisors

           [First Amendment to Participation Agreement (1994 747 B)]


          not to, issue or release for external publication any article or advertising or publicity matter mentioning or implying the identity of the Owner Participant without the Owner Participant's prior written consent."

          SECTION 3.  Amendment to Section 6.  Section 6 of the Participation
                      ----------------------
Agreement is hereby amended to be and read in its entirety as follows:

               "SECTION 6.  Extent of Interest of Certificate Holders.  No
                            -----------------------------------------
     Certificate Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the Original Amount of, Premium, if any, and interest on all Loan Certificates held by such Certificate Holder and all other sums payable to such Certificate Holder hereunder, under the Trust Indenture and under such Loan Certificates shall have been paid in full. Each Certificate Holder by its acceptance of a Loan Certificate agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Section 2.09 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Certificate Holder for any amounts payable under the Loan Certificates, the Trust Indenture, hereunder, or under any other Operative Documents (including, without limitation, amounts payable as Premium), except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture."

          SECTION 4.  Amendments to Section 7(b).  Section 7(b) of the
                      --------------------------
Participation Agreement is hereby amended in the following manner:

          (a) Section 7(b) is hereby amended such that wherever the phrase "Operative Documents" is used, such phrase is hereby amended to be and read in its entirety as follows:

               "Operative Documents or any Pass Through Trust Agreement"

          (b) Clause (C) of Section 7(b)(i) is hereby amended to be and read in its entirety as follows:

          "(C) any amount paid or payable pursuant to any Operative Document or any Pass Through Trust Agreement or any document related thereto or the property or the income or other proceeds with respect to any of the

           [First Amendment to Participation Agreement (1994 747 B)]


          property held in the Trust Estate or the Trust Indenture Estate or the property held by any Pass Through Trustee under the respective Pass Through Trust Agreement,"

          (c) Clause (E) of Section 7(b)(i) is hereby amended to be and read in its entirety as follows:

          "(E) any or all of the Operative Documents, any Pass Through Trust Agreement or the issuance of the Loan Certificates or the Pass Through Certificates (or the refinancing thereof) and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery, recording or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof,"

          (d) Clause (F) of Section 7(b)(i) is hereby amended to be and read in its entirety as follows:

          "(F) the payment of the Original Amount of, or interest or Premium on, or other amounts payable with respect to, the Loan Certificates or the payment of principal of, interest or Premium on or any other amounts payable with respect to the Pass Through Certificates,"

          (e) Clause (3) of Section 7(b)(ii) is hereby amended by deleting the word "or" before subclause (Y) and adding the following after subclause (Y) and before the semi-colon:

          ", or (Z) pursuant to or in connection with any transfer contemplated by the Assignment and Assumption Agreements or a refinancing at the request of the Lessee."

          (f) Clause (4) of Section 7(b)(ii) is hereby amended by deleting the word "or" before subclause (B) and adding the following after subclause (B) and before the semi-colon:

          "or (C) pursuant to or in connection with any transfer contemplated by the Assignment and Assumption Agreements or a refinancing at the request of the Lessee"

          (g) Clause (14) of Section 7(b)(ii) is hereby amended by adding the following after the semi-colon on the last line of such Clause (14) and before the word "and":

           [First Amendment to Participation Agreement (1994 747 B)]


               "provided, further, that the exception in this Section 7(b)(ii)(14) shall not apply to any transferee where such transfer occurred pursuant to or in connection with the Assignment and Assumption Agreements (a "Trustee Transferee"), and that, subsequent to any such transfer, such Trustee Transferee shall be treated as an "original Indemnitee" for purposes of this Section 7(b)(ii)(14);"

          (h) The last paragraph of Section 7(b)(ii) is hereby amended to be and read in its entirety as follows:

               "Notwithstanding any other provision of this Section 7(b) to the contrary, the Lessee will indemnify the Owner Trustee and the Owner Participant (and any Affiliate of either thereof) for any obligation with respect to United States federal withholding taxes imposed on the Owner Trustee or the Owner Participant (or any Affiliate of either thereof) with respect to the Certificates or the Pass Through Certificates (or any debt issued to refinance such Certificates) or as a result of a claim by the Internal Revenue Service asserted against the Trust Estate, the Owner Trustee or the Owner Participant (or any Affiliate of the foregoing). The Lessee shall be subrogated to the rights and defenses of the Owner Trustee and the Owner Participant (and any Affiliate of either thereof) in respect of such withholding taxes, including the rights and defenses in Section 8(x) of this Agreement."

          SECTION 5.  Amendments to Section 7(c).  Section 7(c) of the
                      --------------------------
Participation Agreement is hereby amended in the following manner:

          (a) Section 7(c) is hereby amended such that wherever the phrase "Operative Documents" is used, such phrase is hereby amended to be and read in its entirety as follows:

               "Operative Documents or any Pass Through Trust Agreement"

          (b) Clause (D) of the first paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

          "(D) the offer, sale, holding, transfer or delivery of the Loan Certificates or the Pass Through Certificates (or other evidence of the debt relating to the Aircraft); or"

           [First Amendment to Participation Agreement (1994 747 B)]


          (c) Clause (4) of the proviso to the first paragraph of Section 7(c) is hereby amended by inserting the following phrase immediately following the phrase "any disposition of Parts or Obsolete Parts pursuant to Section 8 of the Lease" and preceding the phrase "or any exercise of remedies by the Owner Participant pursuant to Section 15 of the Lease":

          ", a disposition contemplated by either of the Assignment and Assumption Agreements"

          (d) Clause (7) of the proviso to the first paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

          "(7) a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder or a failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder or, with respect to any Indemnitee other than the Owner Participant, a failure on the part of a Pass Through Trustee to distribute in accordance with the applicable Pass Through Trust Agreement any amounts received and distributable by such Pass Through Trustee under such Pass Through Trust Agreement, or"

          (e) The first sentence of the sixth paragraph of Section 7(c) is hereby amended by deleting the words "Sections 5.03 or 7.01 of the Trust Indenture" which appear therein and inserting the words "Section 9.06 of the Trust Indenture" in lieu thereof.

          (f) The eighth paragraph of Section 7(c) is hereby amended to be and read in its entirety as follows:

               "Lessee agrees to pay the reasonable and continuing fees and expenses of the Indenture Trustee and the Pass Through Trustee (including, but not limited to, the reasonable fees and expenses of its counsel) and, as provided in Section 6.07 of the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel) for acting as such, other than such fees and expenses which constitute Transaction Expenses."

          (g) Section 7(d) is hereby amended by deleting the reference to "Section 2.04(b)" which appears therein and inserting a reference to "Section 9.11" in lieu thereof.

           [First Amendment to Participation Agreement (1994 747 B)]


          SECTION 6.  Amendments to Section 8.  Section 8 of the Participation
                      -----------------------
Agreement is hereby amended in the following manner:

          (a) Section 8(e) is hereby amended to be and read in its entirety as follows:

               "(e) The Owner Participant agrees that, if, at any time after the close of the calendar year in which occurs the seventh anniversary of the Delivery Date and so long as no Default or Event of Default under the Lease shall have occurred or be continuing, Lessee has, upon fifteen (15) days' prior notice to the Owner Participant, requested its consent to the registration of the Aircraft, in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), at Lessee's expense, (i) in a country listed on Exhibit G to the Lease, with which the United States maintains normal diplomatic relations (which for purposes of this Section 8(e) shall include Taiwan and any other country that is similarly situated) or (ii) in any other country with which United States maintains normal diplomatic relations (which for purposes of this Section 8(e) shall include Taiwan and any other country that is similarly situated) and the Owner Participant has not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law, the Owner Participant will not, in the case of either clause (i) or (ii), unreasonably withhold its consent to such change of registration. The Owner Participant further agrees that the inability of Lessee to deliver an opinion (reasonably satisfactory in form and substance to the Owner Participant) of counsel reasonably acceptable to the Owner Participant in such country listed on Exhibit G to the Lease with which the United States maintains normal diplomatic relations (which for purposes of this Section 8(e) shall include Taiwan and any other country that is similarly situated), to the effect that the courts of such country would give effect to the Owner Trustee's title to the Aircraft, to the registry of the Aircraft in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), and to the priority of the Lien under the Trust Indenture substantially to the same extent as provided under United States law, shall

           [First Amendment to Participation Agreement (1994 747 B)]


          constitute the sole reasonable grounds to withhold such consent in regard to a country listed in Exhibit G to the Lease, and if said opinion is delivered, the Owner Participant will instruct the Owner Trustee, and the Indenture Trustee, subject only to compliance with the provisions of Section 7.02 of the Trust Indenture, shall cooperate, to make such change of registration.

               It is further agreed, however, that prior to any such change in the country of registry of the Aircraft to a country not listed on Exhibit G to the Lease, the Owner Participant, the Owner Trustee and, so long as the Lien of the Trust Indenture has not been released, the Indenture Trustee, in each case in its individual capacity, shall have received:

                    (i) assurances reasonably satisfactory to them (A) to the
               effect that the insurance or self-insurance provisions of the Lease shall have been complied with after giving effect to such change of registry, (B) of the payment by Lessee on an After-Tax Basis of any reasonable expenses of the Owner Participant, the Owner Trustee and the Indenture Trustee in connection with such change of registry, (C) to the effect that the original indemnities (and any additional indemnities for which Lessee is then willing to enter into a binding agreement to indemnify) in favor of the Owner Participant, the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) and the Indenture Trustee under this Agreement, the Trust Indenture and the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry, (D) as to the continuation of the ownership interest of the Owner Trustee and the continuation of the Trust Indenture as a first priority lien on the Aircraft, (E) that such change will not result in the imposition or increase in the amount of, any Tax for which Lessee is not required to indemnify, the Owner Participant, the Indenture Trustee and the Owner Trustee (in its individual capacity and as trustee under the Trust Agreement) or any successor, assign or affiliate of any thereof, or the Trust Estate pursuant to Section 7(b) hereof, (F) that such new country of registry imposes aircraft maintenance standards not materially less stringent than those of the FAA, the Civil

           [First Amendment to Participation Agreement (1994 747 B)]


               Aviation Authority of the United Kingdom, the Direction Generale de l'Aviation Civile of the French Republic, the Luftfahrt Bundesamt of Germany or the central aviation authority of Japan or Canada and (G) that the Lessor's right to exercise remedies under the Lease (including the right to repossess the Aircraft) will not be substantially worse than the rights provided under the laws of the United States (without regard to the rights and benefits provided by Sections 362 and 1110 of the Bankruptcy
               Code); and

                   (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee, in its individual capacity, and to the Owner Participant) in the new jurisdiction of registry to the effect (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction (subject to customary exceptions), (B) that it is not necessary for the Owner Participant, the Owner Trustee or the Indenture Trustee to register or qualify to do business in such jurisdiction, and that there are no requirements that the Owner Participant or the Owner Trustee must meet to maintain the registration of the Aircraft and the validity and priority of the Lien of the Trust Indenture under the laws of such jurisdiction that, in the reasonable opinion of the Owner Participant, would place an undue burden on the Owner Trustee or the Owner Participant, as the case may be, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, the requirement of such opinion shall be waived if insurance reasonably satisfactory to Owner Participant and Owner Trustee, in its individual capacity, is provided, at Lessee's expense, to cover such risk), (D) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the

           [First Amendment to Participation Agreement (1994 747 B)]


               government of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use of the Aircraft in the event of the taking or requisition by such government of such use, and (E) to such further effect with respect to such other matters as the Owner Trustee in its individual capacity, or the Owner Participant may reasonably request.

                    Upon receipt by the Owner Participant and the Indenture
               Trustee of the foregoing opinion of counsel meeting the foregoing requirements, Exhibit F and Exhibit G to the Lease shall be amended to add such country.

               At any time and from time to time during the Term, in connection with a request by Lessee for a change in registration pursuant to this
          Section 8(e) or sublease pursuant to Section 7(b)(viii)(2) or (3) of the Lease, the Owner Participant may request in writing to Lessee, or Lessee may request in writing to the Owner Participant, that Exhibits F and G of the Lease be amended to delete, or in the case of a request from Lessee be amended to add, one or more countries on Exhibits F and G of the Lease and specified in such request which is the country of such change in registration or sublease, as the case may be, such request to be based upon reasonable evidence, in the form of a legal opinion or other substantive evidence (which opinion or other evidence shall be reasonably satisfactory to the Lessee with respect to any requested deletion and to the Owner Participant with respect to any requested addition), to the effect that (x) with respect to any requested deletion, any one or more of the criteria set forth in subparagraphs (i) and (ii) above (or any other criteria that would, in the reasonable opinion of the Owner Participant, significantly adversely impact a significant interest of the Owner Participant in a manner that is substantially similar to such criteria, including clause (ii)(E) above) are not then applicable to the country proposed to be deleted from Exhibits F and G of the Lease (and with respect to clause (i)(C), (i)(E), (ii)(C) or (ii)(D) above could not otherwise be complied with in accordance with the terms thereof), or (y) with respect to any requested addition, each of the criteria set forth in subparagraphs (i) and (ii) above

           [First Amendment to Participation Agreement (1994 747 B)]


          are then applicable to the country proposed to be added to Exhibit F or G (or with respect to clause (i)(C), (i)(E), (ii)(C) or (ii)(D) could not otherwise be complied with in accordance with the terms of such criteria). Upon receipt of such opinion or other substantive evidence supporting any such request, Exhibits F and G shall be deemed amended to reflect such agreement (such agreement to be so evidenced by a writing signed by Lessee, the Owner Participant and the Owner Trustee, and promptly distributed to the Owner Trustee and duly filed for recordation with the FAA); otherwise, such Exhibits F and G of the Lease shall not be so amended. Lessee shall not request that any country be added to Exhibit F or G unless Lessee intends to sublease or re-register the Aircraft in such country.

                    Upon any addition to or deletion from Exhibits F or G to the Lease as set forth in either of the two preceding paragraphs, Exhibits F and G to the Lease shall be amended (if necessary) to reflect such change.

                    Lessee shall pay all reasonable fees and expenses, on an After-Tax Basis, of the Owner Participant, the Owner Trustee and the Indenture Trustee in connection with (x) any change of registry of the Aircraft or (y) addition or deletion to the countries listed on Exhibits F and G to the Lease."

          (b) Section 8(h) is hereby amended by deleting the phrase "Article IV or V" which appears therein and inserting the phrase "Article 5 or 8" in lieu thereof.

          (c) Section 8(j) is hereby amended to be and read in its entirety as follows:

                    "(j) The Indenture Trustee and, by its acceptance of a Loan Certificate, each Certificate Holder (including each Pass Through Trustee, so long as it is a Certificate Holder), hereby waives to the fullest extent permitted by law the benefit of the provisions of
          Section 1111(b) of Title 11 of the United States Code with respect to recourse against the Owner Trustee (in its individual capacity) and the Owner Participant on account of any amount payable as principal of, Premium, if any, and interest on the Loan Certificates. If (i) all or any part of the Trust Estate becomes the property of, or the Owner

           [First Amendment to Participation Agreement (1994 747 B)]


          Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to any Certificate Holder (including each Pass Through Trustee, so long as it is a Certificate Holder), or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal, Premium, if any, or interest on the Loan Certificates and
          (iii) such Certificate Holder (including each Pass Through Trustee, so long as it is a Certificate Holder), or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Certificate Holder (including each Pass Through Trustee, so long as it is a Certificate Holder), or the Indenture Trustee, as the case may be, shall (except in the case of the Indenture Trustee, to the extent that such Excess Payment has theretofore been distributed to the Certificate Holders and, in the case of such Pass Through Trustee, such Excess Payment has been distributed to the holders of the applicable Pass Through Certificates) promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such Certificate Holder, such Pass Through Trustee or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this Section 8(j) shall prevent any Certificate Holder, any Pass Through Trustee or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Trust Indenture (and any exhibits or annexes thereto)."

          (d) Clause (i) of Section 8(k) is hereby amended to be and read in its entirety as follows:

           [First Amendment to Participation Agreement (1994 747 B)]


               "(i) it is a Citizen of the United States, that it will notify promptly all parties to this agreement if in its reasonable opinion its status as a Citizen of the United States is likely to change and that it will resign as Indenture Trustee as provided in Section 9.07 of the Trust Indenture if it should cease to be a Citizen of the United States;"

          (e) Clause (ii) of Section 8(r) is hereby amended by deleting the reference "Section 2.15 of the Trust Indenture" which appears therein and inserting a reference to "Section 7.03 of the Trust Indenture" in lieu thereof.

          (f) Clause (i) of Section 8(s) is hereby amended to be and read in its entirety as follows:

               "(i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a Citizen of the United States and shall be a Certificated Air Carrier;"

          (g) Clause (ii) of Section 8(s) is hereby amended to be and read in its entirety as follows:

               "(ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and the Owner Participant a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Owner Participant containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents and the Pass Through Trust Agreements to be performed or observed by Lessee;"

          (h) Clause (iv) of Section 8(s) is hereby amended to be and read in its entirety as follows:

               "(iv) Lessee shall have delivered to the Owner Trustee, the Indenture Trustee, each Pass Through Trustee and the Owner Participant a certificate signed by the President or any Vice President and by the

           [First Amendment to Participation Agreement (1994 747 B)]


          Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel) reasonably satisfactory to the Owner Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in subparagraph (ii) above comply with this Section 8(s) and that all conditions precedent herein provided for relating to such transaction have been complied with; and"

          (i) The last paragraph of Section 8(s) is hereby amended to be and read in its entirety as follows:

               "Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(s), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement and under the Pass Through Trust Agreements with the same effect as if such successor corporation or Person had been named as Lessee herein and therein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(s) from its liability in respect of any Operative Document to which it is a party or any Pass Through Trust Agreement."

          (j) Section 8(w) is hereby amended to be and read in its entirety as follows:

               "(w)  [intentionally omitted.]"

          (k) Section 8(x) is hereby amended and to be and read in its entirety as follows:

               "(x) The Original Loan Participant represents that it is exempt from United States withholding taxes, and covenants that, if required to obtain or renew such exemption, it will, upon request and to the extent it remains lawfully able to do so, properly prepare and promptly furnish to each of the Owner Trustee, the Indenture Trustee and the Lessee Internal Revenue

           [First Amendment to Participation Agreement (1994 747 B)]


          Service Form 1001, Form 4224 (with respect to each tax year) or Form W-8, whichever is applicable.

               The Original Loan Participant shall indemnify (on an after-tax basis) and hold harmless the Indenture Trustee, the Owner Trustee, Lessee and the Owner Participant against any United States withholding taxes (and related interest and penalties) which the Indenture Trustee fails to withhold on payments to it as a result of its failure to provide the required certificate or form or the invalidity of any certificate or form provided by it pursuant to this Section 8(x). Any amount payable hereunder by the Original Loan Participant shall be paid within 30 days after receipt by the Original Loan Participant of a written demand therefor."

          (l) Section 8(y) is hereby amended to be and read in its entirety as follows:

               "(y)  [intentionally omitted.]"

          (m) Section 8 is hereby amended by adding new Sections 8(z), 8(aa) and 8(bb) to the end thereof, which Sections 8(z), 8(aa) and 8(bb) shall be and read in their entirety as follows:

               "(z) The Owner Participant agrees that, at Lessee's expense (including, without limitation, reasonable attorneys fees and other out-of-pocket expense of the Owner Trustee and Owner Participant) and provided that no Event of Default shall have occurred and be continuing, upon request of the Lessee, the Owner Participant will negotiate promptly in good faith with respect to any arrangements pursuant to which the Trust Indenture may be satisfied and discharged in respect of the Loan Certificates in accordance with Subsection
          (a)(ii) or (a)(iii) of Section 10.01 of the Trust Indenture, provided, that there shall be no adverse impact upon the rights or interests of the Owner Participant or Owner Trustee, and the Owner Trustee agrees to act upon the instructions of the Owner Participant in connection therewith. The Owner Trustee agrees that it will not, and the Owner Participant agrees that it will not cause the Owner Trustee to, take any action to effect such satisfaction and discharge except upon the request of the Lessee made pursuant to this Section 8(z).

           [First Amendment to Participation Agreement (1994 747 B)]


               (aa) The Owner Trustee agrees that any profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of any Permitted Investment made by the Indenture Trustee pursuant to
          Section 9.04 of the Trust Indenture, and paid to Lessee on behalf of the Owner Trustee by the Indenture Trustee in accordance with the terms of such Section 9.04, shall be entirely for the account of, and the sole property of, Lessee who, for such purposes, shall not be deemed to be acting as agent of the Owner Trustee, and Lessee shall have no obligation to pay over such income, interest, dividend or gain to the Owner Trustee, except to the extent the Owner Trustee or Owner Participant are owed any amounts under the Operative Documents by Lessee and such amounts are not paid when due, in which event the Owner Participant may cause the Owner Trustee to distribute and apply such income, interest, dividend or gain in satisfaction or partial satisfaction of the amounts so due.

               (bb) The Owner Participant hereby agrees to instruct the Owner Trustee to promptly distribute any money received by it pursuant to
          Section 7.01 or 10.04 of the Trust Indenture to Lessee to the extent such amounts were paid by Lessee or on behalf of Lessee and the Owner Trustee or the Owner Participant is not owed any amounts under any of the Operative Documents by Lessee (and if the Owner Trustee or Owner Participant is owed any such amount, the monies received under Section
          7.01 or 10.04 of the Trust Indenture may be applied in satisfaction or partial satisfaction thereof). Lessee agrees to hold any money received by it pursuant to the foregoing sentence in trust for the benefit of the Owner Participant and may, in its discretion, invest and reinvest all money so held by it in such Permitted Investments as Lessee deems appropriate. Lessee will apply such money to the payment of previously unclaimed payments with respect to the Loan Certificates when and as claims for payment are made by the Holders of such Loan Certificates. As compensation for its services pursuant to this
          Section 8(bb), Lessee shall be entitled to an annual fee from the Owner Participant in an amount to be agreed to at the time by Lessee and the Owner Participant but in no event shall such fee exceed at any time the amount of earnings on the monies so held in trust distributable at such time to the Owner Participant. Any net losses on such investment shall be for the account of Lessee. Any net earnings on such investment shall be

           [First Amendment to Participation Agreement (1994 747 B)]


          distributed from time to time by Lessee to the Owner Participant after deducting therefrom any portion of such fee then due and unpaid. Upon the date required by applicable law dealing with unclaimed property, Lessee will distribute to the Owner Participant any amount held by it pursuant to this Section 8(bb) and not previously applied to the payment of the Loan Certificates, after deducting therefrom any portion of such fee then due and unpaid."

          SECTION 7.  Amendments to Section 13.  Section 13 of the Participation
                      ------------------------
Agreement is hereby amended in the following manner:

               (i) Clause (A) of Section 13(a) is amended by deleting the words "the Original Loan Participant" which appear therein and inserting the words "the Pass Through Trustees" in lieu thereof.

               (ii) Clause (C) of the second sentence of Section 13(a) is hereby amended by deleting the reference to "Section 2.07" which appears therein and inserting a reference to "Section 2.03" in lieu thereof.

          SECTION 8.  Amendments to Section 15.  Section 15 of the Participation
                      ------------------------
Agreement is hereby amended in the following manner:

          (a) Section 15(b) is hereby amended by adding the words "or any of the Pass Through Trust Agreements" immediately after the words "or any other Operative Document" and before the period which appears at the end thereof.

          (b) The last sentence of Section 15(d) is hereby amended to be and read in its entirety as follows:

          "The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement, the other Operative Documents and the Pass Through Trust Agreements."

          SECTION 9.  Amendment to Section 16.  Section 16 of the Participation
                      -----------------------
Agreement is hereby amended in the following manner:

          (a) Clause (i) of Section 16(a) is hereby amended to be and read in its entirety as follows:

           [First Amendment to Participation Agreement (1994 747 B)]


               "(i) with respect to the closing on the Delivery Date and a refinancing, if any, pursuant to Section 20 hereof, the reasonable and actual fees, expenses and disbursements of (1) Bingham, Dana & Gould, special counsel for the Original Indenture Trustee, the Owner Trustee and the Owner Trustee Parent, (2) Ray, Quinney & Nebeker, special counsel for the Original Owner Trustee, (3) Ray, Quinney & Nebeker, special counsel for the Indenture Trustee and the Pass Through Trustee and (4) Crowe & Dunlevy, P.C. and Lytle Soule & Curlee special counsel in Oklahoma City, Oklahoma, (5) Vedder, Price, Kaufman & Kammholz, special counsel for the Lessee, (6) Hunton & Williams, special counsel for the Owner Participant, (7) Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel to the Original Loan Participant and (8) Shearman & Sterling, special counsel to the underwriters (to the extent not payable by the underwriters, if any);"

          (b) Clause (iv) of Section 16(a) is hereby amended to be and read in its entirety as follows:

               "(iv) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture and the initial fee and reasonable and actual disbursements of each Pass Through Trustee under its respective Pass Through Trust Agreement,"

          (c) The last sentence of Section 16(b) is hereby amended by deleting each reference to ".75% of Lessor's Cost" which appears therein and inserting a reference to "[1.480]% of Lessor's Cost" in lieu thereof.

          SECTION 10.  Amendments to Section 17.
                       ------------------------

          (a) Clause (6) of Section 17(a) of the Participation Agreement is hereby amended by deleting the words "Break Amount" which appear therein and inserting the word "Premium" in lieu thereof.

          (b) The last sentence of Section 17(b) is hereby amended to be and to read in its entirety as follows:

               "Any trustee of public debt shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York, Chicago, Illinois, Hartford, Connecticut, Boston, Massachusetts or Salt Lake City, Utah and having a combined capital and surplus of at least $100,000,000

           [First Amendment to Participation Agreement (1994 747 B)]


          (or, if less, then its obligations shall be guaranteed by an entity having a combined capital and surplus of at least $100,000,000), if there be such an institution willing, able and legally qualified to perform the duties of trustee upon reasonable or customary terms."

          (c) Section 17(g) is hereby amended to be and read in its entirety as follows:

               "(g) No voluntary redemption shall occur pursuant to this Section 17 prior to February __, 2001."

          SECTION 11.  Amendments to Section 18.  Section 18 of the
                       ------------------------
Participation Agreement is hereby amended in the following manner:

          (a) Section 18(a) is hereby amended to be and read in its entirety as follows:

               "(a) In the event that: (i) the Delivery Date occurs other than on August 1, 1994 or (ii) Transaction Expenses paid by Lessor are determined to be other than [1.480]% of Lessor's Cost, the Lessee may, provided that the condition in Section 17(d)(i) shall be satisfied as if such reoptimization were a refunding or refinancing under Section 17, pursuant to this Section 18 and in accordance with the requirements of Section 3(c) of the Lease (including the proviso set forth in Section 3(c)(i) thereof), request the Owner Participant to optimize the Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage. The Owner Participant shall deliver to Lessee and the Indenture Trustee a certificate of an authorized representative of the Owner Participant (the "Optimization Certificate") setting forth the proposed revised schedules of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage. Within fifteen (15) days of its receipt of the Optimization Certificate, Lessee may demand a verification, pursuant to Exhibit E of the Lease, of the information set forth in the Optimization Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Optimization Certificate or the determination pursuant to such verification procedures of such information, the Owner Participant will cause the Owner Trustee to execute an amendment to the Lease setting forth the optimized Basic Rent, Excess Amount, Stipulated Loss

           [First Amendment to Participation Agreement (1994 747 B)]


          Value percentages, Termination Value percentages and EBO Percentage, and the Lessee will execute such amendment to the Lease necessary to effectuate the foregoing."

          (b) Section 18(b) is hereby amended to be and read in its entirety as follows:

               "(b) In connection with optimization adjustments of Basic Rent, Excess Amount, Stipulated Loss Value percentages, Termination Value percentages and EBO Percentage pursuant to this Section 18 and Section 3(c) of the Lease, the debt amortization schedules, principal amounts and interest rate associated with the Loan Certificates shall not be altered."

          SECTION 12.  Ratification; References to Participation Agreement.
                       ---------------------------------------------------
Except as amended hereby, the Participation Agreement continues and shall remain in full force and effect in all respects. From and after the date of this Amendment, each and every reference in the Participation Agreement, as amended hereby, to "this Agreement," "herein," "hereof" or similar words and phrases referring to the Participation Agreement or any word or phrase referring to a section or provision of the Participation Agreement is deemed for all purposes to be a reference to the Participation Agreement or such section or provision as amended pursuant to this Amendment.

          SECTION 13.  Miscellaneous.  This Amendment may be executed by the
                       -------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Indenture Trustee and the Owner Trustee. The terms of this Amendment shall be binding upon, and inure to the benefit of and shall be enforceable by, the Lessee, the Owner Participant, the Indenture Trustee, the Certificate Holders and the Owner Trustee. This Amendment shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Illinois, including all matters of construction, validity and performance. This Amendment is being delivered in the State of Illinois.

           [First Amendment to Participation Agreement (1994 747 B)]


          SECTION 14.  Authorization to Execute Amendments.  By execution of
                       -----------------------------------
this Amendment, the Owner Participant hereby authorizes, directs and instructs the Owner Trustee to execute and deliver this Amendment and any and all other amendments, agreements and certificates as may be necessary in a result of the refinancing contemplated hereby and by Section 20 of the Participation Agreement. By their execution of this Amendment, the Lessee and the Indenture Trustee hereby consent to the execution and delivery of the First Amendment to Trust Agreement (1994 747 B) dated February __, 1996 between Owner Participant and State Street Bank and Trust Company of Connecticut, National Association.

          SECTION 15.  Pass Through Trustee a Party.  Effective as of the date
                       ----------------------------
hereof, each Pass Through Trustee shall be a party to the Participation Agreement and each Pass Through Trustee shall have the rights and obligations of the Certificate Holders as set forth in the Participation Agreement, as amended hereby.


                                 *     *     *

           [First Amendment to Participation Agreement (1994 747 B)]


          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    UNITED AIR LINES, INC.,
                                    Lessee


                                    By:_____________________________________
                                    Vice President and Treasurer


                                    _______________________________,
                                    Owner Participant


                                    By:_____________________________________


                                    STATE STREET BANK AND TRUST COMPANY OF
                                      CONNECTICUT, NATIONAL ASSOCIATION, not
                                      in its individual capacity, except as
                                      expressly provided herein, but solely as Owner Trustee, Owner Trustee


                                    By:_____________________________________


                                    FIRST SECURITY BANK OF UTAH, NATIONAL
                                      ASSOCIATION,
                                      Indenture Trustee


                                    By:_____________________________________


                                    FIRST SECURITY BANK OF UTAH, NATIONAL
                                      ASSOCIATION, in its capacity as Pass
                                      Through Trustee under each of two separate
                                      Pass Through Trust Agreements and as
                                      Certificate Holder


                                    By:_____________________________________

           [First Amendment to Participation Agreement (1994 747 B)]


                                   SCHEDULE I
                              Names and Addresses
                              -------------------

Lessee:
------

U.S. Mail
---------
United Air Lines, Inc.
P.O. Box 66100
Chicago, Illinois 60666

Attn:  Vice President and Treasurer
Telecopy:  (708) 952-7117

Owner Participant
-----------------
_______________________
_______________________
_______________________
_______________________


Attn:  ___________________
Telecopy:  _________________

(Special Delivery/Federal Express)
----------------------------------
____________________________
____________________________
____________________________


Owner Trustee:
-------------
State Street Bank and Trust Company
  of Connecticut, National
  Association
750 Main Street
Suite 1114
Hartford, Connecticut 06103

Attn:  Corporate Trust Department
Telecopy:  (203) 244-1899

Certificate Holder and Pass Through Trustee:
-------------------------------------------
First Security Bank of Utah,
  National Association
79 South Main Street
Salt Lake City, Utah 84111

Attn:  Corporate Trust Department
Telecopy: (801) 246-5053


Overnight Delivery Service:
--------------------------
United Air Lines,Inc.
1200 East Algonquin Road
Elk Grove Township, IL 60007

Attn:  Vice President and Treasurer


Payment Address:
---------------
_________________________
_________________________
ABA No.:_________________
Credit: _________________

Acct#: __________________
Reference: ______________

           [First Amendment to Participation Agreement (1994 747 B)]


Indenture Trustee:
-----------------

First Security Bank of Utah,
  National Association
79 South Main Street
Salt Lake City, Utah 84111

Attn:  Corporate Trust Department
Telecopy: (801) 246-5053

           [First Amendment to Participation Agreement (1994 747 B)]


                                  SCHEDULE II

                                  COMMITMENTS
                                  -----------

Certificate Holder             Lessor's Cost   Dollar Amount
------------------             -------------   -------------
FIRST SECURITY BANK OF              80.00%      $ 96,000,000
 UTAH, NATIONAL
 ASSOCIATION,
in its capacity as Pass
Through Trustee under
each of two separate Pass
Through Trust Agreements
and as Certificate
Holder

Owner Participant:
------------------
____________________                20.00%      $ 24,000,000

Total Commitments:                 100.00%      $120,000,000